FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-12

MSBAM 2014-C19

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,470,599,820
(Approximate Total Mortgage Pool Balance)

$1,301,480,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C19

December 2, 2014

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$50,900,000	30.000%	(4)	2.82	1-57	16.6%	43.7%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$293,600,000	30.000%	(4)	4.84	57-60	16.6%	43.7%
Class A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$111,600,000	30.000%	(4)	7.37	60-114	16.6%	43.7%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$240,000,000	30.000%	(4)	9.67	114-118	16.6%	43.7%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$333,319,000	30.000%	(4)	9.85	118-119	16.6%	43.7%
Class X-A	AAA(sf)/AAA(sf)/Aa1(sf)	$1,121,332,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAA(sf)/AAA(sf)/Aa1(sf)	$91,913,000	23.750%	(4)	9.94	119-120	15.2%	47.7%
Class B(11)	AA(sf)/AA(sf)/Aa3(sf)	$71,692,000	18.875%	(4)	9.99	120-120	14.3%	50.7%
Class PST(11)	A(low)(sf)/A-(sf)/NR	$272,061,000	11.500%	(4)	9.97	119-120	13.1%	55.3%
Class C(11)	A(low)(sf)/A-(sf)/NR	$108,456,000	11.500%	(4)	9.99	120-120	13.1%	55.3%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/AAA(sf)/Aa3(sf)	$71,692,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	AAA(sf)/AAA(sf)/NR	$108,456,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-D	AAA(sf)/BBB-(sf)/NR	$64,339,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-E	AAA(sf)/BB-(sf)/NR	$36,765,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-F	AAA(sf)/B-(sf)/NR	$25,736,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$42,279,820(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB(low)(sf)/BBB-(sf)/NR	$64,339,000	7.125%	(4)	9.99	120-120	12.5%	58.0%
Class E	BB(low)(sf)/BB-(sf)/NR	$36,765,000	4.625%	(4)	9.99	120-120	12.2%	59.6%
Class F	B(low)(sf)/B-(sf)/NR	$25,736,000	2.875%	(4)	9.99	120-120	11.9%	60.7%
Class G	NR/NR/NR	$42,279,820	0.000%	(4)	11.59	120-142	11.6%	62.5%

(1)
Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated December 2, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component. The Class LNC Certificates will not provide credit support to any other class of certificates except to the extent of the subordination of the Linc LIC B note (in which the Class LNC Certificates represent an interest) to the Linc LIC mortgage loan included in the mortgage pool.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

        (Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class LNC Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B trust component outstanding from time to time. The notional amount of the Class X-C Certificates will equal the certificate principal balance of the Class C trust component outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G Certificates will equal the certificate principal balance of the class of principal balance certificates that, with the addition of “X-,” have the same alphabetic class designation, outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class B trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class C trust component as described in the Free Writing Prospectus. The pass-through rate on each class of the Class X-D, Class X-E, Class X-F and Class X-G Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” have the same alphabetic class designation, as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $91,913,000, $71,692,000 and $108,456,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A-Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.

** For purposes of the foregoing chart, the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of any anticipated repayment date loans) or Class LNC Certificates (which represent interests in the Linc LIC B note, which is an asset of the issuing entity, but is not included in the mortgage pool that backs the offered certificates).

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class LNC-1, Class LNC-2, Class LNC-3, Class LNC-4, Class LNC-5, Class LNC-6 and Class LNC-X Certificates (collectively, the “Class LNC Certificates”), which are not shown in the chart above. The Class LNC Certificates represent an interest solely in the Linc LIC B note, in which no class represented in the chart above has any interest. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Issue Characteristics

Offered Certificates:
$1,301,480,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	CWCapital Asset Management LLC

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Park Bridge Lender Services LLC

Initial Controlling Class Representative:	Seer Capital Management, LP or an affiliate of Seer Capital Management, LP

Cut-off Date:
December 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in December 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on December 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of December 8, 2014

Expected Closing Date:	Week of December 15, 2014

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in January 2015

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in January 2015

Rated Final Distribution Date:	The Distribution Date in December 2047

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2014-C19 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Notwithstanding any of the foregoing to the contrary, the Class LNC Certificates will only be entitled to distributions from amounts collected on the Linc LIC B note, and no other class of certificates will be entitled to distributions made in respect of the Linc LIC B note.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal (other than any Class LNC Certificates) on a particular distribution date will, in general, be equal to the sum of: (i) the principal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance, and provided that the foregoing will be exclusive of payments (or advances made in lieu thereof) and other collections of principal on the Linc LIC B note. The Class V, Class R, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G and Class LNC-X Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $91,913,000, $71,692,000 and $108,456,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (and any related B note or serviced companion loan). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan (and any related B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates, the Class LNC Certificates and the Class E, Class F and Class G Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class B trust component, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; third, to holders of the Class X-C Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class C trust component, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; fourth, to holders of the Class X-D Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class D Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; fifth, to holders of the Class X-E Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class E Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; sixth, to holders of the Class X-F Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the Class F Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and seventh, to the holders of the Class X-G Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates, the Class LNC Certificates and the Class E, Class F and Class G Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Prepayment premiums and yield maintenance charges received in respect of the Linc LIC loan pair will be distributed to the related holders of the Linc LIC mortgage loan, the Linc LIC serviced companion loan and the Linc LIC B note pursuant to the related intercreditor agreement. Prepayment premiums and yield maintenance charges received in respect of the Linc LIC B note will be distributed to the related holders of the Class LNC Certificates and will not be allocated to any other classes of certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans (which does not include the Linc LIC B note), including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates (other than any Class LNC Certificates) after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates (other than any Class LNC Certificates) that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates and any Class LNC Certificates) and the trust components in the following order: to the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Linc LIC secures (1) on a senior pari passu basis (a) a mortgage loan (the “Linc LIC mortgage loan”) with an outstanding principal balance as of the cut-off date of $70,000,000, representing approximately 4.8% of the initial pool balance, and (b) one pari passu promissory note that has an outstanding principal balance as of the cut-off date of $40,000,000 (the “Linc LIC serviced companion loan” and a “serviced companion loan”), which promissory note is pari passu in right of payment with the Linc LIC mortgage loan, is not included in the issuing entity and is currently held by Morgan Stanley Mortgage Capital Holdings LLC, and (2) on a subordinate basis relative to the Linc LIC mortgage loan and the Linc LIC serviced companion loan, a promissory note A-1, a promissory note A-4 and a promissory note A-5 with an aggregate outstanding principal balance as of the cut-off date of $130,000,000 (collectively, the “Linc LIC B note” and a “B note”), which notes are included in the issuing entity but are not included in the mortgage pool. The Class LNC Certificates represent an interest solely in the Linc LIC B note, in which no other class of certificates has any interest. The Linc LIC mortgage loan, the Linc LIC serviced companion loan and the Linc LIC B note are collectively referred to herein as the “Linc LIC loan pair” and a “loan pair.” The Linc LIC loan pair will be serviced pursuant to the pooling and servicing agreement for this transaction.

The Linc LIC mortgage loan will be pooled together with the other mortgage loans, and interest and principal received in respect thereof will be available to make distributions in respect of each class of certificates other than the Class LNC and Class V Certificates. Payments of interest and principal, as applicable, received in respect of (i) the Linc LIC serviced companion loan will be distributed to the holders thereof and (ii) the Linc LIC B note will be available to make distributions in respect of the Class LNC Certificates. As used herein, the term “mortgage loan” does not include the Linc LIC serviced companion loan or the Linc LIC B note.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as One & Only Ocean Club secures on a pari passu basis (i) a mortgage loan (the “One & Only Ocean Club mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $55,000,000, representing approximately 3.7% of the initial pool balance, and (ii) a pari passu promissory note that has an outstanding principal balance as of the Cut-off Date of $30,000,000 (the “One & Only Ocean Club serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and that is currently held by Bank of America, National Association. The One & Only Ocean Club mortgage loan and the One & Only Ocean Club serviced companion loan together constitute the “One & Only Ocean Club loan pair” and a “loan pair,” are pari passu in right of payment and are to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the One & Only Ocean Club mortgage loan, any holder of the One & Only Ocean Club serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the One & Only Ocean Club loan pair.

There are no other “loan pairs” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan (and, in the case of the Linc LIC mortgage loan, such calculations exclude the Linc LIC B

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

note, and, in the case of the 300 North LaSalle mortgage loan, such calculations exclude the 300 North LaSalle note).

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as 300 North LaSalle secures (1) on a senior pari passu basis (a) a mortgage loan (the “300 North LaSalle mortgage loan”) with an outstanding principal balance as of the cut-off date of $130,600,000, representing approximately 8.9% of the initial pool balance, and (b) one pari passu promissory note that has an outstanding principal balance as of the cut-off date of $100,000,000 (the “300 North LaSalle non-serviced companion loan” and a “non-serviced companion loan”), which promissory note is pari passu in right of payment with the 300 North LaSalle mortgage loan, is not included in the issuing entity and is currently held by the MSBAM 2014-C18 securitization trust, and (2) on a subordinate basis relative to the 300 North LaSalle mortgage loan and the 300 North LaSalle non-serviced companion loan, a B note with an outstanding principal balance as of the cut-off date of $244,400,000 (the “300 North LaSalle B note” and a “B note”), which B note is not included in the issuing entity. The 300 North LaSalle mortgage loan, the 300 North LaSalle non-serviced companion loan and the 300 North LaSalle B note are collectively referred to herein as the “300 North LaSalle non-serviced loan combination” and a “non-serviced loan combination.” The 300 North LaSalle non-serviced loan combination will be serviced pursuant to the MSBAM 2014-C18 pooling and servicing agreement.

The 300 North LaSalle mortgage loan will be pooled together with the other mortgage loans, and interest and principal received in respect thereof will be available to make distributions in respect of each class of certificates other than the Class LNC and Class V Certificates. Payments of interest and principal, as applicable, received in respect of (i) the 300 North LaSalle non-serviced companion loan will be distributed to the holders thereof and (ii) the 300 North LaSalle B note will be distributed to the holders thereof. As used herein, the term “mortgage loan” does not include the 300 North LaSalle non-serviced companion loan or the 300 North LaSalle B note.

No mortgage loans, other than the Linc LIC mortgage loan, the 300 North LaSalle mortgage loan and the One & Only Ocean Club mortgage loan, have a companion loan or B note associated with them, and all of the mortgage loans, other than the 300 North LaSalle mortgage loan, are being serviced under the pooling and servicing agreement for this transaction. Accordingly, other than with respect to the Linc LIC loan pair and the One & Only Ocean Club loan pair, there are no other “loan pairs” and there are no “A/B whole loans,” related to the issuing entity. In addition, other than with respect to the 300 North LaSalle non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (and, in the case of the 300 North LaSalle non-serviced loan combination, such allocation will occur after the allocation of appraisal reductions first to the 300 North LaSalle B note, and, in the case of the Linc LIC loan pair, such allocation will occur after the allocation of appraisal reductions first to the Linc LIC B note, which will be applied to the Class LNC Certificates in reverse sequential order).

If an appraisal reduction exists for, or is allocable to, any mortgage loan or the Linc LIC B note, the interest portion of the amount required to be advanced on that mortgage loan or B note, as applicable, will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan or B note, as applicable. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

The controlling class representative (during any Subordinate Control Period) will be entitled to vote (i) the 300 North LaSalle Voting Rights associated with the 300 North LaSalle mortgage loan and (ii) the Linc LIC Voting Rights associated with the Linc LIC mortgage loan, but otherwise the controlling class representative will not have any consent or consultation rights with respect to the actions of the special servicer in respect of the 300 North LaSalle non-serviced loan combination or the Linc LIC loan pair.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Notwithstanding any of the foregoing to the contrary, (i) none of the 300 North LaSalle non-serviced companion loan, the 300 North LaSalle mortgage loan or the 300 North LaSalle B note will have any control or consultation rights in respect of the 300 North LaSalle non-serviced loan combination; however, the special servicer under the pooling and servicing agreement for the MSBAM 2014-C18 transaction may be replaced with respect to the 300 North LaSalle non-serviced loan combination upon a vote of the holders of the voting rights (the “300 North LaSalle Voting Rights”) allocable to the respective promissory notes comprising the 300 North LaSalle non-serviced loan combination; and (ii) neither the Linc LIC serviced companion loan nor the Class LNC certificateholders (as owners of the beneficial interest of the Linc LIC B note) will have any control or consultation rights in respect of the Linc LIC loan pair; however, the special servicer with respect to such loan pair may be replaced upon a vote of the holders of the voting rights (the “Linc LIC Voting Rights”) allocable to the respective promissory notes comprising the Linc LIC loan pair. See “Appointment and Termination of Special Servicer” below.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F and Class G Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be Seer Capital Management, LP or an affiliate of Seer Capital Management, LP.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

to the Linc LIC mortgage loan and any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of the Linc LIC mortgage loan or a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the 300 North LaSalle mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2014-C18 pooling and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan and the 300 North LaSalle mortgage loan and, with limited exception, the 300 North LaSalle B Note together as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2014-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 North LaSalle Non-Serviced Loan Combination” in the Free Writing Prospectus.

In addition, with respect to the Linc LIC mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan and, with limited exception, the related B note as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus.

In addition, with respect to the One & Only Ocean Club mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The One & Only Ocean Club Loan Pair” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to the Linc LIC loan pair or any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to the Linc LIC loan pair and any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to the Linc LIC loan pair and any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

The holder of the Linc LIC B note will not have the right to replace the special servicer with respect to the Linc LIC loan pair on its own; however, holders of not less than 25% of the Linc LIC Voting Rights may request a vote of the holders of the Linc LIC Voting Rights to replace the special servicer for the Linc LIC loan pair and may (under a procedure similar to that described above with respect to a certificateholder vote to replace the special servicer with respect to the other mortgage loans) replace the special servicer with respect to the Linc LIC loan pair upon approval of the termination by holders of not less than 75% of the Linc LIC Voting Rights. The voting rights allocable to the Linc LIC mortgage loan will be exercisable by (i) the controlling class representative during any Subordinate Control Period and (ii) certificateholders evidencing not less than 50% of the voting rights of the principal balance certificates (other than Class LNC Certificates) during any Collective Consultation Period or Senior Consultation Period. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in the Free Writing Prospectus.

During any Senior Consultation Period (or, with respect to the Linc LIC loan pair, at any time such loan pair is specially serviced), if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

majority of the voting rights of the principal balance certificates (or, with respect to the Linc LIC loan pair, a majority of the holders of the Linc LIC Voting Rights).

The holder of the 300 North LaSalle B note will not have the right to replace the special servicer under the MSBAM 2014-C18 pooling and servicing agreement with respect to the 300 North LaSalle non-serviced loan combination on its own; however, holders of not less than 25% of the 300 North LaSalle Voting Rights may request a vote of the holders of the 300 North LaSalle Voting Rights to replace the special servicer under the MSBAM 2014-C18 pooling and servicing agreement for the 300 North LaSalle non-serviced loan combination and may replace the special servicer under the MSBAM 2014-C18 pooling and servicing agreement with respect to the 300 North LaSalle non-serviced loan combination upon approval of the termination by holders of not less than 75% of the 300 North LaSalle Voting Rights. The voting rights allocable to the 300 North LaSalle mortgage loan will be exercisable by (i) the controlling class representative during any Subordinate Control Period and (ii) certificateholders evidencing not less than 50% of the voting rights of the principal balance certificates (other than Class LNC Certificates) during any Collective Consultation Period or Senior Consultation Period. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in the Free Writing Prospectus.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair (other than the Linc LIC loan pair) or a non-serviced loan combination (other than the 300 North LaSalle non-serviced loan combination), to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period with respect to any mortgage loan other than the Linc LIC mortgage loan, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties. In addition, solely with respect to the Linc LIC mortgage loan, if at any time such mortgage loan is a specially serviced mortgage loan or the related mortgaged property is an REO property, the trust advisor will be required to meet with representatives of the special servicer within sixty (60) days after the end of the related calendar year to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period and, solely with respect to the Linc LIC mortgage loan, also during any Subordinate Control Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Structural Overview

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair (other than the Linc LIC loan pair), the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement; provided, further, that solely with respect to the Linc LIC loan pair, the special servicer will be required to consult with the trust advisor with regard to such matters regardless of the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, unless the Linc LIC mortgage loan is a specially serviced mortgage loan or the related mortgaged property is an REO property, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, other than with respect to the Linc LIC mortgage loan (with respect to which the special servicer will be required to consult the trust advisor regardless of the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period), the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement and, in the case of the Linc LIC loan pair, the related intercreditor agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	34	67	$618,188,253	42.0%
Morgan Stanley Mortgage Capital Holdings LLC	18	22	$562,210,612	38.2%
CIBC Inc.	25	25	$290,200,956	19.7%
Total:	77	114	$1,470,599,820	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,470,599,820
Number of Mortgage Loans:	77
Average Cut-off Date Balance per Mortgage Loan:	$19,098,699
Number of Mortgaged Properties:	114
Average Cut-off Date Balance per Mortgaged Property:	$12,899,998
Weighted Average Mortgage Rate:	4.460%
% of Pool Secured by 5 Largest Mortgage Loans:	35.1%
% of Pool Secured by 10 Largest Mortgage Loans:	52.9%
% of Pool Secured by ARD Loans(2):	0%
Weighted Average Original Term to Maturity (months)(2):	109
Weighted Average Remaining Term to Maturity (months)(2):	107
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	4.1%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	17.4%
% of Pool with Subordinate Mortgage Debt:	13.6%
% of Pool with Mezzanine Debt:	11.5%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	1.95x
Weighted Average UW NOI Debt Yield:	11.6%
Weighted Average UW NCF DSCR:	1.82x
Weighted Average UW NCF Debt Yield:	10.9%
Weighted Average Cut-off Date LTV Ratio:	62.5%
Weighted Average Maturity Date LTV Ratio(2):	55.3%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	350
% of Pool Amortizing Balloon:	25.9%
% of Pool Interest Only followed by Amortizing Balloon:	53.7%
% of Pool Interest Only through Maturity(2):	20.4%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	51.8%
% of Pool with Soft Lockboxes:	10.7%
% of Pool with Springing Lockboxes:	36.5%
% of Pool with No Lockboxes:	0.9%

Reserves
% of Pool Requiring Tax Reserves:	70.3%
% of Pool Requiring Insurance Reserves:	43.9%
% of Pool Requiring Replacement Reserves:	69.7%
% of Pool Requiring TI/LC Reserves(4):	57.5%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	71.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	14.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	13.6%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	0.3%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2014.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations in this term sheet include the related pari passu companion loan (and, in the case of the 300 North LaSalle and the Linc LIC mortgage loans, such calculations exclude the related subordinate B note).

(4)	Excludes hospitality, multifamily, manufactured housing and self storage properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Koll Airport Business Center	Irvine	CA	Mixed Use	$133,000,000	9.0%	1,170,114	$113.66	1.97x	9.3%	67.2%	67.2%
2	BANA	300 North LaSalle(1)	Chicago	IL	Office	$130,600,000	8.9%	1,302,901	$176.99	2.87x	20.5%	27.1%	22.0%
3	MSMCH	TKG Retail Portfolio B	Various	Various	Retail	$108,495,000	7.4%	1,055,714	$102.77	1.86x	9.0%	74.8%	74.8%
4	CIBC	Gantry Park Landing	Long Island City	NY	Multifamily	$74,500,000	5.1%	199	$374,371.86	1.28x	7.8%	63.1%	55.4%
5	MSMCH	Linc LIC(2)	Long Island City	NY	Multifamily	$70,000,000	4.8%	709	$155,148.10	2.78x	17.6%	29.3%	25.5%
6	MSMCH	Broward Financial Center	Fort Lauderdale	FL	Office	$61,000,000	4.1%	324,429	$188.02	1.60x	10.4%	54.0%	50.2%
7	BANA	Ormsby Office Buildings	Louisville	KY	Office	$57,937,500	3.9%	512,765	$112.99	1.81x	11.9%	74.9%	68.5%
8	BANA	One & Only Ocean Club(3)	Paradise Island	The Bahamas	Hospitality	$55,000,000	3.7%	105	$809,523.81	1.63x	13.3%	56.7%	50.7%
9	BANA	PacStar Retail Portfolio	Various	Various	Retail	$51,390,000	3.5%	398,131	$129.08	1.35x	9.0%	73.9%	59.9%
10	MSMCH	Chandler AZ Hospitality Portfolio	Chandler	AZ	Hospitality	$36,624,623	2.5%	286	$128,058.12	1.83x	12.1%	71.0%	59.5%
		Total/Wtd. Avg.				$778,547,123	52.9%			2.00x	12.4%	57.1%	52.5%

(1)
The 300 North LaSalle mortgage loan is part of the 300 North LaSalle non-serviced loan combination, which is made up of the senior pari passu 300 North LaSalle mortgage loan, the 300 North LaSalle non-serviced companion loan and the subordinate 300 North LaSalle B note. The Cut-off Date Balance shown in the table above is that of the 300 North LaSalle mortgage loan only. For purposes of the information presented in this table with respect to the 300 North LaSalle mortgage loan, the debt service coverage ratios, debt yields and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related non-serviced companion loan and without regard to the related subordinate B note. The principal balance of the 300 North LaSalle B note as of the Cut-off Date is $244,400,000, the approximate weighted average annual interest rate payable on such B note is 4.3983%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the 300 North LaSalle non-serviced loan combination, including the 300 North LaSalle B note, are equal to 1.71x, 9.9% and 55.8%, respectively.

(2)
The Linc LIC mortgage loan is part of the Linc LIC loan pair, which is made up of the senior pari passu Linc LIC mortgage loan, the Linc LIC serviced companion loan and the subordinate Linc LIC B note. The Cut-off Date Balance shown in the table above is that of the Linc LIC mortgage loan only. For purposes of the information presented in this table with respect to the Linc LIC mortgage loan, the debt service coverage ratios, debt yields and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B note. The principal balance of the Linc LIC LaSalle B note as of the Cut-off Date is $130,000,000, the annual interest rate payable on such B note is 4.760%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Linc LIC loan pair, including the Linc LIC B note, are equal to 1.28x, 8.1% and 64.0%, respectively.

(3)
The One & Only Ocean Club mortgage loan is part of an $85,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The One & Only Ocean Club mortgage loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $55,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $30,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The One & Only Ocean Club Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)(2)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
2	BANA	300 North LaSalle	$130,600,000	$100,000,000	$230,600,000	MSBAM 2014-C18	Wells Fargo	Rialto	N/A(3)	2.87x	20.5%	27.1%
5	MSMCH	Linc LIC	$70,000,000	$40,000,000	$110,000,000	MSBAM 2014-C19	Wells Fargo	CWCAM	N/A(3)	2.78x	17.6%	29.3%
8	BANA	One & Only Ocean Club	$55,000,000	$30,000,000	$85,000,000	MSBAM 2014-C19	Wells Fargo	CWCAM	MSBAM 2014-C19	1.63x	13.3%	56.7%

(1)
The 300 North LaSalle mortgage loan is part of the 300 North LaSalle non-serviced loan combination, which is made up of the senior pari passu 300 North LaSalle mortgage loan, the 300 North LaSalle non-serviced companion loan and the subordinate 300 North LaSalle B note. The Cut-off Date Balance shown in the table above is that of the 300 North LaSalle mortgage loan only. For purposes of the information presented in this table with respect to the 300 North LaSalle mortgage loan, the debt service coverage ratios, debt yields and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related non-serviced companion loan and without regard to the related subordinate B note. The principal balance of the 300 North LaSalle B note as of the Cut-off Date is $244,400,000, the approximate weighted average annual interest rate payable on such B note is 4.3983%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the 300 North LaSalle non-serviced loan combination, including the 300 North LaSalle B note, are equal to 1.71x, 9.9% and 55.8%, respectively.

(2)
The Linc LIC mortgage loan is part of the Linc LIC loan pair, which is made up of the senior pari passu Linc LIC mortgage loan, the Linc LIC serviced companion loan and the subordinate Linc LIC B note. The Cut-off Date Balance shown in the table above is that of the Linc LIC mortgage loan only. For purposes of the information presented in this table with respect to the Linc LIC mortgage loan, the debt service coverage ratios, debt yields and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B note. The principal balance of the Linc LIC LaSalle B note as of the Cut-off Date is $130,000,000, the annual interest rate payable on such B note is 4.760%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Linc LIC loan pair, including the Linc LIC B note, are equal to 1.28x, 8.1% and 64.0%, respectively.

(3)
The 300 North LaSalle non-serviced loan combination will be serviced pursuant to the MSBAM 2014-C18 pooling and servicing agreement, and the Linc LIC loan pair will be serviced pursuant to the MSBAM 2014-C19 pooling and servicing agreement. No class of certificateholders or representative thereof will have any control rights in respect of the 300 North LaSalle non-serviced loan combination or the Linc LIC loan pair. Such non-serviced loan combination and loan pair will be administered by the master servicer and the special servicer under the MSBAM 2014-C18 pooling and servicing agreement and the master servicer and special servicer under the MSBAM 2014-C19 pooling and servicing agreement, respectively, in accordance with the applicable servicing standard, and the applicable special servicer in respect of such non-serviced loan combination or loan pair may be removed or replaced upon a vote of the requisite percentage of the holders of the promissory notes comprising the 300 North LaSalle non-serviced loan combination or the Linc LIC loan pair, as applicable, with the requisite percentage of 300 North LaSalle Voting Rights or Linc LIC Voting Rights, as applicable. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 North LaSalle Non-Serviced Loan Combination” and “—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
1	MSMCH	Koll Airport Business Center	$133,000,000	$113.66	$25,000,000	1.97x	9.3%	67.2%	1.36x	7.8%	79.8%
10	MSMCH	Chandler AZ Hospitality Portfolio	$36,624,623	$128,058.12	$5,089,525	1.83x	12.1%	71.0%	1.42x	10.6%	80.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	BANA	300 North LaSalle	Chicago	IL	Office	$130,600,000	8.9%	1,302,901	$176.99	2.87x	20.5%	27.1%	22.0%	MSBAM 2014-C18
8	BANA	One & Only Ocean Club	Paradise Island	The Bahamas	Hospitality	$55,000,000	3.7%	105	$809,523.81	1.63x	13.3%	56.7%	50.7%	CSMC 2006-TF2A
9	BANA	PacStar Retail Portfolio (The Yards Plaza only)	Various	Various	Retail	$51,390,000	3.5%	398,131	$129.08	1.35x	9.0%	73.9%	59.9%	BSCMS 2007-PW18
13	MSMCH	Thousand Oaks Medical Center	Westlake Village	CA	Office	$33,911,593	2.3%	85,731	$395.56	1.49x	9.6%	67.8%	54.8%	WBCMT 2005-C16
14	MSMCH	Victory & Tampa Shopping Center	Reseda	CA	Retail	$29,750,000	2.0%	183,861	$161.81	1.26x	8.4%	64.7%	54.6%	GSMS 2005-GG4
15	CIBC	Kohl’s Plaza - Deer Park	Deer Park	NY	Retail	$28,875,000	2.0%	189,125	$152.68	1.34x	8.5%	75.0%	68.6%	WBCMT 2005-C17
16	BANA	Jackson MHC Portfolio	Various	Various	Manuf. Housing	$27,952,500	1.9%	819	$34,130.04	1.56x	10.0%	74.5%	62.7%	MLMT 2003-KEY1
17	BANA	Hilton Garden Inn - Calabasas, CA	Calabasas	CA	Hospitality	$26,365,109	1.8%	142	$185,669.78	1.68x	11.2%	74.9%	60.7%	MLMT 2004-BPC1, MEZZ 2004-C2
19	BANA	Center Martinez	Martinez	CA	Retail	$20,400,000	1.4%	114,258	$178.54	1.35x	8.6%	60.5%	55.5%	WBCMT 2006-C26
21	BANA	Exchange Right Portfolio III (CVS - Beverly Hills, FL property only)	Various	Various	Retail	$16,902,000	1.1%	150,379	$112.40	2.27x	10.5%	67.3%	67.3%	WBCMT 2004-C15
25	MSMCH	McLean Plaza	Mc Lean	VA	Retail	$13,000,000	0.9%	30,504	$426.17	1.36x	8.9%	72.2%	60.9%	GSMS 2005-GG4
28	BANA	University Gardens	Odessa	TX	Multifamily	$12,300,000	0.8%	160	$76,875.00	1.73x	10.6%	76.9%	70.2%	MIDL 1996-C1
29	BANA	Jordan Gateway III	South Jordan	UT	Office	$11,714,014	0.8%	89,590	$130.75	1.62x	10.7%	69.9%	56.4%	JPMCC 2006-LDP6
30	BANA	Founding Partners MHC Portfolio	Various	MI	Manuf. Housing	$11,557,500	0.8%	503	$22,977.14	1.62x	10.1%	75.0%	64.2%	MLMT 2004-KEY2
33	MSMCH	Coral Reef Village	Miami	FL	Retail	$11,190,344	0.8%	55,621	$201.19	1.43x	11.3%	67.0%	41.1%	BSCMS 2005-PWR7
34	BANA	Vista Via Apartments	Upland	CA	Multifamily	$10,250,000	0.7%	144	$71,180.56	1.42x	9.1%	61.4%	53.9%	COMM 2004-LB3A
35	MSMCH	Courtyard by Marriott - Lake Norman	Huntersville	NC	Hospitality	$9,847,331	0.7%	90	$109,414.79	1.76x	13.0%	68.4%	50.6%	CGCMT 2006-C4
42	CIBC	Eastern Crossing	Las Vegas	NV	Retail	$7,800,000	0.5%	30,494	$255.79	1.37x	9.0%	74.3%	65.5%	JPMCC 2004-C3
44	MSMCH	Fairfield Inn - Hartsville	Hartsville	SC	Hospitality	$7,062,227	0.5%	79	$89,395.28	1.70x	12.6%	66.6%	49.3%	CSMC 2006-C1
45	BANA	Walgreens - South Gate, CA	South Gate	CA	Retail	$7,000,000	0.5%	12,534	$558.48	1.80x	8.0%	64.8%	64.8%	MLCFC 2007-7
53	BANA	Mill Pond MHC	Lansing	MI	Manuf. Housing	$6,150,000	0.4%	356	$17,275.28	1.35x	8.9%	74.9%	70.4%	BSCMS 2006-T22
54	CIBC	Awalt Building	Dallas	TX	Mixed Use	$5,500,000	0.4%	58,706	$93.69	1.50x	10.3%	74.3%	63.6%	BACM 2004-6
55	MSMCH	Fairfield Inn - Columbia	Columbia	SC	Hospitality	$5,470,739	0.4%	84	$65,127.85	1.82x	13.6%	68.4%	50.6%	CSMC 2006-C3
63	BANA	Kingston Corners Plaza	Olmsted Township	OH	Retail	$3,825,000	0.3%	57,275	$66.78	1.44x	11.4%	75.0%	55.9%	CSFB 2005-C1
65	BANA	Walgreens - Lawrenceville, GA	Lawrenceville	GA	Retail	$3,499,200	0.2%	13,650	$256.35	1.29x	8.7%	70.0%	51.9%	WBCMT 2005-C17
67	BANA	Carroll Commons Food Lion	Boone	NC	Retail	$3,488,530	0.2%	37,982	$91.85	1.31x	11.6%	72.1%	37.3%	LBUBS 2004-C8
68	BANA	Walgreens - Madison, AL	Madison	AL	Retail	$3,370,000	0.2%	14,820	$227.40	1.59x	10.8%	56.6%	42.0%	WBCMT 2005-C17
69	BANA	Walgreens - Kennesaw, GA	Kennesaw	GA	Retail	$3,332,900	0.2%	14,560	$228.91	1.39x	9.4%	64.8%	48.1%	WBCMT 2005-C17
70	CIBC	756 Old State Office	Cincinnati	OH	Office	$3,300,000	0.2%	49,387	$66.82	1.86x	13.4%	74.2%	62.3%	MLMT 2006-C1
71	CIBC	Lakeview Commercial Center	Doral	FL	Mixed Use	$3,289,302	0.2%	32,755	$100.42	1.29x	10.3%	64.5%	48.5%	WBCMT 2004-C15
72	BANA	Judson Market	Converse	TX	Retail	$3,216,000	0.2%	19,207	$167.44	1.59x	10.7%	72.8%	60.7%	JPMCC 2004-CBX
		Total				$567,309,289	38.6%

(1)
Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B note, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($293,600,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	MSMCH	Koll Airport Business Center	CA	Mixed Use	$133,000,000	9.0%	$133,000,000	45.3%	1,170,114	$113.66	1.97x	9.3%	67.2%	67.2%	59	59
3	MSMCH	TKG Retail Portfolio B	Various	Retail	$108,495,000	7.4%	$108,495,000	37.0%	1,055,714	$102.77	1.86x	9.0%	74.8%	74.8%	57	57
18	BANA	Oriental Plaza and Villa Marina Portfolio	PR	Various	$21,440,000	1.5%	$19,387,697	6.6%	Various	N/A	1.80x	14.5%	57.2%	51.7%	0	60
38	CIBC	White Clay Center IV & V	DE	Office	$9,000,000	0.6%	$8,400,169	2.9%	121,061	$74.34	2.01x	13.0%	68.4%	63.9%	11	59
51	BANA	Value Place - Camp Springs, MD	MD	Hospitality	$6,479,140	0.4%	$5,807,689	2.0%	121	$53,546.61	2.33x	16.6%	68.2%	61.1%	0	58
53	BANA	Mill Pond MHC	MI	Manuf. Housing	$6,150,000	0.4%	$5,779,364	2.0%	356	$17,275.28	1.35x	8.9%	74.9%	70.4%	10	58
58	CIBC	Spring Valley Apartments	GA	Multifamily	$5,065,000	0.3%	$4,832,888	1.6%	250	$20,260.00	1.56x	10.9%	68.4%	65.3%	22	58
73	CIBC	White Clay Center VI	DE	Office	$2,900,000	0.2%	$2,708,086	0.9%	45,166	$64.21	1.54x	11.2%	72.5%	67.7%	11	59
		Total/Wtd. Avg.			$292,529,140	19.9%	$288,410,894	98.2%			1.90x	9.9%	69.6%	68.7%	49	58

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	49	$373,543,631	25.4%	4.530%	1.59x	9.4%	70.6%	63.2%
Anchored	13	$272,473,163	18.5%	4.488%	1.55x	8.9%	72.2%	65.8%
Free-Standing	28	$51,810,594	3.5%	4.503%	1.85x	10.0%	65.4%	59.0%
Unanchored	7	$46,043,874	3.1%	4.810%	1.56x	11.8%	66.7%	52.9%
Shadow Anchored	1	$3,216,000	0.2%	4.521%	1.59x	10.7%	72.8%	60.7%
Office	12	$353,007,258	24.0%	4.030%	2.10x	14.5%	52.1%	45.2%
CBD	1	$130,600,000	8.9%	3.450%	2.87x	20.5%	27.1%	22.0%
Suburban	7	$104,812,818	7.1%	4.489%	1.76x	12.0%	72.9%	64.6%
Urban	1	$61,000,000	4.1%	4.080%	1.60x	10.4%	54.0%	50.2%
Medical	3	$56,594,440	3.8%	4.465%	1.48x	9.7%	69.2%	57.4%
Multifamily	10	$252,194,649	17.1%	4.543%	1.81x	11.2%	57.1%	51.1%
Mid-Rise	2	$93,000,000	6.3%	4.502%	1.36x	7.9%	62.9%	56.7%
Garden	5	$73,317,000	5.0%	4.351%	1.56x	9.8%	72.5%	65.9%
High-Rise	1	$70,000,000	4.8%	4.760%	2.78x	17.6%	29.3%	25.5%
Age Restricted Housing	1	$9,627,649	0.7%	4.900%	1.34x	8.8%	74.6%	61.5%
Student Housing	1	$6,250,000	0.4%	4.420%	1.44x	9.0%	72.7%	65.1%
Hospitality	18	$228,718,927	15.6%	4.825%	1.84x	13.5%	64.2%	52.2%
Limited Service	12	$120,665,053	8.2%	4.644%	1.92x	13.8%	65.6%	51.4%
Full Service	2	$66,484,993	4.5%	5.231%	1.66x	13.2%	58.2%	51.1%
Extended Stay	4	$41,568,881	2.8%	4.701%	1.89x	13.3%	69.5%	56.5%
Mixed Use	4	$155,289,302	10.6%	4.369%	1.94x	9.3%	66.8%	66.1%
Office/Industrial	1	$133,000,000	9.0%	4.343%	1.97x	9.3%	67.2%	67.2%
Office/Retail	2	$19,000,000	1.3%	4.447%	1.83x	9.3%	64.7%	61.6%
Office/Flex	1	$3,289,302	0.2%	4.970%	1.29x	10.3%	64.5%	48.5%
Manufactured Housing	12	$45,660,000	3.1%	4.753%	1.55x	9.9%	74.7%	64.1%
Manufactured Housing	12	$45,660,000	3.1%	4.753%	1.55x	9.9%	74.7%	64.1%
Industrial	6	$43,755,546	3.0%	4.576%	1.36x	9.7%	73.4%	62.7%
Flex	1	$35,300,000	2.4%	4.500%	1.34x	9.3%	74.6%	65.4%
Manufacturing	5	$8,455,546	0.6%	4.892%	1.47x	11.3%	68.5%	51.3%
Other	1	$9,240,000	0.6%	5.870%	1.80x	14.5%	57.2%	51.7%
Marina	1	$9,240,000	0.6%	5.870%	1.80x	14.5%	57.2%	51.7%
Self Storage	2	$9,190,507	0.6%	4.925%	1.46x	10.2%	64.8%	51.9%
Self Storage	2	$9,190,507	0.6%	4.925%	1.46x	10.2%	64.8%	51.9%
Total/Wtd. Avg.	114	$1,470,599,820	100.0%	4.460%	1.82x	11.6%	62.5%	55.3%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B note, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	8	$266,012,208	18.1%	4.455%	1.72x	9.4%	66.8%	61.6%
California – Southern(2)	7	$245,612,208	16.7%	4.455%	1.75x	9.4%	67.3%	62.2%
California – Northern(2)	1	$20,400,000	1.4%	4.450%	1.35x	8.6%	60.5%	55.5%
New York	5	$196,502,649	13.4%	4.579%	1.88x	11.5%	53.2%	47.3%
Illinois	4	$162,602,959	11.1%	3.662%	2.57x	18.2%	36.2%	29.5%
Texas	11	$130,325,102	8.9%	4.482%	1.54x	10.1%	73.9%	64.1%
Florida	11	$108,637,268	7.4%	4.209%	1.76x	11.6%	57.0%	49.2%
Kentucky	3	$66,380,951	4.5%	4.418%	1.76x	11.6%	74.4%	67.6%
Oklahoma	4	$55,688,595	3.8%	4.445%	1.73x	9.0%	73.2%	70.8%
Arizona	4	$55,097,779	3.7%	4.702%	1.76x	12.0%	69.9%	57.4%
The Bahamas	1	$55,000,000	3.7%	5.373%	1.63x	13.3%	56.7%	50.7%
Virginia	7	$43,155,136	2.9%	4.514%	1.73x	9.1%	73.2%	69.4%
Ohio	6	$36,521,822	2.5%	4.451%	1.83x	10.1%	74.4%	70.4%
New Jersey	1	$35,300,000	2.4%	4.500%	1.34x	9.3%	74.6%	65.4%
Puerto Rico	3	$34,040,000	2.3%	5.629%	1.97x	15.9%	55.4%	47.8%
Colorado	2	$21,850,000	1.5%	4.312%	1.98x	9.4%	70.8%	70.8%
Georgia	4	$20,881,110	1.4%	4.643%	1.46x	10.4%	68.6%	54.4%
Utah	2	$19,014,014	1.3%	4.335%	1.67x	11.5%	68.6%	53.5%
Washington	1	$18,500,000	1.3%	4.590%	1.68x	8.1%	61.9%	61.9%
Michigan	5	$17,707,500	1.2%	4.631%	1.53x	9.7%	75.0%	66.3%
South Carolina	3	$16,387,967	1.1%	4.520%	1.69x	12.2%	69.2%	52.5%
Nevada	2	$16,272,498	1.1%	4.856%	1.60x	11.7%	72.1%	58.8%
North Carolina	3	$14,226,270	1.0%	4.481%	1.69x	12.5%	69.2%	48.4%
Wyoming	5	$13,725,000	0.9%	4.830%	1.56x	10.0%	74.5%	62.7%
Maryland	2	$13,286,988	0.9%	4.552%	2.03x	14.3%	71.4%	60.8%
Delaware	2	$11,900,000	0.8%	4.360%	1.89x	12.5%	69.4%	64.8%
Louisiana	3	$10,522,252	0.7%	4.912%	1.87x	14.5%	68.6%	51.7%
Pennsylvania	2	$8,200,000	0.6%	4.627%	1.60x	10.6%	67.3%	55.0%
Oregon	1	$6,491,701	0.4%	4.670%	1.85x	14.2%	62.6%	51.1%
Ontario, Canada	4	$6,262,096	0.4%	4.892%	1.47x	11.3%	68.5%	51.3%
Tennessee	1	$4,237,500	0.3%	4.930%	1.31x	8.9%	75.0%	66.4%
Alabama	1	$3,370,000	0.2%	4.660%	1.59x	10.8%	56.6%	42.0%
Missouri	2	$1,937,564	0.1%	4.251%	2.27x	10.5%	67.3%	67.3%
Arkansas	1	$562,892	0.0%	5.050%	1.66x	11.3%	63.2%	52.3%
Total/Wtd. Avg.	114	$1,470,599,820	100.0%	4.460%	1.82x	11.6%	62.5%	55.3%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part or a loan pair of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B note, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Collateral Statistics

Collateral Statistics(1)
Cut-off Date Balance ($)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1 - 10,000,000	43	237,058,189	16.1
10,000,001 - 20,000,000	15	196,548,307	13.4
20,000,001 - 30,000,000	6	154,782,609	10.5
30,000,001 - 40,000,000	4	140,288,216	9.5
50,000,001 - 60,000,000	3	164,327,500	11.2
60,000,001 - 70,000,000	2	131,000,000	8.9
70,000,001 - 80,000,000	1	74,500,000	5.1
100,000,001 - 110,000,000	1	108,495,000	7.4
130,000,001 - 140,000,000	2	263,600,000	17.9
Total:	77	$1,470,599,820	100.0%
Min: $2,300,000	Max: $133,000,000	Avg: $19,098,699
State or Other Jurisdiction
	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
California	8	266,012,208	18.1
California – Southern(2)	7	245,612,208	16.7
California – Northern(2)	1	20,400,000	1.4
New York	5	196,502,649	13.4
Illinois	4	162,602,959	11.1
Texas	11	130,325,102	8.9
Florida	11	108,637,268	7.4
Kentucky	3	66,380,951	4.5
Oklahoma	4	55,688,595	3.8
Arizona	4	55,097,779	3.7
The Bahamas	1	55,000,000	3.7
Virginia	7	43,155,136	2.9
Ohio	6	36,521,822	2.5
New Jersey	1	35,300,000	2.4
Puerto Rico	3	34,040,000	2.3
Colorado	2	21,850,000	1.5
Georgia	4	20,881,110	1.4
Utah	2	19,014,014	1.3
Washington	1	18,500,000	1.3
Michigan	5	17,707,500	1.2
South Carolina	3	16,387,967	1.1
Nevada	2	16,272,498	1.1
North Carolina	3	14,226,270	1.0
Wyoming	5	13,725,000	0.9
Maryland	2	13,286,988	0.9
Delaware	2	11,900,000	0.8
Louisiana	3	10,522,252	0.7
Pennsylvania	2	8,200,000	0.6
Oregon	1	6,491,701	0.4
Ontario, Canada	4	6,262,096	0.4
Tennessee	1	4,237,500	0.3
Alabama	1	3,370,000	0.2
Missouri	2	1,937,564	0.1
Arkansas	1	562,892	0.0
Total:	114	$1,470,599,820	100.0%
Property Type
	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
Retail	49	373,543,631	25.4
Anchored	13	272,473,163	18.5
Free-Standing	28	51,810,594	3.5
Unanchored	7	46,043,874	3.1
Shadow Anchored	1	3,216,000	0.2
Office	12	353,007,258	24.0
CBD	1	130,600,000	8.9
Suburban	7	104,812,818	7.1
Urban	1	61,000,000	4.1
Medical	3	56,594,440	3.8
Multifamily	10	252,194,649	17.1
Mid-Rise	2	93,000,000	6.3
Garden	5	73,317,000	5.0
High-Rise	1	70,000,000	4.8
Age Restricted Housing	1	9,627,649	0.7
Student Housing	1	6,250,000	0.4
Hospitality	18	228,718,927	15.6
Limited Service	12	$120,665,053	8.2
Full Service	2	$66,484,993	4.5
Extended Stay	4	$41,568,881	2.8
Mixed Use	4	155,289,302	10.6
Office/Industrial	1	133,000,000	9.0
Office/Retail	2	19,000,000	1.3
Office/Flex	1	3,289,302	0.2
Manufactured Housing	12	45,660,000	3.1
Manufactured Housing	12	45,660,000	3.1
Industrial	6	43,755,546	3.0
Flex	1	35,300,000	2.4
Manufacturing	5	8,455,546	0.6
Other	1	9,240,000	0.6
Marina	1	9,240,000	0.6
Self Storage	2	9,190,507	0.6
Self Storage	2	9,190,507	0.6
Total:	114	$1,470,599,820	100.0%

Mortgage Rate (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
3.001 - 3.500	1	130,600,000	8.9
4.001 - 4.500	34	847,011,974	57.6
4.501 - 5.000	34	375,631,173	25.5
5.001 - 5.500	7	95,916,674	6.5
5.501 - 6.000	1	21,440,000	1.5
Total:	77	$1,470,599,820	100.0%
Min: 3.450%	Max: 5.870%	Wtd Avg: 4.460%
Original Term to Maturity (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
60	8	292,529,140	19.9
120	66	1,065,320,680	72.4
128	1	70,000,000	4.8
144	2	42,750,000	2.9
Total:	77	$1,470,599,820	100.0%
Min: 60 mos.	Max: 144 mos.	Wtd Avg: 109 mos.
Remaining Term to Maturity (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
55 - 60	8	292,529,140	19.9
109 - 114	1	10,250,000	0.7
115 - 120	66	1,125,070,680	76.5
139 - 144	2	42,750,000	2.9
Total:	77	$1,470,599,820	100.0%
Min: 57 mos.	Max: 142 mos.	Wtd Avg: 107 mos.
Original Amortization Term (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	7	299,997,000	20.4
204	1	3,488,530	0.2
240	1	11,190,344	0.8
300	19	140,249,934	9.5
312	1	6,479,140	0.4
324	1	5,335,507	0.4
360	47	1,003,859,365	68.3
Total:	77	$1,470,599,820	100.0%
Min: 204 mos.	Max: 360 mos.	Wtd Avg: 351 mos.
Remaining Amortization Term (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	7	299,997,000	20.4
179 - 230	1	3,488,530	0.2
231 - 300	20	151,440,279	10.3
301 - 350	2	11,814,647	0.8
351 - 360	47	1,003,859,365	68.3
Total:	77	$1,470,599,820	100.0%
Min: 203 mos.	Max: 360 mos.	Wtd Avg: 350 mos.
Mortgage Loan Sellers
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Bank of America,
National Association	34	618,188,253	42.0
Morgan Stanley
Mortgage Capital
Holdings LLC	18	562,210,612	38.2
CIBC Inc.	25	290,200,956	19.7
Total:	77	$1,470,599,820	100.0%
Amortization Type
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Partial Interest Only	33	789,268,000	53.7
Amortizing Balloon	37	381,334,820	25.9
Interest Only	7	299,997,000	20.4
Total:	77	$1,470,599,820	100.0%

Cut-off Date LTV Ratio (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
20.1 - 30.0	2	200,600,000	13.6
30.1 - 40.0	1	3,495,238	0.2
40.1 - 50.0	2	15,554,853	1.1
50.1 - 60.0	6	158,745,507	10.8
60.1 - 70.0	35	534,674,700	36.4
70.1 - 80.0	31	557,529,523	37.9
Total:	77	$1,470,599,820	100.0%
Min: 27.1%	Max: 76.9%	Wtd Avg: 62.5%
Maturity Date LTV Ratio (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
20.1 - 30.0	3	204,095,238	13.9
30.1 - 40.0	2	16,443,383	1.1
40.1 - 50.0	9	56,080,280	3.8
50.1 - 60.0	27	506,946,572	34.5
60.1 - 70.0	33	560,089,347	38.1
70.1 - 80.0	3	126,945,000	8.6
Total:	77	$1,470,599,820	100.0%
Min: 22.0%	Max: 74.8%	Wtd Avg: 55.3%
UW DSCR (x)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1.21 - 1.30	4	111,038,502	7.6
1.31 - 1.40	14	208,764,741	14.2
1.41 - 1.50	12	110,807,000	7.5
1.51 - 1.60	9	162,675,102	11.1
1.61 - 1.70	9	142,110,415	9.7
1.71 - 1.80	10	91,965,172	6.3
1.81 - 1.90	7	226,792,062	15.4
1.91 - 2.00	2	146,500,000	10.0
2.01 - 2.10	1	9,000,000	0.6
2.11 - 2.20	1	5,315,595	0.4
2.21 - 2.30	2	29,502,000	2.0
2.31 - 2.40	2	19,433,993	1.3
2.71 - 2.80	1	70,000,000	4.8
2.81 - 2.90	2	133,200,000	9.1
3.71 - 3.80	1	3,495,238	0.2
Total:	77	$1,470,599,820	100.0%
Min: 1.26x	Max: 3.75x	Wtd Avg: 1.82x
UW NOI Debt Yield (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
7.6 - 8.0	2	81,500,000	5.5
8.1 - 8.5	3	77,125,000	5.2
8.6 - 9.0	12	260,224,349	17.7
9.1 - 9.5	8	232,239,900	15.8
9.6 - 10.0	3	73,114,093	5.0
10.1 - 10.5	5	98,248,802	6.7
10.6 - 11.0	9	56,188,684	3.8
11.1 - 11.5	8	70,889,003	4.8
11.6 - 12.0	4	81,615,632	5.5
12.1 - 12.5	3	46,032,470	3.1
12.6 - 13.0	5	44,694,551	3.0
13.1 - 13.5	3	62,842,570	4.3
13.6 - 14.0	2	8,035,739	0.5
14.1 - 14.5	3	36,404,199	2.5
15.6 - 16.0	1	5,315,595	0.4
16.6 - 17.0	1	6,479,140	0.4
17.1 - 17.5	1	12,954,853	0.9
17.6 - 18.0	1	70,000,000	4.8
18.1 - 18.5	1	12,600,000	0.9
20.1 - 20.5	1	130,600,000	8.9
24.6 - 25.0	1	3,495,238	0.2
Total:	77	$1,470,599,820	100.0%
Min: 7.8%	Max: 24.8%	Wtd Avg: 11.6%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate B note, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	December 2014	December 2015	December 2016	December 2017	December 2018
Locked Out	99.7%	99.7%	71.5%	71.5%	71.3%
Yield Maintenance Total	0.3%	0.3%	28.5%	28.5%	28.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,470,599,820	$1,463,789,817	$1,455,659,204	$1,445,551,873	$1,431,306,943
% Initial Pool Balance	100.0%	99.5%	99.0%	98.3%	97.3%

Prepayment Restrictions	December 2019	December 2020	December 2021	December 2022	December 2023
Locked Out	73.5%	73.8%	74.0%	74.2%	74.4%
Yield Maintenance Total	26.5%	26.2%	26.0%	25.8%	25.6%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,126,063,997	$1,104,067,859	$1,079,875,658	$1,054,561,095	$1,028,071,650
% Initial Pool Balance	76.6%	75.1%	73.4%	71.7%	69.9%

Prepayment Restrictions	December 2024	December 2025
Locked Out	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%
Open	100.0%	100.0%
TOTAL	100.0%	100.0%
Pool Balance Outstanding	$37,627,463	$36,754,892
% Initial Pool Balance	2.6%	2.5%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

Mortgage Loan No. 1 – Koll Airport Business Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

Mortgage Loan No. 1 – Koll Airport Business Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

Mortgage Loan No. 1 – Koll Airport Business Center

Koll Airport Business Center
17751-18103 Sky Park Circle
Irvine, CA 92614
Los Angeles 31 miles
Downtown Santa Ana
Santa Ana College
Fountain Valley
SANTA ANA
Tustin
IRVINE
Costa Mesa
Newport Beach
Laguna Hills
Aliso Viejo
Laguna Beach
Los Angeles Intl. Airport 36 miles
John Wayne Orange County Airport
University of California - Irvine
Fountain Valley Regional Hospital
Coastal Communities Hospital
Hoag Orange Co. Hospital
Irvine Regional Hospital
The District at Tustin Legacy
Metro Pointe at South Coast
South Coast Plaza
Orange Coast College
Orange County Fairgrounds
Costa Mesa Golf and Country Club
Mesa Verde Country Club
Willowick Golf Course
Tustin Ranch Golf Course
Oak Creek Golf Course
Orange County Great Park
Rancho San Joaquin Golf Course
Strawberry Farms Golf Course
William R. Mason Regional Park
Irvine Spectrum
Verizon Wireless Amphitheater
Upper Newport Bay
Upper Newport Bay Ecological Preserve
Big Canyon Country Club
Newport Beach Country Club
Fashion Island
Ocean North-Pelican Hill Golf Course
Laguna Coast Wilderness Park
Aliso and Woods Reg. Park
Art Institute of Southern California
SAN JOAQUIN HILLS
Pacific Ocean
San Diego Fwy
Costa Mesa Fwy
Santa Ana Fwy
San Joaquin Hills Transportation Corridor
Pacific Coast Hwy
METROLINK
IE - OC LINE/ORANGE COUNTY LINE
LOS ANGELES
ANAHEIM
LONG BEACH
SANTA ANA
SAN GABRIEL MTS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

Mortgage Loan No. 1 – Koll Airport Business Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$133,000,000			Location:	Irvine, CA 92614
Cut-off Date Balance:	$133,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	9.0%			Detailed Property Type:	Office/Industrial
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	DK Properties, LP			Year Built/Renovated:	1969-1978/2005
Mortgage Rate:	4.343%			Size(2):	1,170,114 SF
Note Date:	10/7/2014			Cut-off Date Balance per Unit:	$114
First Payment Date:	12/5/2014			Maturity Date Balance per Unit:	$114
Maturity Date:	11/5/2019			Property Manager:	Koll Industrial Properties, LLC (borrower affiliate)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$12,391,437
Seasoning:	1 month			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.97x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$10,733,461 (8/31/2014 TTM)
Additional Debt Balance:	$25,000,000			2nd Most Recent NOI:	$10,177,396 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$9,890,310 (12/31/2012)
Reserves(1)				Occupancy Rate(3):	93.4% (9/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.3% (12/31/2013)
RE Tax:	$418,735	$46,725	N/A	3rd Most Recent Occupancy:	86.3% (12/31/2012)
Insurance:	$103,671	$14,810	N/A	Appraised Value (as of):	$198,000,000 (7/14/2014)
Recurring Replacements:	$0	$14,603	$525,707	Cut-off Date LTV Ratio:	67.2%
TI/LC:	$0	$97,353	$3,504,711	Maturity Date LTV Ratio:	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$133,000,000	84.2%	Loan Payoff:	$154,963,666	98.1%
Mezzanine Loan:	$25,000,000	15.8%	Reserves:	$522,406	0.3%
			Closing Costs:	$1,818,120	1.2%
			Return of Equity:	$695,808	0.4%
Total Sources:	$158,000,000	100.0%	Total Uses:	$158,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The September 30, 2014 rent roll indicates a 1,877 SF adjustment to 1,168,237 SF.
(3)	As of the September 30, 2014 rent roll, the Koll Airport Business Center Property was 93.4% leased and 92.8% occupied.

The Mortgage Loan.  The largest mortgage loan (the “Koll Airport Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $133,000,000 secured by a first priority fee mortgage encumbering a 68-building office and industrial business park in Irvine, California (the “Koll Airport Business Center Property”). The proceeds of the Koll Airport Business Center Mortgage Loan, together with the Koll Airport Business Center Mezzanine Loan, were primarily used to refinance a previous loan of approximately $154,962,816, secured by the Koll Airport Business Center Property. The Koll Airport Business Center Property was developed by affiliates of the Koll Airport Business Center Borrower between 1969 and 1978.

The Borrower and the Sponsor.  The borrower is AIC Owner, LLC, a Delaware limited liability company with two independent directors (the “Koll Airport Business Center Borrower”). The Koll Airport Business Center Borrower is majority owned and controlled by DK Properties, LP, the nonrecourse carve-out guarantor, and certain other affiliates and associates of the Koll Company, including DK Properties, Inc. and Trustees of the Koll Separate Property Administrative Trust established December 6, 2011.

The Koll Company (“Koll Company”) is an Irvine, California based real estate development and management company founded in 1962 by Donald Koll. Koll Company has developed approximately 100 million SF of office, industrial and retail space over the past 40 years. As of November 30, 2014, DK Properties, L.P. reported total assets of $30.6 million, total liabilities of $8.6 million and partner’s equity of approximately $22.0 million. Affiliates of the Koll Company developed the Koll Airport Business Center Property and have owned and operated it since.

The Property. The Koll Airport Business Center Property is an approximately 1,170,114 SF office and industrial development on approximately 76.3 acres located in Irvine, California, approximately one mile northeast of the John Wayne Airport. The 68 one and two story buildings were constructed in phases between 1969 and 1978 and have clear heights ranging between 11.3’ and 16.8’. The Koll Airport Business Center Property is located within the approximately 4,000 acre Irvine Business Complex, a master-planned business park spanning five Orange County cities. The office component of the Koll Airport Business Center Property represents approximately 69% of space and the industrial component represents the remaining approximately 31% of space. There are 2,985 parking spaces at the Koll Airport Business Center Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

The Koll Airport Business Center Property currently has approximately 484 leased spaces representing a variety of businesses, industries and services, of which the largest tenant concentration represents approximately 2% of total space and underwritten base rents.

Largest Tenants.

24 Carrots, LLC (24,252 SF, 2% of NRA, 2% of underwritten base rent). 24 Carrots leases 24,252 SF at the Koll Airport Business Center Property pursuant to four separate leases, two of which, representing 6,110 SF, began on January 1, 2014 and February 1, 2014, and have a current lease expiration date of January 1, 2017, and the other two of which, representing 18,142 SF, began on February 1, 2014, have a current lease expiration date of January 31, 2017. 24 Carrots is a full-service catering and event coordination company.

American Pacific Printers College (21,240 SF, 2% of NRA, 2% of underwritten base rent). American Pacific Printers College leases 21,240 SF at the Koll Airport Business Center Property pursuant to two separate leases which began on December 1, 2009 and have a current lease expiration date of December 31, 2016. American Pacific Printers College is a part of The WestPrint Group. The WestPrint Group’s operations include digital print factory, fulfillment, mail service, print management programs for multi-location customers, promotional products and advertising specialties, packaging, short-run flexographic and hot stamp foil labels.

AIDS Service Foundation, Inc. (14,201 SF, 1% of NRA, 1% of underwritten base rent). AIDS Service Foundation, Inc. leases 14,201 SF at the Koll Airport Business Center Property pursuant to a lease which began on December 1, 2013 and has a lease expiration date of April 30, 2021. 2,414 SF of the tenant space is on a month-to-month lease and is not subject to base rental payments. AIDS Service Foundation is a non-profit organization founded in 1985 to prevent the spread of HIV and serve people affected by HIV/AIDS in Orange County, California.

The following table presents a summary regarding the largest tenants at the Koll Airport Business Center Property.

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Largest Tenants
24 Carrots, LLC	NR/NR/NR	24,252	2%	$329,030	2%	$13.57	1/1/2017 & 1/31/2017(1)
American Pacific Printers College	NR/NR/NR	21,240	2%	$280,368	2%	$13.20	12/31/2016
AIDS Service Foundation, Inc.	NR/NR/NR	14,201	1%	$183,877	1%	$12.95	4/30/2021
Aion International, Inc.	NR/NR/NR	12,142	1%	$148,618	1%	$12.24	10/31/2016
Steven Enterprises, Inc.	NR/NR/NR	10,539	1%	$123,728	1%	$11.74	4/1/2017
Subtotal/Wtd. Avg.		82,374	7%	$1,065,621	7%	$12.94

Other Tenants		1,010,666	86%	$14,007,721	93%	$13.86
Vacant Space		77,074	7%	$0	0%	$0.00
Total/Wtd. Avg.		1,170,114	100%	$15,073,342	100%	$13.79

(1)
24 Carrots, LLC occupies space at the Koll Airport Business Center Property pursuant to four leases. Two of the leases, representing 6,110 SF, expire on January 1, 2017, and the other two leases, representing 18,142 SF, expire on January 31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Koll Airport Business Center Property.

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	59	105,150	$16.95	9%	9%	$1,781,777	12%	12%
2014	48	75,447	$13.25	6%	15%	$999,373	7%	18%
2015	152	335,246	$13.31	29%	44%	$4,461,185	30%	48%
2016	111	265,977	$13.71	23%	67%	$3,646,960	24%	72%
2017	69	177,090	$13.84	15%	82%	$2,451,553	16%	89%
2018	18	57,929	$13.62	5%	87%	$789,006	5%	94%
2019	21	46,964	$14.15	4%	91%	$664,499	4%	98%
2020	3	7,861	$12.10	1%	92%	$95,111	1%	99%
2021	1	11,787	$15.60	1%	93%	$183,877	1%	100%
2022	0	0	$0.00	0%	93%	$0	0%	100%
2023	0	0	$0.00	0%	93%	$0	0%	100%
2024	0	0	$0.00	0%	93%	$0	0%	100%
2025	0	0	$0.00	0%	93%	$0	0%	100%
2026	0	0	$0.00	0%	93%	$0	0%	100%
2027 & Beyond(2)	2	9,589	$0.00	1%	93%	$0	0%	100%
Vacant	0	77,074	$0.00	7%	100%	$0	0%	100%
Total/Wtd. Avg.	484	1,170,114	$13.79	100%		$15,073,342	100%

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(2)	The two leases that expire beyond 2027 represent management and maintenance spaces that pay no base rents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

The Market.  The Koll Airport Business Center Property is located within the Irvine Business Complex in Irvine, Orange County, California, approximately one mile northeast of the John Wayne Airport, within the Airport Area industrial submarket. The submarket contains approximately 68.9 million SF of industrial space in approximately 2,027 buildings. As of March 30, 2014, the submarket industrial vacancy was 2.7% and the submarket office vacancy was 12.2%. Average Orange County office rents in 2013 were $22.80 PSF (annualized), while average industrial rents in the submarket were $8.80 PSF (annualized).

Comparable Industrial Property Summary
Name	Location	Distance	Occupancy
Airway Commerce Center	3190 Airway Ave, Costa Mesa, CA	0.6 miles SW	95%
Baker Airway Business Park	3130 Airway Ave, Costa Mesa, CA	1.4 miles SW	100%
Mesa Business Center	711 W 17th St., Costa Mesa, CA	5.5 miles SW	98%
BKM Red Hill Business Center	3195 Red Hill Avenue, Costa Mesa, CA	0.7 miles SW	96%
Peters Canyon Center	15-67 Peters Canyon Road, Irvine, CA	3.9 miles NE	100%
Tustin Business Park	15102 Red Hill Avenue, Tustin, CA	2.7 miles NE	89%

Source: Appraisal

Comparable Office Property Summary
Name	Location	Distance	Occupancy
Multi-Tenant Office Building	9 Corporate Park, Irvine CA	1.6 miles E	100%
Reynolds Business Park	1340-1370 Reynolds Ave., Irvine CA	0.4 miles N	93%
Office Building	36 Executive Park, Irvine CA	0.2 miles S	100%
Office Building	20 Executive Park, Irvine CA	0.2 miles S	100%
Centerpointe Building #6	19762 MacArthur Blvd., Irvine CA	2.3 miles S	94%
John Wayne Executive Guild	3151 Airway Ave., Costa Mesa CA	1.1 miles SW	100%

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Koll Airport Business Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	8/31/2014 TTM	UW	UW PSF
Base Rent	$15,539,140	$14,002,079	$12,551,759	$12,575,997	$13,105,958	$13,335,145	$16,172,132	$13.83
Total Recoveries	$802,044	$742,078	$734,979	$827,057	$925,587	$983,647	$983,647	$0.84
Other Income	$195,117	$104,759	$109,003	$147,081	$104,262	$144,977	$144,977	$0.12
Discounts and Concessions	($221,270)	($807,604)	($230,065)	($336,765)	($328,336)	$0	$0	$0.00
Less Vacancy & Credit Loss(1)	($515,223)	($259,229)	($446,478)	$110,212	($140,636)	$0	($1,132,049)	($0.97)
Effective Gross Income	$15,799,809	$13,782,082	$12,719,199	$13,323,582	$13,666,835	$14,463,769	$16,168,707	$13.83
Total Operating Expenses	$3,455,909	$3,327,927	$3,268,692	$3,433,272	$3,489,440	$3,730,308	$3,777,271	$3.23
Net Operating Income	$12,343,900	$10,454,155	$9,450,507	$9,890,310	$10,177,396	$10,733,461	$12,391,436	$10.60
Capital Expenditures	$357,203	$351,093	$224,307	$209,651	$278,833	$168,855	$233,957	$0.20
TI/LC	$1,251,634	$1,023,860	$1,249,518	$1,306,341	$1,396,891	$1,769,877	$631,862	$0.54
Net Cash Flow	$10,735,063	$9,079,202	$7,976,681	$8,374,318	$8,501,672	$8,794,729	$11,525,617	$9.86

Occupancy %	79.5%	78.3%	80.7%	86.3%	90.3%	93.4%(2)	93.0%
NOI DSCR	2.11x	1.79x	1.61x	1.69x	1.74x	1.83x	2.12x
NCF DSCR	1.83x	1.55x	1.36x	1.43x	1.45x	1.50x	1.97x
NOI Debt Yield	9.3%	7.9%	7.1%	7.4%	7.7%	8.1%	9.3%
NCF Debt Yield	8.1%	6.8%	6.0%	6.3%	6.4%	6.6%	8.7%

(1)	Historical Base Rent is net of vacancy. UW Base Rent includes approximately $382,779 of contractual rent steps through June 1, 2015.
(2)	The 8/31/2014 TTM Occupancy % is based on the 9/30/2014 rent roll.

Escrows and Reserves.  The Koll Airport Business Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. The Koll Airport Business Center Borrower is required to make monthly deposits of $14,603 for replacement reserves, provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve equals or exceeds $525,707. The Koll Airport Business Center Borrower is required to make monthly deposits of $97,353 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $3,504,711 (minus any amounts attributable to lease termination fees or payments deposited therein).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Koll Airport Business Center Mortgage Loan. The Koll Airport Business Center Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Koll Airport Business Center Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” to disburse to the Koll Airport Business Center Borrower an amount equal to the operating expenses budgeted for the applicable calendar month as set forth in the lender-approved annual budget, together with any non-discretionary extraordinary operating expenses that either are the result of an

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Koll Airport Business Center

emergency or are approved by lender, to pay, so long as no event of default under the Koll Airport Business Center Mortgage Loan has occurred and is continuing, interest on the Koll Airport Business Center Mezzanine Loan and to disburse any excess to the Koll Airport Business Center Borrower; provided, that if a Trigger Period has occurred and is continuing, then any excess will be remitted to an account to be held by the lender as additional security for the Koll Airport Business Center Mortgage Loan.

A “Trigger Period” will (i) commence upon the occurrence of an event of default under the Koll Airport Business Center Mortgage Loan or the Koll Airport Business Center Mezzanine Loan and continue until either such event of default is no longer continuing or (ii) commence upon the debt yield calculated as of the first day following the end of any fiscal quarter being equal to or less than 6.50% and continue until the debt yield for two consecutive fiscal quarters thereafter is greater than 6.75% or (iii) commence upon the occurrence of a bankruptcy event with respect to the property manager (i.e., Koll Industrial Properties, LLC) and continue until the property manager subject to such event is replaced by a property manager approved by the lender in accordance with the loan agreement and with respect to which the rating agencies have confirmed that such appointment will not result in a downgrade, withdrawal or qualification of any rating assigned to the securities issued in a securitization of the Koll Airport Business Center Mortgage Loan.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Koll Airport Business Center Mezzanine Loan” refers to a loan in the principal amount of $25,000,000 made by BREF IV Series A LLC, an affiliate of Brookfield Asset Management Inc., to AIC Mezz, LLC (the “Koll Airport Business Center Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the Koll Airport Business Center Borrower and put in place simultaneously with the origination of the Koll Airport Business Center Mortgage Loan. The Koll Airport Business Center Mezzanine Loan requires monthly payments of interest-only prior to its November 5, 2019 maturity date. The Koll Airport Business Center Mezzanine Loan is subject to an intercreditor agreement between the Koll Airport Business Center Mortgage Loan lender and the Koll Airport Business Center Mezzanine Loan lender.

The following table presents certain information relating to the Koll Airport Business Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$25,000,000	10.4102%	60	0	60	1.36x	7.8%	79.8%

Property Management.  The Koll Airport Business Center Property is managed by Koll Industrial Properties, LLC, an affiliate of the Koll Airport Business Center Borrower.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any similar or subsequent statute) is in effect, the Koll Airport Business Center Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in such statute) in an amount equal to full replacement cost of the Koll Airport Business Center Property and business interruption insurance for the term required under the loan agreement. Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any similar or subsequent statute) is not in effect, provided such insurance is commercially available, the Koll Airport Business Center Borrower is required to maintain terrorism insurance as required by the preceding sentence, but in such event, the Koll Airport Business Center Borrower will only be required to maintain as much coverage as may be obtained by paying two times the amount of the insurance premium that is payable at such time in respect of the Koll Airport Business Center Property and business interruption insurance required on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption insurance).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

Lake Michigan
CHICAGO
Near North Side
River North
Gold Coast
Streeterville
New East Side
Chicago Loop
West Loop
MILLENNIUM PARK
GRANT PARK
300 North LaSalle
300 North LaSalle Street
Chicago, IL 60606
Chicago River
Lake Shore Drive
E. Walton St.
E. Delaware Pl.
E. Chestnut St.
E. Pearson St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
W. Grand Ave.
W. Illinois St.
W. Hubbard St.
W. Kinzie St.
W. Wacker Dr.
E. Wacker Dr.
W. Lake St.
E. Lake St.
W. Randolph St.
E. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
E. Monroe St.
W. Adams St.
W. Jackson Blvd.
E. Jackson Blvd.
W. Van Buren St.
E. Congress Pkwy.
Eisenhower Expwy
W. Harrison St.
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
N. Franklin St.
N. Kingsbury St.
N. Columbus Dr.
N. Canal St.
N. Wacker Dr.
S. Wacker Dr.
S. Canal St.
S. Franklin St.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
CTA RED LINE
CTA BROWN, PURPLE LINES
CTA BLUE, GREEN, PINK LINES
CTA LOOP
CTA BLUE LINE
METRA COMMUTER RAIL
900 North Michigan
John Hancock Center
Water Tower Place
Water Tower
Loyola University Water Tower Campus
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
NBC Tower
Tribune Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
City Hall
Daley Plaza
Chicago Cultural Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
Jay Pritzker Pavilion
Cloud Gate
Lyric Opera of Chicago
Citigroup Center
Hyatt Center
Chase Tower
Chicago Mercantile Exchange
AT&T Corporate Center
Willis (Sears) Tower
Union Station
Chicago Board of Trade
Art Institute of Chicago
Chicago Symphony Center
DePaul Univ. College of Law
Chicago Yacht Club
Chicago Stock Exchange
Library
Robert Morris Univ.
Auditorium Theatre
VAN BUREN STREET METRA
Buckingham Fountain
LA SALLE ST. METRA
Chicago/State
Grand
Clark/Lake
State/Lake
Lake/State
Randolph/Wabash
Washington/State
Washington/Wells
Madison/Wabash
Monroe/State
Adams/Wabash
Quincy/Wells
Jackson/State
LaSalle/Van Buren
LaSalle
41
290
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Melrose Park
Oak Park
Maywood
Elmhurst
Cicero
CHICAGO
Oak Lawn
Orland Park
INDIANA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$130,600,000			Location:	Chicago, IL 60606
Cut-off Date Balance(1):	$130,600,000			General Property Type:	Office
% of Initial Pool Balance:	8.9%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	TILC Operating Properties LLC			Year Built/Renovated:	2009/N/A
Mortgage Rate:	3.450%			Size:	1,302,901 SF
Note Date:	7/17/2014			Cut-off Date Balance per Unit(1):	$177
First Payment Date:	9/10/2014			Maturity Date Balance per Unit(1):	$144
Maturity Date:	8/10/2024			Property Manager:	Hines Interests Limited Partnership
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$47,177,657
IO Period:	60 months			UW NOI Debt Yield(1):	20.5%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	25.2%
Prepayment Provisions:	LO (22); YM1 (6); DEF/YM1 (86); O (6)			UW NCF DSCR(1):	2.87x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$39,956,254 (4/30/2014 TTM)
Additional Debt Type:	Pari Passu/Subordinate			2nd Most Recent NOI:	$39,562,068 (12/31/2013)
Additional Debt Balance:	$100,000,000/$244,400,000			3rd Most Recent NOI:	$39,907,056 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	98.1% (9/30/2014)
Reserves(2)				2nd Most Recent Occupancy:	96.8% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.3% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$851,000,000 (6/27/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	27.1%
Recurring Replacements:	$0	Springing	$521,160	Maturity Date LTV Ratio(1):	21.9%
TI/LC:	$0	Springing	N/A
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$475,000,000	55.5%	Purchase Price:	$850,000,000	99.2%
Borrower Equity:	$381,577,992	44.5%	Closing Costs:	$6,577,992	0.8%
Total Sources:	$856,577,992	100.00%	Total Uses:	$856,577,992	100.00%

(1)
The 300 North LaSalle Mortgage Loan is part of the 300 North LaSalle Non-Serviced Loan Combination evidenced by three pari passu senior notes and a subordinate B note with an aggregate original principal balance of $475,000,000. The three 300 North LaSalle pari passu senior promissory notes have a combined original principal balance of $230,600,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the 300 North LaSalle pari passu senior promissory notes and without regard to the subordinate B note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the 300 North LaSalle Non-Serviced Loan Combination are $365, $331, 1.71x, 9.9%, 10.9%, 55.8% and 50.7%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The 300 North LaSalle Property was acquired by the 300 North LaSalle Borrower in July 2014; therefore, only three months of operating history under the 300 North LaSalle Borrower is available. These three months of operating history were annualized by the lender resulting in a Most Recent NOI for the trailing three months ending September 2014 of $55,346,220. Please see Cash Flow Analysis below for further detail.

The Mortgage Loan.

The second largest mortgage loan (the “300 North LaSalle Mortgage Loan”) is part of a non-serviced loan combination (the “300 North LaSalle Non-Serviced Loan Combination”) evidenced by three pari passu senior promissory notes (“300 North LaSalle Note A-1,” “300 North LaSalle Note A-2” and “300 North LaSalle Note A-3”) and a componentized subordinate note (“300 North LaSalle B Note”) (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering an office building known as 300 North LaSalle (the “300 North LaSalle Property”) located in Chicago, Illinois. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 North LaSalle Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The 300 North LaSalle Note A-2 and 300 North LaSalle Note A-3, which together evidence the 300 North LaSalle Mortgage Loan, are being contributed to the MSBAM 2014-C19 securitization trust and have an aggregate original principal balance of $130,600,000. The 300 North LaSalle Note A-1 was contributed to the MSBAM 2014-C18 securitization trust and had an original principal balance of $100,000,000. The 300 North LaSalle B Note was contributed to the MSBAM 2014-C18 securitization trust, however, the 300 North LaSalle B Note was not included in the pool of mortgage loans for MSBAM 2014-C18, but rather supported separate loan-specific securities, and had an original principal balance of $244,400,000. The holders of the respective promissory notes evidencing the 300 North LaSalle Non-Serviced Loan Combination have entered into an agreement among note holders that sets forth the respective rights of each note holder. The 300 North LaSalle Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2014-C18 pooling and servicing agreement. The pari passu senior note not included in the issuing entity (namely the 300 North LaSalle Note A-1) is referred to as the “300 North LaSalle Non-Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

The Borrower and Sponsor. The borrower is 300 North LaSalle LLC, a Delaware limited liability company (the “300 North LaSalle Borrower”) with two independent directors.

The sole member of the 300 North LaSalle Borrower is TILC Operating Properties LLC, a Delaware limited liability company, an affiliate of The Irvine Company LLC. The Irvine Company LLC is a diversified, privately held real-estate investment company. Founded in 1864 and headquartered in Newport Beach, California, the Irvine Company LLC is one of the largest landowners in California with a long history of real estate ownership and management.

The Property.  The 300 North LaSalle Property is a 1,302,901 SF, 60-story, Class “A,” LEED® Platinum office building in the central business district of Chicago, Illinois. The 300 North LaSalle Property is located along the north bank of the Chicago River on North LaSalle Street in the River North neighborhood, a northern extension of the traditional Loop office submarket. Completed in 2009, the 300 North LaSalle Property was designed by Pickard Chilton and features a distinctive façade of articulated glass and stainless steel and was one of the first Class “A” office assets to locate outside of the traditional downtown loop boundaries. Building amenities include a landscaped riverfront plaza, a waterfront cafe, white tablecloth restaurant Chicago Cut Steakhouse, a club-quality fitness center, a conference center overlooking the river, onsite banking and bike storage, pedestrian access to mass transit and three levels of private underground parking with 233 spaces and with valet and car wash services.

The 300 North LaSalle Property is proximate to multiple public transportation options as well as numerous local amenities, including Ogilvie Transportation Center, Union Station and multiple CTA lines. Tenants and guests can readily access the 300 North LaSalle Property via several mass transit choices, including major commuter rail stations, CTA train, bus services, and Chicago Water Taxi.

As of September 30, 2014, the 300 North LaSalle Property was 98.1% leased to 34 tenants. The historical occupancy at the 300 North LaSalle Property was 96.8% as of December 31, 2013, 97.3% as of December 31, 2012 and 95.3% as of December 31, 2011.

Major Tenants.

Kirkland & Ellis LLP (687,857 SF, 52.8% of NRA, 52.9% of underwritten base rent). Kirkland & Ellis LLP (“Kirkland”) leases 687,857 SF of office and storage space on a lease expiring February 28, 2029, with four five- or 10-year renewal options and one termination option effective February 2025 with 24 months’ notice and payment of a termination fee equal to 12 months of net rent plus pro rata share of taxes and operating expenses. The lease provides for a current annual base rental rate of $32.43 PSF. Headquartered at the 300 North LaSalle Property, Kirkland is an international full service law firm, with approximately 1,600 lawyers practicing worldwide in 11 cities, and is ranked number five on certain legal journal’s 2013 ranking of U.S. firms by revenue and Global 100 firms by revenue, with gross revenue of approximately $2.0 billion. Kirkland is ranked number five in profits per partner with approximately $3,280,000 per partner. Kirkland’s practice areas are divided into four broad groups: Litigation, Corporate and Tax, Intellectual Property and Restructuring. Established in 1908, Kirkland’s Chicago office in the 300 North LaSalle Property is its largest with 650 attorneys.

Boston Consulting Group (124,253 SF, 9.5% of NRA, 9.8% of underwritten base rent). The Boston Consulting Group (“BCG”) leases 124,253 SF of office space on a lease expiring December 31, 2024, with two five- or 10-year renewal options. The lease provides for a current annual base rental rate of $33.38 PSF. Founded in 1963, BCG is a global general management consulting firm. BCG has 81 offices in 45 countries and is wholly owned by its officers and is ranked number three on certain magazine’s 2014 “100 Best Companies to Work For” list.

Quarles & Brady LLP (81,990 SF, 6.3% of NRA, 7.0% of underwritten base rent). Quarles & Brady LLP (“Quarles”) leases 81,990 SF on a lease expiring March 31, 2024 with two five-year renewal options and a one-time termination option effective May 2019 with six months’ notice and payment of a termination fee equal to six months of base rent plus pro rata share of taxes and operating expenses. The lease provides for a current annual base rental rate of $35.84 PSF. Founded in 1895, Quarles is a law firm with 450 lawyers that provides broad-based legal services through a strong network of regional practices nationwide. According to certain legal journal’s rankings, Quarles is the 106th largest law firm in the U.S. In terms of revenue, Quarles is ranked 127th in certain legal journal’s ranking with 2014 gross revenue of approximately $235 million and profits per partner of approximately $455,000. Quarles’ practice areas include bankruptcy, corporate finance and securities, employment relations, environmental law, government relations, health law and intellectual property.

GTCR Golder Rauner (78,185 SF, 6.0% NRA, 6.3% of underwritten base rent). GTCR Golder Rauner (“GTCR”) leases 66,095 SF of office and storage space on a lease expiring March 31, 2024, with two five-year renewal options. GTCR has a signed lease and is expected to occupy an additional 12,090 SF in April 2015. The lease provides for a current annual base rental rate of $34.22 PSF. GTCR is a leading private equity investment firm and long term strategic partner for outstanding management teams. Based in Chicago, GTCR pioneered the investment strategy of identifying and partnering with executives to acquire and build companies through a combination of acquisitions and strong internal growth. Since inception, GTCR funds have invested more than $10 billion of equity capital in over 200 companies in a wide range of industries. GTCR has taken more than 40 companies public since its founding.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

The following table presents a summary regarding major tenants at the 300 North LaSalle Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Kirkland and Ellis LLP	NR/NR/NR	687,857	53%	$22,305,048	53%	$32.43	2/28/2029
The Boston Consulting Group	NR/NR/NR	124,253	10%	$4,147,565	10%	$33.38	12/31/2024
Quarles and Brady LLP	NR/NR/NR	81,990	6%	$2,938,482	7%	$35.84	3/31/2024
GTCR Golder Rauner	NR/NR/NR	78,185	6%	$2,675,539	6%	$34.22	3/31/2024
Subtotal/Wtd. Avg.		972,285	75%	$32,066,634	76%	$32.98

Other Tenants		306,221	24%	$10,128,733	24%	$33.08
Vacant Space		24,395	2%	$0	0%	$0.00
Total/Wtd. Avg.		1,302,901	100%	$42,195,368	100%	$33.00

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 300 North LaSalle Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	10	29,205	$31.26	2%	2%	$912,910	2%	2%
2016	5	12,649	$27.97	1%	3%	$353,787	1%	3%
2017	6	25,943	$33.08	2%	5%	$858,097	2%	5%
2018	5	28,817	$29.69	2%	7%	$855,677	2%	7%
2019	10	88,120	$37.05	7%	14%	$3,264,856	8%	15%
2020	6	56,484	$32.28	4%	19%	$1,823,083	4%	19%
2021	0	0	$0.00	0%	19%	$0	0%	19%
2022	3	49,408	$33.72	4%	22%	$1,666,047	4%	23%
2023	1	0	$0.00	0%	22%	$0	0%	23%
2024	14	284,428	$34.32	22%	44%	$9,761,586	23%	46%
2025 & Beyond	34	703,452	$32.27	54%	98%	$22,699,326	54%	100%
Vacant	0	24,395	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	94	1,302,901	$33.00	100%		$42,195,368	100%

(1)	Information is based on the underwritten rent roll, updated to reflect actual renewals for leases expiring in 2014.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.  The 300 North LaSalle Property is located at 300 North LaSalle Street in the near southern portion of the city of Chicago, Cook County, Illinois in the River North neighborhood. The 300 North LaSalle Property is situated along the north bank of the Chicago River and along the west side of North LaSalle Street near the foot of the North LaSalle Street bridge in downtown Chicago. River North, which enjoys a prime location with Michigan Avenue to the east and the central business district to the south, is proximate to many of Chicago’s commercial amenities. The 300 North LaSalle Property is located approximately five blocks from the Magnificent Mile, two blocks from State Street and is in the midst of numerous fine dining and night life establishments.

The River North neighborhood has access to the metropolitan highway system and downtown Chicago. Ohio Street has a full interchange with the Kennedy Expressway (I-90/94) just west of the neighborhood. The neighborhood roadways are in a grid system. Hubbard Street, Chicago Avenue, Ohio Street and other east-west roadways provide access to a number of major north-south streets. These north-south streets provide direct access to the Chicago Loop directly across the Chicago River to the south of the neighborhood. Lake Shore Drive (US Route 41) is located about one mile east of the neighborhood and runs north-south along the Lake Michigan shoreline. Public transportation serving the neighborhood includes the CTA Red Line, Purple Line and Brown Line trains, which traverse the neighborhood and offer nearby stops at Grand Avenue, Chicago Avenue, Franklin Street and the Merchandise Mart. In addition, the CTA bus system has numerous stops throughout the area.

The Chicago metropolitan statistical area (“MSA”) had an estimated 9.6 million residents in 2013, and is expected to grow to approximately 9.7 million residents by 2018. As of January 2014, the unemployment rate for the MSA was 8.6%, which is 1.3% lower than the prior year rate. The Chicago MSA is a popular headquarters location for national and international companies seeking a relatively low-cost, central destination for operations. It has been reported that in 2013, Illinois housed 32 Fortune 500 Company headquarters, including 29 in the Chicago region.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

As of the first quarter of 2014, the River North office market contained approximately 20 million rentable SF and the River North office market direct vacancy rate was 9.6%, compared to the direct Chicago vacancy rate of 14.3%. The average asking rental rate was $31.70 PSF for the River North office market, which was above the direct primary Chicago average of $22.77 PSF and a 5.07% increase year-over-year, in the first quarter of 2014.

Properties comparable to the 300 North LaSalle Property are shown in the chart below:

Comparable Properties Summary
Property	Address	Total GLA (SF)	Year Built/ Renovated	Stories	Occupancy Rate	Asking NNN Rent PSF
155 North Wacker	155 North Wacker Drive Chicago, Illinois	25,365	2009	46	97.8%	$24.00-$38.00
150 North Riverside	150 North Riverside Chicago, Illinois	854,620	N/A	51	28.7%	$30.50-$38.00
River Point Office Building	444 West Lake Street Chicago, Illinois	624,544	N/A	52	41.8%	$32.00-$48.00
UBS Tower	1 North Wacker Drive Chicago, Illinois	131,880	2001	50	90.4%	$26.50-$32.00
111 South Wacker	111 South Wacker Drive Chicago, Illinois	14,388	2004	51	98.6%	$27.50-$34.00
Hyatt Center	71 South Wacker Drive Chicago, Illinois	143,119	2001	50	90.4%	$28.00-$35.00
Mesirow Financial Building	353 North Clark Street Chicago, Illinois	77,460	2009	47	93.4%	$24.00-$27.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 300 North LaSalle Property:

Cash Flow Analysis
	2010	2011	2012	2013	4/30/2014 TTM	9/30/2014 T-3 Ann. (1)	UW	UW PSF
Base Rent	N/A	$40,722,697	$40,604,862	$39,893,545	$40,237,262	$45,854,372	$42,444,017	$32.58
Straight-Line Rents(2)	N/A	$0	$0	$0	$0	$0	$3,736,026	$2.87
Percentage Rent	N/A	$0	$0	$254,041	$259,677	$1,191,320	$734,177	$0.56
Expense Reimbursements	N/A	$20,882,938	$24,782,674	$26,081,109	$26,452,058	$32,881,920	$27,032,236	$20.75
Parking Income	N/A	$940,464	$1,006,583	$1,050,477	$1,057,489	$928,432	$1,062,840	$0.82
Other Income	N/A	$361,397	$405,693	$445,469	$456,156	$449,328	$453,213	$0.35
Less Concessions	N/A	($1,005,289)	($1,113,663)	($520,342)	($414,662)	($94,244)	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	($179,911)	($100,839)	($30,803)	$0	($1,728,494)	(2.34%)
Effective Gross Income	N/A	$61,902,207	$65,506,238	$67,103,460	$68,017,177	$81,211,128	$73,734,014	$56.59
Total Operating Expenses	N/A	$22,299,237	$25,599,182	$27,541,392	$28,060,923	$25,864,908	$26,556,357	$20.38
Net Operating Income	N/A	$39,602,970	$39,907,056	$39,562,068	$39,956,254	$55,346,220	$47,177,657	$36.21
TI/LC	N/A	$0	$0	$0	$0	$0	$814,497	$0.63
Capital Expenditures	N/A	$0	$0	$0	$0	$0	$260,580	$0.20
Net Cash Flow	N/A	$39,602,970	$39,907,056	$39,562,068	$39,956,254	$55,346,220	$46,102,580	$35.38

Occupancy %	N/A	95.3%	97.3%	96.8%	98.1%	98.1%	97.7%
NOI DSCR(3)	N/A	2.46x	2.48x	2.46x	2.48x	3.44x	2.93x
NCF DSCR(3)	N/A	2.46x	2.48x	2.46x	2.48x	3.44x	2.87x
NOI Debt Yield(3)	N/A	17.2%	17.3%	17.2%	17.3%	24.0%	20.5%
NCF Debt Yield(3)	N/A	17.2%	17.3%	17.2%	17.3%	24.0%	20.0%

(1)	The 300 North LaSalle Property was acquired by the 300 North LaSalle Borrower in July 2014; therefore, only three months of operating history is available under the 300 North LaSalle Borrower.

(2)	Underwritten Straight-Line Rents include average rents for space occupied by Kirkland and Ellis LLP.

(3)	Based on the 300 North LaSalle pari passu senior promissory notes, which have an aggregate original principal balance of $230,600,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Escrows and Reserves.  During a Reserve Period (as defined below), the 300 North LaSalle Borrower is required to deposit 1/12 of the estimated taxes monthly, 1/12 of the estimated insurance premiums monthly (unless the 300 North LaSalle Property is covered under a “blanket policy” acceptable to the lender), $217,150 for TI/LC reserves monthly and $21,715 for replacement reserves monthly (the total replacement reserve is capped at $521,160).

A “Reserve Period” will generally commence upon the earlier of (i) an event of default and (ii) the date upon which the debt service coverage ratio is less than 1.20x. A Reserve Period will generally end upon (i) cure of such event of default or (ii) the date upon which the debt service coverage ratio equals or exceeds 1.20x for two consecutive quarters.

In the event the tenant Kirkland & Ellis gives notice of its election to exercise its early termination option under its lease, the 300 North LaSalle Borrower will be required to deposit to a “Kirkland Lease Springing Reserve” the amount of $51,200,000 which amount may be paid at the 300 North LaSalle Borrower’s election in the form of either (i) a lump sum cash payment, (ii) through 12 equal monthly installments, (iii) by delivery of a letter of credit (from an “AA‐” rated financial institution), or (iv) by delivery of a guaranty from an affiliate of the 300 North LaSalle Borrower that maintains an investment grade rating. Provided no event of default is continuing, upon such time as all of the Kirkland & Ellis space has been leased (with all tenant improvement allowances and leasing commissions having been paid in full and tenants paying rent thereunder) under one or more leases, which provide for an initial term of not less than five years and payment of a net effective rent of not less than 95% of the then effective fair market rent, funds on deposit in this reserve will be used for reimbursement of qualified leasing expenses, with the balance of such reserve returned to the 300 North LaSalle Borrower.

Lockbox and Cash Management.

A hard lockbox is in place with respect to the 300 North LaSalle Mortgage Loan. The 300 North LaSalle Mortgage Loan has springing cash management upon the commencement of a Cash Trap Period (defined below). Also during a Cash Trap Period, until the occurrence of an Excess Cash Flow Sweep Stop (defined below), the 300 North LaSalle Borrower will be required to deposit all excess cash with respect to the 300 North LaSalle Mortgage Loan to an account to be held by the lender as additional security for 300 North LaSalle Mortgage Loan.

A “Cash Trap Period” will generally commence upon the earlier of: (A) an event of default; (B) the date upon which the debt service coverage ratio is less than 1.10x (“Debt Service Trigger”); (C) the date upon which Kirkland & Ellis is subject to any bankruptcy proceeding (“Kirkland Bankruptcy Sweep”); or (D) the date upon which Kirkland & Ellis fails to occupy at least 75% of its leased space (excluding any contraction space, storage space or subleased space) (“Kirkland Occupancy Trigger”). A Cash Trap Period will generally end upon, as applicable, (A) the cure of the related event of default, (B) date upon which the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (provided that no event of default exists), (C) the date upon which (provided that no event of default exists) (x) Kirkland & Ellis is no longer subject to the related bankruptcy proceeding and its lease has not been reduced to less than 75% of its original space (y) under the related bankruptcy proceeding Kirkland & Ellis assumes its lease with respect to at least 75% of its original space, or (z) at least 75% of the original Kirkland & Ellis space has been re-leased and (D) the date upon which any vacated portion of the Kirkland & Ellis has been re-leased and when taken together with the space then occupied by Kirkland & Ellis, equals or exceeds 75% of the space originally leased.

An “Excess Cash Flow Sweep Stop” will generally occur when (A) with regard to any Cash Trap Period commenced as a result of a Debt Service Trigger, the excess cash being held is not less than $27,000,000, (B) with regard to any Cash Trap Period commenced as a result of a Kirkland Bankruptcy Sweep, the excess cash being held is not less than $51,200,000 less any Kirkland Lease Springing Reserve funds (other than any lease termination payments deposited) or any cash payments paid to the 300 North LaSalle Borrower as a result of any bankruptcy proceeding of Kirkland & Ellis, or (C) with regard to any Cash Trap Period commenced as a result of a Kirkland Occupancy Trigger, the excess cash being held is not less than $75.00 times the square footage no longer occupied by Kirkland & Ellis. There will be no Excess Cash Flow Sweep Stop in connection with a Cash Trap Period commenced as a result of an event of default.

Property Management. The 300 North LaSalle Property is subject to a management agreement with Hines Interests Limited Partnership (“Hines”). Founded in 1957, Hines is a privately owned, international real estate firm involved in real estate investment, development and property management. Currently, Hines manages 391 properties totaling 161 million SF, which includes 89.1 million SF for third parties. Hines has controlled assets valued at approximately $28.2 billion and a presence in more than 115 countries worldwide, including offices in 18 countries and U.S. regional offices in 73 cities. Hines has entered into a sub-management agreement with an affiliate of the 300 North LaSalle Borrower (TICAD Commercial Properties Holdings LLC (“TICAD”)) under which TICAD will assist and consult with Hines regarding management of the 300 North LaSalle Property and share in the related management fees with Hines.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	300 North LaSalle

Additional Secured Indebtedness (not including trade debts).

The 300 North LaSalle Non-Serviced Loan Combination was originated by or on behalf of Bank of America, N.A. on July 17, 2014 and is evidenced by three pari passu senior notes and a componentized subordinate B note, secured by the 300 North LaSalle Property, with a combined original principal balance of $475,000,000 (the 300 North LaSalle Note A-1 with an original principal balance of $100,000,000, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 with an aggregate original principal balance of $130,600,000 and the 300 North LaSalle B Note with an original principal balance of $244,400,000). The 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 (which together evidence the 300 North LaSalle Mortgage Loan) will be included in the securitization trust for MSBAM 2014-C19. The 300 North LaSalle Note A-1 and the 300 North LaSalle B Note were included in the securitization trust for MSBAM 2014-C18.

The amortization schedules for the 300 North LaSalle Note A-1, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 each include scheduled payments of principal prior to the maturity date of the 300 North LaSalle Non-Serviced Loan Combination. The 300 North LaSalle B Note is interest-only until maturity and therefore does not provide for principal payments until the maturity date of the 300 North LaSalle Non-Serviced Loan Combination. The amortization schedules for the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 are attached as Appendix VIII to the Free Writing Prospectus.

The 300 North LaSalle Mortgage Loan  accrues interest at the same rate as the pari passu senior note (namely the 300 North LaSalle Note A-1) evidencing the 300 North LaSalle Non-Serviced Companion Loan. The components comprising the principal balance of the 300 North LaSalle B Note will accrue interest at an approximate weighted average per annum rate of 4.39837%. The 300 North LaSalle Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the note comprising the 300 North LaSalle Non-Serviced Companion Loan, and each of the 300 North LaSalle Note A-1, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 will be senior in right of payment of interest and principal to the 300 North LaSalle B Note, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 North LaSalle Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the 300 North LaSalle Mortgage Loan and the 300 North LaSalle Non-Serviced Companion Loan and the 300 North LaSalle B Note have entered into an agreement among note holders which sets forth the allocation of collections on the 300 North LaSalle Non-Serviced Loan Combination. The 300 North LaSalle Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2014-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 300 North LaSalle Non-Serviced Loan Combination” in the Free Writing Prospectus.

The following table presents certain information relating to the 300 North LaSalle Non-Serviced Loan Combination:

Loan Structure Summary
	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Debt UW NCF DSCR	Debt UW NOI Debt Yield	Debt Cut-off Date LTV
300 North LaSalle Note A-1, Note A-2 and Note A-3	$230,600,000	3.4500%	120	360	60	2.87x	20.5%	27.1%
300 North LaSalle B Note	$244,400,000	4.3983%(1)	120	0	120	N/A	N/A	N/A
300 North LaSalle Non-Serviced Loan Combination	$475,000,000	3.9490%	120	N/A	N/A	1.71x	9.9%	55.8%

(1)	Approximate weighted average per annum rate

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the 300 North LaSalle Borrower is required pursuant to the 300 North LaSalle Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 300 North LaSalle Property, provided that if the Terrorism Risk Insurance Act of  2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 is not in full force and effect, then the 300 North LaSalle Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the total insurance premium that is payable as of the closing date of 300 North LaSalle Mortgage Loan, subject to annual consumer price index adjustments, in respect of the  business interruption insurance required under the 300 North LaSalle Mortgage Loan documents plus the full replacement cost (without giving effect to the cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Mortgage Loan No. 3 – TKG Retail Portfolio B

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Mortgage Loan No. 3 – TKG Retail Portfolio B

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Mortgage Loan No. 3 – TKG Retail Portfolio B

Colerain
Towne Center

Walmart
JOANN

Monument Marketplace

Walmart
KOHL'S

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Mortgage Loan No. 3 – TKG Retail Portfolio B

Collinsville
Skiatook
OSAGE INDIAN RESERVATION
OSAGE COUNTY
Sperry
Owasso
Claremore
ROGERS COUNTY
Limestone
Turley
Verdigris
TULSA
Catoosa
Downtown
Sand Springs
Oakhurst
TULSA COUNTY
Fair Oaks
Eastborough
WAGONER COUNTY
Timber Brook
CREEK COUNTY
Broken Arrow
Sapulpa
Jenks
Bixby
Coweta

ROCKINGHAM COUNTY
HARRISONBURG
Belmont Estates
Dayton
Keezletown
Massanetta Springs
Pleasant Valley

TKG Retail Portfolio B	
1 Smith Farm Marketplace	Owasso, OK
2 Harrisonburg Crossing	Harrisonburg, VA
3 Colerain Towne Center	Cincinnati, OH
4 Monument Marketplace	Monument, CO

Ross Township
Hamilton
Liberty Township
BUTLER COUNTY
Fairfield
West Chester Township
Mason
Pleasant Run
Sharonville
Landen
Harrison
Forest Park
Blue Ash
Montgomery
INDIANA
OHIO
Northbrook
Mount Healthy
Wyoming
Reading
Loveland
White Oak
Kenwood
Grandview
Amberley
The Village of Indian Hill
St. Bernard
Norwood
Madeira
Greendale
North Bend
Cheviot
Milford
HAMILTON COUNTY
Covedale
CINCINNATI
Summerside
Downtown
Bellevue
Turpin Hills
Covington
Newport
Forestville
Fort Thomas
Villa Hills
Fort Wright
Erlanger
Fort Mitchell
Highland Heights
Burlington
CLERMONT COUNTY
OHIO
Oakbrook
Taylor Mill
Elsmere
CAMPBELL COUNTY
Florence
New Richmond
BOONE COUNTY
KENTON COUNTY
KENTUCKY
Alexandria
Union
Independence
Claryville

DOUGLAS COUNTY
ELBERT COUNTY
Palmer Lake
Woodmoor
Monument
PIKE NATIONAL FOREST
Gleneagle
FRONT RANGE
Black Forest
Woodland Park
United States Air Force Academy
EL PASO COUNTY
Chipita Park
Falcon
COLORADO SPRINGS
Cascade
Cimarron Hills
Manitou Springs
Downtown
Stratmoor

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Mortgage Loan No. 3 – TKG Retail Portfolio B

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$108,495,000			Location:	Various
Cut-off Date Balance:	$108,495,000			General Property Type:	Retail
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	Various
Mortgage Rate:	4.330%			Size:	1,055,714 SF
Note Date:	8/5/2014			Cut-off Date Balance per Unit:	$103
First Payment Date:	10/1/2014			Maturity Date Balance per Unit:	$103
Maturity Date:	9/1/2019			Property Manager:	TKG Management, Inc. (borrower affiliate)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	60 months			UW NOI:	$9,774,492
Seasoning:	3 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (23); YM1 (33); O (4)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.86x
Additional Debt Type:	N/A			Most Recent NOI(3):	$10,824,536 (9/30/2014 T-9 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$9,639,175 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$9,434,023 (12/31/2011)
Reserves(1)				Occupancy Rate:	99.5% (9/17/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$145,000,000 (4/16/2014-4/25/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	74.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$108,495,000	99.2%	Loan Payoff(4):	108,333,995	99.0%
Borrower Cash:	$926,889	0.8%	Closing Costs:	$1,087,894	1.0%
Total Sources:	$109,421,889	100.0%	Total Uses:	$109,421,889	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all four retail centers that comprise the TKG Retail Portfolio B Property.
(3)
Affiliates or associates of the TKG Retail Portfolio B Borrower purchased the properties constituting the TKG Retail Portfolio B Property separately during 2004 and 2013. The TKG Retail Portfolio B Borrower indicated that calendar year 2013 operating statements for three of the properties that make up the TKG Retail Portfolio B Property are not available and that historical rent rolls are not available. The 9/30/14 data reflects the trailing nine months, annualized.

(4)	The Loan Payoff amount includes approximately $5,433,182 of previous unsecured debt associated with the Colerain Towne Center property.

The Mortgage Loan.  The third largest mortgage loan (the “TKG Retail Portfolio B Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $108,495,000, secured by first priority fee mortgages encumbering four anchored retail centers located in four states (the “TKG Retail Portfolio B Property”). The proceeds of the TKG Retail Portfolio B Mortgage Loan were primarily used to refinance four separate bank loans totaling approximately $102,900,812, secured by the individual retail centers that comprise the TKG Retail Portfolio B Property and approximately $5,433,182 of previous unsecured debt associated with the Colerain Towne Center property. The retail centers were purchased by affiliates or associates of the TKG Retail Portfolio B Borrower in 2004 (Harrisonburg Crossing) and 2013 (Smith Farm Marketplace, Colerain Towne Center, and Monument Marketplace) for a combined purchase price of approximately $135,500,000.

The Borrower and the Sponsor. The borrowers are TKG Smith Farm, LLC, a Delaware limited liability company, TKG Colerain Towne Center, LLC, a Delaware limited liability company, THF Harrisonburg Crossing, L.L.C., a Missouri limited liability company, and TKG Monument Development, LLC, a Delaware limited liability company  (collectively, the “TKG Retail Portfolio B Borrower”), which are single purpose entities with independent directors. The TKG Retail Portfolio B Borrower is indirectly 100% owned by E. Stanley Kroenke, the sponsor and nonrecourse carve-out guarantor.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000. As of November 2014, Mr. Kroenke was noted on the “Forbes 400” list, with an estimated $5.8 billion net worth.

The Mortgaged Property.  The TKG Retail Portfolio B Property consists of four anchored retail centers in four states, listed below in decreasing order of size by allocated loan amount.

Smith Farm Marketplace located in Owasso, Oklahoma, is a 348,102 SF retail center (including three ground lease tenants totaling approximately 86,627 SF) anchored by Belk (ground lease tenant), Hobby Lobby, TJ Maxx, Ashley Furniture, and PetSmart. In addition, Smith Farm Marketplace is shadow anchored by an adjacent Target, which is not collateral for the TKG Retail Portfolio B Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Harrisonburg Crossing, located in Harrisonburg, Virginia, is a 203,007 SF retail center anchored by Best Buy, Ross Dress for Less, Barnes & Noble,  Bed Bath & Beyond, Staples, Michael’s and Petco. In addition, Harrisonburg Crossing is shadow anchored by a Home Depot and a Walmart Supercenter, which are not collateral for the TKG Retail Portfolio B Mortgage Loan.

Colerain Towne Center, located in Cincinnati, Ohio, is a 409,960 SF retail center anchored by a Walmart Supercenter, Hobby Lobby, Dick’s Sporting Goods, PetSmart and a Sears Outlet.

Monument Marketplace, located in Monument, Colorado, is a 94,645 SF retail center (including two ground lease tenants totaling approximately 13,068 SF) anchored by Staples and PetSmart. In addition, Monument Marketplace is shadow anchored by Walmart, Home Depot and Kohl’s, which are not collateral for the TKG Retail Portfolio B Mortgage Loan.

Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Smith Farm Marketplace	Owasso, OK	348,102	100.0%	$38,150,000	35.2%	2005/N/A	$51,000,000	74.8%	1.78x
Harrisonburg Crossing	Harrisonburg, VA	203,007	98.0%	$25,995,000	24.0%	2003/N/A	$35,500,000	73.2%	1.91x
Colerain Towne Center	Cincinnati, OH	409,960	100.0%	$25,100,000	23.1%	1991, 1992,1995, 2007/2013	$31,500,000	79.7%	1.84x
Monument Marketplace	Monument, CO	94,645	98.4%	$19,250,000	17.7%	2007/N/A	$27,000,000	71.3%	1.97x
Total/Wtd. Avg.		1,055,714	99.5%	$108,495,000	100.0%		$145,000,000	74.8%	1.86x

Major Portfolio Tenants.

Walmart (180,879 SF, 17% of portfolio NRA, 5% of portfolio underwritten base rent). Wal-Mart Real Estate Business Trust (“Walmart”) leases 180,879 SF at Colerain Towne Center. The original lease began on October 20, 1989 and the current lease, pursuant to the construction of a Walmart Supercenter store format, began on May 21, 2008 and has a current expiration date of May 31, 2028, with fifteen five-year lease renewal options. As of the company’s 2014 annual report, Walmart (NYSE: WMT) operated approximately 10,942 stores globally, including 4,203 U.S. based Walmart stores and 632 Sam’s Clubs.

Hobby Lobby (118,835 SF, 11% of portfolio NRA, 8% of portfolio underwritten base rent). Hob-Lob, Limited Partnership (“Hobby Lobby”) leases a total of 118,835 SF at Smith Farm Marketplace and Colerain Towne Center. The lease at Smith Farm Marketplace began on October 10, 2005 and has a current expiration date of October 31, 2020, with two five-year lease renewal options. The lease at Colerain Towne Center began on September 1, 2005 and has a current expiration date of December 31, 2015, with two five-year lease renewal options. Hobby Lobby informed the TKG Retail Portfolio B Borrower it will vacate its Colerain Towne Center space upon its lease expiration date in 2015. Hobby Lobby is a privately owned company that currently operates over 600 stores in the United States.

PetSmart (68,608 SF, 7% of portfolio NRA, 8% of portfolio underwritten base rent). PetSmart, Inc. (“PetSmart”) leases a total of 68,608 SF at Smith Farm Marketplace, Colerain Towne Center and Monument Marketplace. The lease at Smith Farm Marketplace began on January 24, 2006, and has a current expiration date of January 31, 2016, with six five-year lease renewal options. The lease at Colerain Towne Center began on October 31, 1994 and has a current expiration date of December 31, 2015. The lease at Monument Marketplace began on February 15, 2008 and has a current expiration date of February 17, 2018, with three five-year lease renewal options. PetSmart (NASDAQ: PETM) currently operates 1,352 stores and 200 in-store PetsHotels® dog and cat boarding facilities in the United States, Canada and Puerto Rico.

Staples (41,305 SF, 4% of portfolio NRA, 6% of portfolio underwritten base rent). Staples, Inc. leases a total of 41,305 SF at Harrisonburg Crossing and Monument Marketplace. The lease at Harrisonburg Crossing began on August 17, 2003 and has a current expiration date of August 31, 2018. The lease at Monument Marketplace began on December 31, 2007 and has a current lease expiration date of December 31, 2017, with three five-year lease renewal options. Staples (NASDAQ: SPLS) currently operates approximately 2,215 stores in the United States, Canada, Europe, Asia and South America.

Dick’s Sporting Goods (33,160 SF, 3% of portfolio NRA, 3% of portfolio underwritten base rent). Dick’s Sporting Goods, Inc. leases 33,160 SF at Colerain Towne Center. The lease began on January 7, 2000 and has a current expiration date of January 31, 2016, with three five-year lease renewal options. As of August 2, 2014, Dick’s Sporting Goods (NYSE: DKS) operated 574 stores in the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

The following tables present individual property summaries regarding anchor and major tenants at the four retail centers that comprise the TKG Retail Portfolio B Property:

Smith Farm Marketplace Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	TTM 8/2014 Sales PSF
Anchor/Major Tenants
Belk	NR/NR/NR	73,777	21%	$276,664	7%	$3.75	10/31/2025	$65(2)
Hobby Lobby	NR/NR/NR	60,000	17%	$447,000	12%	$7.45	10/31/2020	$111
TJ Maxx	NR/A3/A+	32,000	9%	$288,000	8%	$9.00	10/31/2015	$208(2)
Ashley Furniture	NR/NR/NR	28,000	8%	$224,000	6%	$8.00	1/31/2023	$152
Petsmart	NR/NR/BB+	23,109	7%	$242,645	6%	$10.50	1/31/2016	N/A
Subtotal/Wtd. Avg.		216,886	62%	$1,478,309	40%	$6.82

Other Tenants		131,216	38%	$2,260,147	60%	$17.22
Vacant Space		0	0%	$0	0%
Total/Wtd. Avg.		348,102	100%	$3,738,456	100%	$10.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Belks and TJ Maxx sales represent reported 2013 sales.

Harrisonburg Crossing Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Best Buy	BB/Baa2/BB	32,958	16%	$230,706	9%	$7.00	1/31/2021	N/A
Ross Stores	NR/A3/A-	30,137	15%	$331,507	13%	$11.00	1/31/2019	N/A
Barnes & Noble	NR/NR/NR	23,079	11%	$250,000	10%	$10.83	7/31/2015	N/A
Bed Bath & Beyond	NR/Baa1/A-	21,322	11%	$234,542	9%	$11.00	1/31/2019	N/A
Staples	BBB-/Baa2/BBB-	20,388	10%	$258,928	10%	$12.70	8/31/2018	N/A
Michael’s	NR/NR/B	20,215	10%	$253,698	10%	$12.55	7/31/2018	N/A
Petco	NR/B3/B	15,000	7%	$210,000	8%	$14.00	1/31/2019	N/A
Subtotal/Wtd. Avg.		163,099	80%	$1,769,381	71%	$10.85

Other Tenants		35,908	18%	$736,791	29%	$20.52
Vacant Space		4,000	2%	$0	0%	$0.00
Total/Wtd. Avg.		203,007	100%	$2,506,172	100%	$12.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Colerain Towne Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Walmart	AA/Aa2/AA	180,879	44%	$570,748	21%	$3.16	5/31/2028	N/A
Hobby Lobby	NR/NR/NR	58,835	14%	$382,428	14%	$6.50	12/31/2015	$55
Dick’s Sporting Goods	NR/NR/NR	33,160	8%	$364,760	13%	$11.00	1/31/2016	$225
Petsmart	NR/NR/BB+	25,416	6%	$279,576	10%	$11.00	12/31/2015	N/A
Sears Outlet	CC/Caa1/CCC+	25,000	6%	$150,000	5%	$6.00	9/27/2019	N/A
Subtotal/Wtd. Avg.		323,290	79%	$1,747,512	64%	$5.41

Other Tenants		86,670	21%	$983,439	36%	$11.35
Vacant Space		0	0%	$0	0%
Total/Wtd. Avg.		409,960	100%	$2,730,951	100%	$6.66

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Monument Marketplace Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Staples	BBB-/Baa2/BBB-	20,917	22%	$391,147	20%	$18.70	12/31/2017	N/A
Petsmart	NR/NR/BB+	20,083	21%	$375,552	19%	$18.70	2/17/2018	N/A
Texas Roadhouse	NR/NR/NR	7,135	8%	$98,560	5%	$13.81	4/30/2023	N/A
Chili’s	BBB-/Ba2/BBB-	5,933	6%	$82,000	4%	$13.82	4/30/2016	$327
Premier Urgent Care	NR/NR/NR	4,311	5%	$113,950	6%	$26.43	2/28/2018	N/A
Subtotal/Wtd. Avg.		58,379	62%	$1,061,209	55%	$18.18

Other Tenants		34,786	37%	$882,175	45%	$25.36
Vacant Space		1,480	2%	$0	0%	$0.00
Total/Wtd. Avg.		94,645	100%	$1,943,384	100%	$20.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the aggregate lease rollover at the TKG Retail Portfolio B Property and is based on the underwritten rent rolls of each property comprising the TKG Retail Portfolio B Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,253	$18.70	0%	0%	$23,431	0%	0%
2014	1	1,200	$23.40	0%	0%	$28,080	0%	0%
2015	17	182,162	$10.52	17%	17%	$1,915,657	18%	18%
2016	16	121,948	$13.33	12%	29%	$1,626,036	15%	33%
2017	16	60,951	$18.67	6%	35%	$1,138,152	10%	43%
2018	20	114,279	$17.61	11%	46%	$2,012,582	18%	62%
2019	10	109,354	$11.42	10%	56%	$1,248,829	11%	73%
2020	3	74,350	$8.94	7%	63%	$664,800	6%	79%
2021	4	43,120	$9.85	4%	67%	$424,714	4%	83%
2022	3	42,230	$11.39	4%	71%	$480,804	4%	88%
2023	4	40,725	$10.91	4%	75%	$444,370	4%	92%
2024	1	4,006	$16.00	0%	75%	$64,096	1%	92%
2025	1	73,777	$3.75	7%	82%	$276,664	3%	95%
2026	0	0	$0.00	0%	82%	$0	0%	95%
2027 & Beyond	1	180,879	$3.16	17%	99%	$570,748	5%	100%
Vacant	0	5,480	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	98	1,055,714	$10.40	100%		$10,918,963	100%

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Markets.  The TKG Retail Portfolio B Property is comprised of four retail centers in four different cities in four states, listed below in decreasing order of size by allocated loan amount. Smith Farm Marketplace is located in Owasso, Tulsa County, Oklahoma, approximately 15 miles northeast of the Tulsa central business district. Harrison Crossing is located in Harrisonburg, Rockingham County, Virginia, along the I-81 corridor, approximately 125 miles southwest of Washington DC. Harrisonburg is home to James Madison University, a public university with a current enrollment of approximately 20,181 students. Colerain Towne Center is located in Cincinnati, Hamilton County, Ohio, approximately 15 miles northwest of the Cincinnati central business district. Monument Marketplace is located in Monument, El Paso County, Colorado, approximately 18 miles north of the Colorado Springs central business district.

Market Summaries
Property	Address	Allocated Loan Balance	Estimated 2014 Population (three-mile radius)	Estimated Average 2014 Household Income (three-mile radius)	Average Submarket Vacancy (all retail)
Smith Farm Marketplace	9020 N. 121st East Avenue, Owasso, OK	$38,150,000	37,359	$77,951	16.7%
Harrisonburg Crossing	171 Burgess Road, Harrisonburg, VA	$25,995,000	53,907	$55,373	5.7%
Colerain Towne Center	10152-10240 Colerain Avenue, Cincinnati, OH	$25,100,000	47,455	$60,687	5.0%
Monument Marketplace	15854-16196 Jackson Creek Parkway, Monument, CO	$19,250,000	25,017	$127,261	18.9%

Source: Appraisals

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

The following tables present the primary competitive centers to the TKG Retail Portfolio B Property:

Smith Farm Marketplace Competitive Property Summary
Property - Distance to Subject	Sub-Type	Year Built/Ren.	Total GLA (SF)	Major Tenants	Quoted Rent/SF	Occ.
Owasso Market - 0.5 miles north	Power Center	2000/N/A	303,254	Kohl’s, Lowe’s, Office Depot, Shoe Carnival	$15.00 - $22.00	99%
Waterford Plaza - 0.7 miles east	Strip Center	2006/N/A	54,684	Army Career Center, Great Clips, Wings to Go	$17.00 - $22.00	94%
Garrett Creek - 2.3 miles north	Neighborhood Center	2007/N/A	103,300	Reasor’s, US Cellular, Asiana Chinese Food, SuperCuts	$12.00 - $18.00	85%
Mingo Valley Center - 0.6 miles south	Neighborhood Center	1995/N/A	221,378	Big Lots, Locke Supply, Dollar General, Reasor’s	$6.00 - $8.00	97%

Source: Appraisal

Harrisonburg Crossing Competitive Property Summary
Property	Sub-Type	Year Built/Ren.	Total GLA (SF)	Major Tenants	Quoted Rent/SF	Occ.
Spotswood Valley Square	Community Center	1988/N/A	203,450	Kroger, TJ Maxx	$18.00 - $20.00	90%
Skyline Village	Community Center	1988/2003	187,534	Kohl’s, Martin’s Foods	$14.00 - $18.00	97%
Forbes Crossing	Neighborhood Center	2005/N/A	148,655	Sherwin Williams, Chipotle	$17.00 - $19.00	75%
Valley Mall	Regional Center	1978/1992	431,116	Belk, Target, Dick’s, Old Navy	$15.00 - $30.00	100%
Market Place Shoppes	Neighborhood Center	1980/1998	36,137	Ashley Furniture, Pier One	$15.00 - $18.00	100%

Source: Appraisal

Colerain Towne Center Competitive Property Summary
Property - Distance to Subject	Sub-Type	Year Built/Ren.	Total GLA (SF)	Major Tenants	Quoted Rent/SF	Occ.
Central Plaza - 0.5 miles south	Community Center	1978/N/A	89,612	hh gregg	$7.00 - $13.00	90%
Stone Creek Towne Center - 0.5 miles south	Community Center	2007/2010	514,180	Meijer, JC Penney, Toys R Us, Bed Bath & Beyond, La-Z-Boy Furniture, Old Navy	$14.00 - $48.00	100%
Prospect Square - 1.0 mile south	Community Center	1985, 1987, 1998/1998	113,146	Kroger	$6.50 - $21.50	99%
Northgate Mall - 1.0 mile south	Enclosed Mall	1972/1993	1,111,367	DSW, ULTA, Sears, Macy’s, Michael’s, Marshalls, Burlington	$15.00 - $60.00	90%
Northgate Square - 1.1 miles south	Neighborhood Center	1974/2003	75,075	Urban Active Fitness, Michael’s (vacant)	$10.00 - $30.00	100%(1)
Colerain Hills - 2.5 miles south	Community Center	1973/2007	326,854	Walmart Supercenter, Staples	$10.00 - $18.00	98%

Source: Appraisal
(1)	Northgate Square is 100% leased; however, a space leased to Michael’s is dark.

Monument Marketplace Competitive Property Summary
Property - Distance to Subject	Sub-Type	Year Built/Ren.	Total GLA (SF)	Major Tenants	Quoted Rent/SF	Occ.
Jackson Creek Crossing - 1.4 miles southeast	Neighborhood Center	1999/N/A	85,263	King Soopers	N/A	100%
Safeway Center - 3.5 miles northeast	Neighborhood Center	1993/N/A	75,304	Safeway	N/A	100%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the TKG Retail Portfolio B Property:

Cash Flow Analysis
	2009(2)	2010(2)	2011	2012	9/30/2014 T-9 Ann.(2)		UW	UW PSF
Base Rent(1)	N/A	N/A	$10,052,332	$10,239,989	$11,165,457		$11,046,183	$10.46
Total Recoveries	N/A	N/A	$2,894,059	$2,723,811	$2,206,646		$3,419,422	$3.24
Other Income	N/A	N/A	$57,597	$61,815	$31,601		$40,427	$0.04
Discounts Concessions	N/A	N/A	$0	$0	$0		$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	($20,911)	$11,100	$0		($770,159)	($0.73)
Effective Gross Income	N/A	N/A	$12,983,077	$13,036,715	$13,403,704		$13,735,873	$13.01
Total Expenses	N/A	N/A	$3,549,054	$3,397,540	$2,579,168		$3,961,381	$3.75
Net Operating Income	N/A	N/A	$9,434,023	$9,639,175	$10,824,536		$9,774,492	$9.26
Capital Expenditures	N/A	N/A	$0	$0	$334,360		$157,550	$0.15
TI/LC	N/A	N/A	$0	$157,525	$100,000		$772,098	$0.73
Net Cash Flow	N/A	N/A	$9,434,023	$9,481,650	$10,390,177		$8,844,844	$8.38

Occupancy %	N/A	N/A	N/A	N/A	99.5%	(3)	94.7%
NOI DSCR	N/A	N/A	1.98x	2.02x	2.27x		2.05x
NCF DSCR	N/A	N/A	1.98x	1.99x	2.18x		1.86x
NOI Debt Yield	N/A	N/A	8.7%	8.9%	10.0%		9.0%
NCF Debt Yield	N/A	N/A	8.7%	8.7%	9.6%		8.2%

(1)	Historical Base Rent is net of vacancy. Certain contractual rent steps totaling approximately $18,308 per year are underwritten.
(2)
Affiliates or associates of the TKG Retail Portfolio B Borrower purchased three of the four retail centers that comprise the TKG Retail Portfolio B Property in 2013. 2009 and 2010 financials for three of the four properties are not available and year-end 2013 statements are not available for three of the four properties. The 9/30/2014 T-9 Ann. data reflects the trailing nine months, annualized.

(3)	The 9/30/2014 T-9 Ann. Occupancy % represents the occupancy as of the September 17, 2014 property rent rolls.

Escrows and Reserves.  During a Cash Sweep Period (as defined below), the TKG Retail Portfolio B Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless such taxes are being paid directly to the applicable taxing authority by tenants under their leases or tenants are required to reimburse TKG Retail Portfolio B Borrower for or pay to TKG Retail Portfolio B Borrower such taxes under their leases) and 1/12 of the annual estimated insurance premiums (unless the TKG Retail Portfolio B Borrower maintains insurance under an acceptable blanket insurance policy).

During a Cash Sweep Period, the TKG Retail Portfolio B Borrower is also required to make monthly deposits of $4,286 (with respect to Smith Farm Marketplace), $5,087 (with respect to Colerain Towne Center), $2,537 (with respect to Harrisonburg Crossing) and $1,218 (with respect to Monument Marketplace) for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the TKG Retail Portfolio B Mortgaged Property) and $25,527 (with respect to Smith Farm Marketplace), $15,715 (with respect to Colerain Towne Center), $12,688 (with respect to Harrisonburg Crossing) and $10,411 (with respect to Monument Marketplace) for tenant improvement and leasing commissions reserves.

Lockbox and Cash Management.  A springing hard lockbox is required with respect to the TKG Retail Portfolio B Mortgage Loan (i.e. upon the occurrence and during the continuance of a Cash Sweep Period for the TKG Retail Portfolio B Mortgage Loan, the TKG Retail Portfolio B Borrower has agreed to establish a hard lockbox). The TKG Retail Portfolio B Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred and is not continuing, the TKG Retail Portfolio B Mortgage Loan does not have a lockbox or cash management. Upon the occurrence and during the continuance of a Cash Sweep Period for the TKG Retail Portfolio B Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the TKG Retail Portfolio B Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the TKG Retail Portfolio B Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the TKG Retail Portfolio B Borrower in connection with the operation and maintenance of the respective TKG Retail Portfolio B Property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the TKG Retail Portfolio B Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists and (ii) commence upon the debt service coverage ratio falling below 1.10x for the trailing 12 months using a 30-year amortization loan constant and continue until either (x) the debt service coverage ratio has been at least 1.15x for the immediately preceding 12 consecutive calendar months using a 30-year amortization loan constant or (y) the TKG Retail Portfolio B Borrower enters into a Master Lease (as defined below) (except such Master Lease may be terminated by the TKG Retail Portfolio B Borrower upon 30 days prior written notice to lender in the event, without giving effect to the Master Lease, the condition described in clause (ii)(x) above occurs).

A “Master Lease” is a lease agreement between the TKG Retail Portfolio B Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is for a term of five years or more and otherwise on market terms and conditions for properties substantially similar to the respective TKG Retail Portfolio B Property and reasonably acceptable to lender and (b) covers a sufficient amount of rentable SF such that when the rent under such lease is combined with the rent payable under all other leases at the TKG Retail Portfolio B Property, the debt service coverage ratio is 1.25x using a 30-year amortization loan constant.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	TKG Retail Portfolio B

Release of Property.  Provided no event of default has occurred and remains uncured, at any time after September 1, 2016, the TKG Retail Portfolio B Borrower may obtain a release of the lien of the respective mortgage or deed of trust on an individual TKG Retail Portfolio B Property, provided, amongst other conditions, (i) the TKG Retail Portfolio B Borrower pays down the TKG Retail Portfolio B Mortgage Loan in an amount equal to 115% of the allocated loan amount for the individual TKG Retail Portfolio B Property being released (which allocated loan amount initially equals $38,150,000 (with respect to Smith Farm Marketplace), $25,100,000 (with respect to Colerain Towne Center), $25,995,000 (with respect to Harrisonburg Crossing) and $19,250,000 (with respect to Monument Marketplace) together with all interest due on the TKG Retail Portfolio B Mortgage Loan and the yield maintenance premium, (ii) after giving effect to the release, the loan-to-value ratio with respect to the remaining TKG Retail Portfolio B Mortgaged Property does not exceed the lesser of 75% or the loan-to-value ratio immediately prior to the release (based upon updated appraisals of the TKG Retail Portfolio B Mortgaged Property obtained at the TKG Retail Portfolio B Borrower’s expense), (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining TKG Retail Portfolio B Mortgaged Property is not less than the greater of 1.25x and the debt service coverage  ratio immediately prior to the release, calculated assuming debt service payments are made based upon a 30-year amortization and (iv) after giving effect to the release, the debt yield with respect to the remaining TKG Retail Portfolio B Mortgaged Property is not less than the greater of 8.08% and the debt yield immediately prior to the release.

In addition, the TKG Retail Portfolio B Borrower that owns the Smith Farm Marketplace may obtain a release of the lien of the related mortgage on a portion of such property containing approximately 54,449 SF of land shown on a schedule to the loan agreement as to which Target has been granted a purchase option exercisable on or before January 31, 2015, provided, amongst other conditions, (i) the TKG Retail Portfolio B Borrower pays to the lender under the TKG Retail Portfolio B Mortgage Loan an amount equal to $1,617,000, which will be used to prepay the loan and to pay any interest which would have accrued from the date of the release to the next monthly payment date and (ii) if requested by the lender, the TKG Retail Portfolio B Borrower delivers to the lender tenant estoppels from Tween Brands, Kirkland’s and Ashley Furniture in form and substance acceptable to the lender.

Terrorism Insurance.  Generally, the TKG Retail Portfolio B Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the TKG Retail Portfolio B Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Mortgage Loan No. 4 – Gantry Park Landing

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Mortgage Loan No. 4 – Gantry Park Landing

Gantry Park Landings
50-01 2nd Street
Long Island City, NY 11101
Upper East Side
MANHATTAN
QUEENS
BROOKLYN
Roosevelt Island
East River
Queensbridge
Queens Bridge Park
Queensboro Bridge
Long Island City
Gantry Plaza State Park
Hunters Point South Park
Hunters Point
Greenpoint
Newtown Creek
Murray Hill
Kips Bay
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
To Wall Street/ Pier 11
Fisher Landau Center for Art 3 blocks
JetBlue Corporate Headquarters
U.S. Citizenship & Immigration Services
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
CUNY School of Law
Queens Library at Court Square
Franklin D. Roosevelt Four Freedoms Park
Ravenswood Generating Station
Goldwater Memorial Hospital
NY Public Library - Roosevelt Is.
Firefighters Field
United Nations Headquarters
Japan Society
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
FDR Drive
NEW YORK CITY
BRONX
BROOKLYN
QUEENS
MANHATTAN
NEW JERSEY
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Mortgage Loan No. 4 – Gantry Park Landing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$74,500,000			Location:	Long Island City, NY 11101
Cut-off Date Balance:	$74,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Midrise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	David Lichtenstein; Lightstone Value Plus REIT LP			Year Built/Renovated:	2013/N/A
				Size(2):	199 Units
Mortgage Rate:	4.480%			Cut-off Date Balance per Unit:	$374,372
Note Date:	11/19/2014			Maturity Date Balance per Unit:	$328,227
First Payment Date:	1/1/2015			Property Manager:	Residential Management Group, LLC
Maturity Date:	12/1/2024			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$5,826,548
Original Amortization Term:	360 months			UW NOI Debt Yield:	7.8%
IO Period:	36 months			UW NOI Debt Yield at Maturity:	8.9%
Seasoning:	0 months			UW NCF DSCR:	1.28x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI (As of):	$4,957,823 (9/30/2014 TTM)
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI(3):	N/A
Additional Debt Type:	N/A			3rd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			Occupancy Rate (As of):	93.5% (9/30/2014)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(3):	N/A
Reserves(1)				3rd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	Appraised Value (As of):	$118,000,000 (10/29/2014)
RE Tax:	$41,036	$6,839	N/A	Cut-off Date LTV Ratio:	63.1%
Insurance:	$80,481	$16,010	N/A	Maturity Date LTV Ratio:	55.4%
Recurring Replacements:	$0	$4,146	N/A
Other:	$315,906	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$74,500,000	100.0%	Loan Payoff:	$51,024,764	68.5%
			Closing Costs:	$1,581,041	2.1%
			Upfront Escrows:	$437,423	0.6%
			Return of Equity:	$21,456,772	28.8%
Total Sources:	$74,500,000	100.0%	Total Uses:	$74,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
Size of 199 units includes the non-income producing unit reserved for the superintendent of the building. Size excludes the 12,374 SF of ground floor commercial space which is 100% leased to three tenants.

(3)	The Gantry Park Landing Property is newly constructed. Most historical financials and occupancy rates are not available.

The Mortgage Loan. The fourth largest mortgage loan (the “Gantry Park Landing Mortgage Loan”) is evidenced by a note in the original principal amount of $74,500,000 and is secured by a first priority fee mortgage encumbering a 199-unit multifamily property located in Long Island City, New York (the “Gantry Park Landing Property”). The proceeds of the Gantry Park Landing Mortgage Loan were primarily used to refinance previous acquisition, project and construction loans of approximately $51 million in aggregate, fund upfront escrows, pay closing costs and return equity to the Gantry Park Landing Borrower. Total construction costs were approximately $76 million.

The Borrower and the Sponsor.  The borrower is 50-01 2nd Street Associates LLC (the “Gantry Park Landing Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Gantry Park Landing Borrower is majority indirectly owned by Lightstone Value Plus REIT LP, a real estate investment trust of which David Lichtenstein is the Chairman and Chief Executive Officer. David Lichtenstein also individually and indirectly owns 39% of the Gantry Park Landing Borrower. David Lichtenstein and Lightstone Value Plus REIT LP are the nonrecourse carve-out guarantors. David Lichtenstein is the chairman, CEO and founder of Lightstone Group (“Lightstone”), a diversified privately held real estate company active in 24 states across the United States. Lightstone develops, manages and invests in all sectors of the real estate market, including residential, hospitality, commercial and retail. Lightstone’s $2 billion portfolio currently includes over 9 million SF of office, retail and industrial properties, 11,000 residential units and 3,500 hotel keys. Lightstone also owns over 12,000 land lots across the United States.

At the present time, there is open litigation against David Lichtenstein stemming from the bankruptcy of Extended Stay Hotels (“ESH”). ESH filed bankruptcy in June 2009 when its lenders were poised to implement a cash sweep following the breach of certain debt service covenants. Mr. Lichtenstein was subsequently sued by the lenders under his carve-out guarantees and paid the $100 million required under the guarantees. The judge who approved ESH’s emergence from bankruptcy appointed a litigation trustee charged with pursuing claims for the benefit of ESH’s creditors. In June, 2011, the litigation trustee filed a number of lawsuits against the parties involved in the original 2007 acquisition of ESH, including Mr. Lichtenstein, alleging, among other things, that the 2007 acquisition was a fraudulent conveyance and that there were various breaches of fiduciary duty. There are

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

multiple claims against numerous parties (as of the filing dated November 15, 2013, there were 25 defendants), including Mr. Lichtenstein, seeking a total of approximately $139 million and a demand for punitive damages in an amount no less than three times the damages. There is also a claim against Mr. Lichtenstein to disgorge an amount no less than $3 million of management fees.

The Mortgaged Property. The Gantry Park Landing Property is a 12-story apartment building with 199 multifamily units (including one superintendent’s unit) and 12,374 SF of ground floor commercial space, located at 50-01 2nd Street in Long Island City, Queens County, New York. Construction of the Gantry Park Landing Property was completed in December 2013. The commercial space is 100% leased to three tenants: Brooklyn Harvest, a 7,697 SF food market; Beans, Grapes and Leaves, a 1,061 SF wine and coffee bar; and North Shore Long Island Jewish Health System, a 3,616 SF medical facility. As of September 30th, 2014, the multifamily units were 93.5% occupied. The rentable unit mix at the Gantry Park Landing Property consists of 35 studios, 97 one-bedrooms, 59 two-bedrooms and seven three-bedrooms, excluding a two-bedroom apartment occupied by the live-in superintendent on a free-rent basis. All units, except for the studios, are equipped with a washer/dryer. Kitchens include a stainless steel appliance package, wood cabinetry and Caesarstone countertops. Bathrooms feature ceramic/stone wall tile, floors and countertops, custom vanities, basin sinks and wall mounted faucets, and bathtubs. Common amenities include a 24 hour doorman, lounge, fitness center, court yard, roof deck, and bicycle storage room. Parking for residents is available via a perpetual easement for 50 spaces in an adjacent parking garage at the prevailing market rates. The Gantry Park Landing Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management, which was founded in 1911 and headquartered in Manhattan with over 55,000 multifamily units under management.

The Gantry Park Landing Property benefits from its easy access to Manhattan via public transportation. The Gantry Park Landing Property is located two blocks away from the Vernon Blvd-Jackson Ave 7 train subway station. From this subway station commuters are one stop (approximately a 5 minute train ride) to Grand Central Station, a major transportation hub in Midtown Manhattan where connections can be made to several train lines that serve all of New York City. The Hunters Point South / Long Island City Terminal is also two blocks away from the Gantry Park Landing Property, where commuters can take the East River Ferry to Midtown and Downtown Manhattan. In addition there is bus service available along the main roadways such as Jackson Avenue. The Gantry Park Landing Property is also easily accessible by car, with the Queens Midtown Tunnel located approximately four blocks away, which leads into the Midtown East section of Manhattan, and the Queensboro Bridge is located directly north of the Gantry Park Landing Property.

The following table presents a summary of the multifamily units at the Gantry Park Landing Property:

Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Annual Rent PSF(2)	Average Annual Market Rent PSF(3)
Studio	35	17.6%	97.1%	455	$2,333	$61.56	$62.00
One Bedroom	97	48.7%	94.8%	662	$2,972	$53.87	$54.00
Two Bedroom	60	30.2%	88.3%	977	$4,037	$49.64	$50.00
Three Bedroom	7	3.5%	100.0%	1256	$5,210	$49.78	$50.00
Total/Wtd. Avg.	199	100.0%	93.5%	741	$3,243	$52.88	$53.04	(4)

(1)	Based on a rent roll dated September 30, 2014.
(2)	Average Monthly Rent and Average Annual Rent PSF exclude vacant units.
(3)	Based on the appraisal.
(4)	Average of the appraiser’s concluded annual market rent PSF weighted by the total SF of each unit type.

The Market.  The Gantry Park Landing Property is located on the southeast corner of 50th Avenue and 2nd Street in the Hunter’s Point section of Long Island City, Queens County, New York, approximately 1.75 miles from Midtown Manhattan. Long Island City features quick access to Manhattan via various modes of public transportation. Long Island City also has a vibrant art scene, anchored by MoMa PS1, one of the oldest nonprofit contemporary art institutions in the United States. Hunter’s Point is home to Gantry Plaza State Park, a 12-acre riverside park, and Hunter’s Point South Park, a 10-acre riverside park. Both Gantry Plaza State Park and Hunter’s Point South Park are located approximately one block away from the Gantry Park Landing Property.

While Long Island City has historically been an area with mostly industrial and light manufacturing buildings, a process of revitalization began in 2001, when New York City rezoned 37 blocks in the area to foster reinvestment and redevelopment to take advantage of Long Island City’s mass transit access. In 2004, New York City further expanded its rezoning efforts to include the Hunter’s Point subdistrict to allow a broad range of commercial uses, including stores, restaurants, artist studios and fostering new residential and mixed-use development to bring life and foot traffic to the neighborhood. A number of larger residential complexes were completed in the past few years, including the Powerhouse, The Foundry and One Hunters Point.

In addition, as part of the proposed approximately 30-acre mixed-use development along the East River and directly adjacent to the Gantry Park Landing Property known as Hunter’s Point South, up to 5,000 housing units, 60% of which will be affordable to middle income families, are expected to be developed. Phase I includes two mixed-use buildings of more than 900 housing units and roughly 20,000 SF of new retail space. One hundred percent of the housing in this phase will be for low, moderate and middle-income families and as such would not compete with the Gantry Park Landing Property for tenants. Over the last year, the 5.5 acre waterfront park and several new roadways have opened in the immediate area. A new school has been completed and opened in 2013, and retail and parking areas are expected to be completed within the next 12-18 months.

According to an industry report, the annual population growth from 2010 to 2013 in Long Island City was 1.34%, higher than that of Queens County of 0.55%. The annual population growth rate in Long Island City is expected to outpace that of Queens County through 2018 at 1.09% versus 0.48% respectively. Estimated average household income in 2013 in Long Island City was $78,653, higher than that of Queens County of $71,096.

The Gantry Park Landing Property is located within the apartment submarket of Queens County, New York. According to an industry report, as of the 3rd quarter of 2014, the Queens County submarket was 2.9% vacant, down from 4.0% a year earlier. As Queens County is a large county with many different neighborhoods, market rental rates and vacancy will vary between neighborhoods. The appraiser compiled a set of comparable recently constructed, Class A apartment buildings in Long Island City and concluded to market rents of $62 PSF for studios, $54 PSF for one-bedrooms, $50 PSF for two-bedrooms, and $50 PSF for three-bedrooms. The appraiser also concluded to a 2% market vacancy, and a 1% credit loss.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Below is a chart of comparable apartment rentals, all of which are in Long Island City and deemed comparable with respect to age, building class, amenity package and location:

Comparable Property Summary
Property	Location	Number of Stories	Year Built	Occ.	No. of Units	Unit Type	Average Unit SF	Base Rent	Base Rent PSF
Avalon Riverview Phase I	2-01 50th Avenue	32	2002	96.5%	372	0BR	555	$2,388	$51.63
	Long Island City, NY					1BR	877	$3,169	$43.36
						2BR	1,232	$4,340	$42.27
						3BR	1,781	$4,887	$32.93
East Coast 7	4705 Center Boulevard	31	2007	97.0%	400	0BR	520	$2,973	$68.61
	Long Island City, NY					1BR	734	$3,150	$51.50
						2BR	1,180	$4,200	$42.71
East Coast – Site 6	4720 Center Boulevard	32	2007	98.2%	394	0BR	535	$2,345	$52.60
	Long Island City, NY					1BR	713	$3,023	$50.88
						2BR	1,239	$4,188	$40.56
Avalon Riverview North – Phase II	4-75 48th Avenue	40	2008	96.0%	602	0BR	545	$2,261	$49.78
	Long Island City, NY					1BR	761	$3,019	$47.61
						2BR	1,169	$4,055	$41.63
45-40 Center Boulevard	45-40 Center Boulevard	32	2012	N/A	345	0BR	498	$2,523	$60.80
	Long Island City, NY					1BR	685	$3,172	$55.57
						2BR	954	$4,193	$52.74
East Coast	46-15 Center Boulevard	41	2012	N/A	367	0BR	588	$2,523	$51.49
	Long Island City, NY					1BR	718	$3,170	$52.98
						2BR	1,075	$4,193	$46.81
46-10 Center Boulevard	46-10 Center Boulevard	25	2014	N/A	586	0BR	580	$2,450	$50.69
	Long Island City, NY					1BR	730	$3,550	$58.36
						2BR	1,088	$5,000	$55.15
Gantry Park Landing (subject)(1)	50-01 2nd Street	12	2013	93.5%	199	0BR	455	$2,333	$61.56
	Long Island City, NY					1BR	662	$2,972	$53.87
						2BR	977	$4,037	$49.64
						3BR	1256	$5,210	$49.78

Source: Appraisal
(1)	Based on borrower rent roll dated September 30, 2014. Base Rent and Base Rent PSF excludes vacant units.

Tax Abatement.  The Gantry Park Landing Property benefits from a 15-year 421-a tax exemption which commenced on July 1, 2012 and is expected to terminate on June 30, 2027. The tax exemption applies only to the increase in assessed value of newly constructed improvements; i.e. taxes must be paid on the assessed value prior to the commencement of construction. Under the 15-year program, the exemption is 100% for the first 11 years, and then begins to decline by 20% increments in the 12th year such that it is fully phased out by the end of the 15th year. The underwritten real estate tax expense reflects the average of the abated tax expense over the term of the Gantry Park Landing Mortgage Loan. As a result of obtaining the 421-a tax exemption, the Gantry Park Landing Property is subject to certain New York City rent stabilization provisions. The units can be leased initially at market rates, with future increases subject to limits prescribed by the Rent Guidelines Board.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gantry Park Landing Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	9/30/14 TTM	UW	UW per Unit
Base Rent(2)	N/A	N/A	N/A	N/A	$7,552,163	$7,238,124	$36,372
Vacant Rent(3)	N/A	N/A	N/A	N/A	$0	$550,140	$2,765
Other Income(4)	N/A	N/A	N/A	N/A	$70,760	$572,363	$2,876
Less Vacancy & Credit Loss(5)	N/A	N/A	N/A	N/A	($877,025)	($565,194)	($2,840)
Effective Gross Income	N/A	N/A	N/A	N/A	$6,745,898	$7,795,433	$39,173
Total Operating Expenses	N/A	N/A	N/A	N/A	$1,788,075	$1,968,885	$9,894
Net Operating Income	N/A	N/A	N/A	N/A	$4,957,823	$5,826,548	$29,279
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$29,850	$150
TI/LC	N/A	N/A	N/A	N/A	$0	$0	$0
Net Cash Flow	N/A	N/A	N/A	N/A	$4,957,823	$5,796,698	$29,129

Occupancy %(5)	N/A	N/A	N/A	N/A	93.5%	93.5%
NOI DSCR	N/A	N/A	N/A	N/A	1.10x	1.29x
NCF DSCR	N/A	N/A	N/A	N/A	1.10x	1.28x
NOI Debt Yield	N/A	N/A	N/A	N/A	6.7%	7.8%
NCF Debt Yield	N/A	N/A	N/A	N/A	6.7%	7.8%

(1)	The Gantry Park Landing Property was constructed in 2013 and began leasing in August of that year. There is one full year of operating history ending September 30, 2014.
(2)	UW Base Rent based on the in-place rents for the multifamily units per the September 30, 2014 rent roll.
(3)	UW Vacant Rent based on the average rent achieved on leased units for similar unit types.
(4)	UW Other Income includes gross unabated rent for commercial units, forfeited deposits, vending, community room rental, tenant storage and bicycle storage.
(5)
Underwritten vacancy of 6.5% for multifamily units is in line with the 6.5% actual vacancy for the multifamily units. UW vacancy also includes a 3% vacancy for the commercial space versus the 0% vacancy for the commercial space as of the September 30, 2014 rent roll.

Escrows and Reserves.  The Gantry Park Landing Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated property, liability and flood insurance premiums. The Gantry Park Landing Borrower is also required to make monthly deposits of $4,146 for replacement reserves.

At loan origination, the Gantry Park Landing Borrower deposited $99,314 into a reserve (the “Completion Reserve”) as security for the Gantry Park Landing Borrower’s performance of certain “Completion Items,” to be completed within 180 days of loan origination (unless extended by the lender in its sole discretion). Completion Items include a tenant allowance payment due to Beans, Grapes and Leaves, street tree planting, and leasing commissions owed in connection with the leases with Brooklyn Harvest and North Shore Long Island Jewish Health System. So long as no event of default is continuing, the lender is required, to the extent funds are available for such purpose in the Completion Reserve, to disburse to the Gantry Park Landing Borrower the amount paid or incurred in performing the Completion Items.

At loan origination, the Gantry Park Landing Borrower deposited $191,592 into a reserve (the “Earnout Reserve”), representing the total amount of free rent (including any rent abatements) granted from and after December 1, 2014 to commercial tenants under executed leases for the Gantry Park Landing Property. So long as no event of default is continuing, the lender is required to disburse amounts from the Earnout Reserve to the Gantry Park Landing Borrower on a monthly basis in amounts equivalent to the free rent (including any rent abatements) applied under any commercial lease for such month until the Earnout Reserve has been fully disbursed.

At loan origination, the Gantry Park Landing Borrower deposited $25,000 into a reserve (the “Special Insurance Reserve”) to be used, to the extent available, in connection with any claim of loss made by the Gantry Park Landing Borrower under any floor insurance policy required to be maintained with respect to the Gantry Park Landing Mortgage Loan for which the Gantry Park Landing Borrower must pay its deductible. So long as no event of default is continuing, the lender is required, to the extent available, to disburse from the Special Insurance Reserve to the Gantry Park Landing Borrower the amount paid or incurred in connection with any such claim of loss for which the Gantry Park Landing Borrower must pay its deductible. Upon any such disbursement by the lender, the Gantry Park Landing Borrower is required, within 15 days thereof, to fully replenish the Special Insurance Reserve.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Gantry Park Landing Mortgage Loan (i.e. the Gantry Park Landing Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Gantry Park Landing Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Gantry Park Landing Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Gantry Park Landing Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Gantry Park Landing Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves)  referenced in an annual budget approved by lender together with other amounts incurred by the Gantry Park Landing Borrower in connection with the operation and maintenance of the Gantry Park Landing Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Gantry Park Landing Mortgage Loan.

A “Cash Management Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio being less than 1.15x at the end of any calendar quarter and continue until the debt service coverage ratio has been not less than 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Gantry Park Landing

Release of Property. Not permitted.

Terrorism Insurance.  The Gantry Park Landing Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

Mortgage Loan No. 5 – Linc LIC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

Mortgage Loan No. 5 – Linc LIC

Linc LIC
43-10 Crescent Street
Long Island City, NY 11101
Upper East Side
FDR Drive
E. 72nd St.
Hospital for Special Surgery
1st Ave.
York Ave.
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
E. 65th St.
Rockefeller University Hospital
East River
Roosevelt Island
Main St.
NY Public Library - Roosevelt Is.
Roosevelt Is. Bridge
Vernon Blvd.
9th St.
10th St.
11th St.
12th St.
36th Ave.
37th Ave.
38th Ave.
Ravenswood Generating Station
Queensbridge
Queens Bridge Park
ROOSEVELT ISLAND
Firefighters Field
N Q R
E. 60th St.
Queensboro Bridge
25
Queens Plaza North
Queens Plaza South
JetBlue Corporate Headquarters
Fisher Landau Center for Art 3 blocks
E. 59th St.
E. 57th St.
Goldwater Memorial Hospital
MANHATTAN
QUEENSBORO PLAZA
42nd Rd.
43rd Ave.
13th St.
Crescent St.
U.S. Citizenship & Immigration Services
The International High School at LaGuardia Comm. College
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
44th Ave.
44th Rd.
44th Dr.
CUNY School of Law
23RD ST/ ELY AVE
45TH RD/ COURTHOUSE SQ
COURT SQ/ LONG ISLAND CITY
Queens Library at Court Square
Thomson Ave.
LaGuardia Performing Arts Center
47th Ave.
30th St.
9th St.
10th St.
45th Ave.
45th Rd.
11th St.
21st St.
Jackson Ave.
QUEENS
Skillman Ave.
27th St.
Dutch Kills
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
5th St.
Vernon Blvd.
46th Ave.
46th Rd.
47th Ave.
47th Rd.
48th Ave.
Long Island City
21ST ST
49th Ave.
HUNTERS POINT
Long Island Expressway
495
Japan Society
United Nations Headquarters
VERNON/ JACKSON AVE
51st Ave.
Borden Ave.
E. 42nd St.
Queens-Midtown Tunnel
Hunters Point
Murray Hill
51st Ave.
Newtown Creek
E. 38th St.
LONG ISLAND CITY
Greenpoint
LONG ISLAND RAILROAD
East River Ferry
Hunters Point South Park
2nd St.
Hunters Point South/ L.I. City
E. 34th St./ Midtown
E. 34th St.
McGuinness Blvd.
Provost St.
Henry St.
Commercial St.
Clay St.
Dupont St.
Eagle St.
Freeman St.
Green St.
Huron St.
India St.
Franklin St.
West St.
BROOKLYN
Java St.
Kent St.
Greenpoint Ave.
GREENPOINT AVENUE
Calyer St.
Meserole Ave.
Humboldt St.
Kips Bay
NYU Medical Center
E. 30th St.
NYU School of Medicine
Bellevue Hospital
East River
East River Ferry
To Wall Street/ Pier 11
BRONX
MANHATTAN
NEW JERSEY
QUEENS
NEW YORK CITY
BROOKLYN
Astoria
Flushing
Long Island City
Hoboken
Jersey City
Union City
Secaucus
Fort Lee
Great Neck
Port Washington
LaGuardia Airport
Jamaica
Queens Village
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Rockaway Beach
Coney Island
Bensonhurst
Flatbush
Park Slope
Brooklyn Heights
Canarsie
Sheepshead Bay
Jamaica Bay
Belt Pkwy
Atlantic Ocean
Upper New York Bay
John F. Kennedy Intl. Airport
Bedford-Stuyvesant
Ozone Park
Kew Gardens
Cross Island Pkwy
LI Expwy

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

Mortgage Loan No. 5 – Linc LIC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	Long Island City, NY 11101
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.8%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Rockrose Development Corp.			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.760%			Size:	709 Units
Note Date:	3/7/2014			Cut-off Date Balance per Unit(1):	$155,148
First Payment Date:	5/4/2014			Maturity Date Balance per Unit(1):	$134,794
Maturity Date:	12/4/2024			Property Manager:	Rockrose Development Corp. (borrower related)
Original Term to Maturity:	128 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$19,325,123
Seasoning:	8 months			UW NOI Debt Yield(1):	17.6%
Prepayment Provisions:	LO (32); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	20.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.78x
Additional Debt Type:	Pari Passu/Subordinate			Most Recent NOI(3):	N/A
Additional Debt Balance:	$40,000,000/$130,000,000			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI: (3):	N/A
Reserves(2)				Occupancy Rate:	98.0% (11/18/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$375,000,000 (10/22/2014)
Recurring Replacements:	$0	Springing	$177,250	Cut-off Date LTV Ratio(1):	29.3%
				Maturity Date LTV Ratio(1):	25.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$240,000,000(5)	100.0%	Loan Payoff:	$155,652,283	64.9%
			Closing Costs:	$3,082,687	1.3%
			Return of Equity:	$81,265,030	33.9%
Total Sources:	$240,000,000	100.0%	Total Uses:	$240,000,000	100.0%

(1)
The Linc LIC Mortgage Loan is part of the Linc LIC Loan Pair evidenced by two pari passu senior notes and three subordinate notes with an aggregate original principal balance of $240,000,000. The two Linc LIC pari passu senior notes have a combined original principal balance of $110,000,000 and the three subordinate notes have a combined original principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate note balance of the Linc LIC pari passu senior notes and without regard to the subordinate notes. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Linc LIC Loan Pair (including the subordinate notes) are $338,505, $294,096, 8.1%, 9.3%, 1.28x, 64.0% and 55.6%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Linc LIC Property was constructed in 2013 and began lease-up in late June of that year and reached approximately 98% occupancy in November 2014.
(4)	The appraised value includes $60,000,000 of value associated with the remaining 421-a partial real estate tax abatement program. See “—Tax Abatement” below for further details.
(5)	The loan amount includes both the senior pari passu notes totaling $110,000,000 and the subordinate notes totaling $130,000,000.

The Linc LIC Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Linc LIC Mortgage Loan”) is part of a loan pair (the “Linc LIC Loan Pair”) evidenced by (i) two pari passu notes (the “Linc LIC Note A-2” and the “Linc LIC Note A-3”; collectively, the “Linc LIC A Notes”) in the aggregate original principal amount of $110,000,000 and (ii) three subordinate notes (the “Linc LIC Note A-1,” the Linc LIC Note A-4, and the “Linc LIC Note A-5”; collectively the “Linc LIC B Note”) in the aggregate original principal amount of $130,000,000, all of which are secured by the same first priority fee mortgage encumbering a high rise multifamily property known as Linc LIC Center in the Long Island City neighborhood of Queens, New York (the “Linc LIC Property”). The Linc LIC Note A-3 is referred to herein as the “Linc LIC Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The Linc LIC Note A-2 evidences the Linc LIC Mortgage Loan that is being contributed to the MSBAM 2014-C19 securitization trust and has an original principal balance of $70,000,000. The Linc LIC Serviced Companion Loan, which has an original principal balance of $40,000,000, is expected to be held by MSMCH on the closing date of this transaction and may be contributed to one or more future securitization transactions. The Linc LIC B Note, which has an aggregate original principal balance of $130,000,000, will also be contributed to the MSBAM 2014-C19 securitization trust; however, the Linc LIC B Note will not be included in the pool of mortgage loans for MSBAM 2014-C19, but rather will support only the Class LNC Certificates. The holders of the respective promissory notes evidencing the Linc LIC Loan Pair have entered into an agreement between note holders that sets forth the respective rights of each note holder of the Linc LIC Loan Pair. The Linc LIC Loan Pair will be serviced pursuant to the terms of the pooling and servicing

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

agreement for the MSBAM 2014-C19 securitization trust. The Linc LIC Serviced Companion Loan and the Linc LIC B Note have similar features and terms as the Linc LIC Mortgage Loan. See “—Additional Secured Indebtedness” below for additional information).

The proceeds of the Linc LIC Loan Pair were partially used to refinance a construction loan with an approximate outstanding principal balance of $155,652,283, secured by the Linc LIC Property. The Linc LIC Borrower constructed the Linc LIC Property in 2013 and has provided a statement indicating total construction costs were approximately $278.7 million, including the then estimated land value of $32,200,000, which was contributed by an affiliate of the Linc LIC Borrower, which purchased the land in 1989, a developer’s fee of approximately $7.44 million, and certain operating shortfall and contingency expenses.

The Borrower and the Sponsor. The borrower is Linc LIC L.L.C. the (“Linc LIC Borrower”), a single purpose Delaware limited liability company with two independent directors. The Linc LIC Borrower is 100% indirectly owned by Rockrose General Properties L.L.C. (“Rockrose”), which is 100% indirectly owned by Henry Elghanayan, the CEO of Rockrose Development Corp. (99.8%), and Nancy Elghanayan (0.2%). The nonrecourse carve-out guarantor is Rockrose General Equities Holdings L.L.C.

Rockrose is an affiliate of Rockrose Development Corp., a privately held New York City based real estate developer and owner established in 1970. Since its founding, the company has acquired, built or repositioned approximately 60 projects encompassing 10,000 residential units, 2.5 million SF of office space and 500,000 SF of retail space.

The Property.  The Linc LIC Property is a 41-story, 709 unit apartment building (including one two-bedroom superintendent-occupied unit) located in the Long Island City neighborhood of Queens, New York, near the Queensboro Bridge to Manhattan. Linc LIC Property also contains three ground floor retail spaces totaling approximately 15,952 SF and a 202 space parking garage. The improvements were constructed in 2013 and received a temporary certificate of occupancy in June 2013, when it began its lease-up process. The Linc LIC Property reached stabilized occupancy in August 2014. As of November 18, 2014, the Linc LIC Property residential component was approximately 98.0% leased. Two of the three retail spaces are leased; however, one of the leased retail spaces is not yet occupied. Project amenities include a 24-hour attended lobby and concierge services, a 5,650 SF duplex fitness center, squash and basketball courts, a business center, a children’s playroom, a screening room, a laundry room, first and third floor courtyards, tenant storage, bike storage, a duplex rooftop lounge with screening area, billiards, a catering kitchen, a landscaped roof deck terrace with barbeque grills, a misting spray gazebo and the on-site parking garage.

The chart below shows the apartment mix at the Linc LIC Property as of September 2014:

Unit Mix Summary
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Contract Rent	Weighted Average Contract Rent PSF
Studio	174	25%	97%	534	$2,258	$50.55
1 Bedroom	392	55%	99%	659	$2,889	$52.53
2 Bedroom	120	17%	99%	988	$3,857	$47.77
3 Bedroom	23	3%	100%	1,378	$5,042	$43.91

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

The Market.  The Linc LIC Property is located in the Long Island City neighborhood of Queens, Queens County, New York, opposite Midtown Manhattan. In addition to being near the Queensboro Bridge, the Linc LIC Property is located approximately one block northeast of the Court House Square E and M subway station and three blocks southwest of the Queensboro Plaza 7, N, and Q subway station. It is located adjacent to Two Court Square, a six-story commercial building and two blocks north of the Citibank Tower, an approximately 1.4 million SF office building. Estimated 2013 population and average household income within a one-mile radius are 50,062 people and $76,291 per annum, respectively. According to the United States Bureau of Census data, the New York City residential vacancy rate has remained at approximately 3-4% for the past two decades.

The appraisal notes 11 multifamily projects totaling approximately 1,998 units either under construction or currently planned in the Long Island City submarket:

Linc LIC Competitive Rental Property Summary
Property and Address	Units	Year Built	Number of Stories	Occupancy Rate (%)	Unit Type	Unit Size (SF)	Quoted Rent per Month	Quoted Rent $/SF/Year
East Coast 46-15 Center Blvd	367	2012	41	99.5%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	524 724 1,174 N/A	$2,335 $3,230 $4,353	$53.47 $53.54 $44.49
East Coast – Site 6 4720 Center Blvd	498	2007	32	99.9%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	423 690 1,152 N/A	$2,400 $2,995 $4,260	$68.09 $52.08 $44.38
45-40 Center 45-50 Center Blvd	345	2012	32	99.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	523 657 1,008 N/A	$2,195 $3,013 $4,309	$50.36 $55.03 $51.30
Avalon Riverview PH I 2-01 50th Ave	372	2002	32	98.2%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	490 763 1,091 N/A	$2,385 $2,961 $4,050	$58.41 $46.57 $44.55
Avalon Riverview 4-75 48th Ave	602	2008	39	99.2%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	496 691 1,134 N/A	$2,249 $2,763 $4,183	$54.41 $47.98 $44.26
The Crescent Club 41-17 Crescent St	130	2012	17	97.8%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	502 657 1,121 1,418	$2,441 $2,987 $4,269 $5,956	$58.36 $54.56 $45.70 $50.40
27 on 27 42-17 27th Street	142	2013	27	100.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	491 632 1,026 N/A	$2,225 $2,750 $3,850	$54.38 $52.22 $45.03
Packard Square 41-34 Crescent St	86	2008	15	99.0%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	398 711 801 N/A	$1,962 $2,802 $3,233	$59.17 $47.29 $48.43
45-45 Center 45-45 Center Blvd	820	2013	40	99.6%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	778 1,311 1,442 N/A	$3,175 $4,788 $5,760	$48.97 $43.83 $47.93
46-10 Center 46-10 Center Blvd	587	2014	25	99.7%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	730 1,088 1,311 N/A	$3,148 $4,790 $5,500	$51.75 $52.83 $50.34
East Coast 7 4705 Center Blvd	397	2007	31	99.7%	Studio 1 Bedroom 2 Bedroom 3 Bedroom	734 1,180 N/A N/A	$3,038 $4,538	$49.67 $46.15

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

Tax Abatement.  The Linc LIC Property currently benefits from a 421-a partial real estate tax exemption program. The exemption lasts for 15 years, and will expire in 2027, with the first 11 years at a 100% over base year tax exemption and a stepped 20% per annum reduction in benefit from the 12th year through the 15th year. The Linc LIC Property is currently in the second year of the abatement period. The underwritten real estate tax expense reflects the current tax abatement. The Linc LIC Property is currently subject to certain New York City rent stabilization provisions due to this tax exemption program. The units can be leased initially at market rates, with future increases subject to limits prescribed by the Rent Guidelines Board.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Linc LIC Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	TTM	UW	UW Per Unit
Base Rent	N/A	N/A	N/A	N/A	N/A	$25,318,192	$35,709.72
Total Recoveries	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Other Income(2)	N/A	N/A	N/A	N/A	N/A	$1,293,800	$1,824.82
Discounts Concessions	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	N/A	($759,546)	($1,071.29)
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$25,852,446	$36,463.25
Total Operating Expenses	N/A	N/A	N/A	N/A	N/A	$6,527,323	$9,206.38
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$19,325,123	$27,256.87
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$141,800	$200.00
TI/LC	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$19,183,323	$27,056.87

Occupancy %	N/A	N/A	N/A	N/A	N/A	97.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	2.80x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	2.78x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	17.6%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	17.4%

(1)	The Linc LIC Property was constructed in 2013 and began lease-up in late June of that year and reached approximately 98% occupancy in November 2014. Historical operating statements are not available.
(2)	Other Income includes retail rent income, parking income, storage income, laundry income, and miscellaneous other income.

Escrows and Reserves.  The Linc LIC Borrower is required, during the existence of an event of default under the Linc LIC Mortgage Loan, to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Linc LIC Borrower maintains insurance under an acceptable blanket insurance policy). During a Trigger Period (as defined below), the Linc LIC Borrower is required, so long as no event of default has occurred and is continuing, to make monthly deposits of $14,771 for replacement reserves, provided that additional deposits are not required once the amount on deposit in the replacement reserve equals $177,250.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Linc LIC Mortgage Loan (i.e. the Linc LIC Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). The Linc LIC Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Linc LIC Borrower. During the continuance of a Cash Management Period which is caused by an event of default that has occurred and is continuing, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Linc LIC Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to apply the remainder to the Linc LIC Mortgage Loan in such order of priority as lender determines. During the continuance of a Cash Management Period which is caused by a Trigger Period, funds in the lockbox account are applied on each monthly payment date to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse any excess to the Linc LIC Borrower (which the Linc LIC Borrower may use to pay debt service on the Linc LIC Mortgage Loan).

A “Cash Management Period” will (i) commence upon the occurrence of an event of default and continue until such event of default no longer exists and (ii) commence from and after March 7, 2017 upon the debt yield being less than 7.00% as of the end of any calendar quarter and continue until the debt yield has been not less than 7.00% for two consecutive calendar quarters (tested as of the end of each calendar quarter) (a “Trigger Period”).

Additional Secured Indebtedness (not including trade debts).  The Linc LIC Loan Pair was originated by MSMCH on March 7, 2014 and is evidenced by two pari passu senior notes and three subordinate notes, secured by the Linc LIC Property, with a combined original principal balance of $240,000,000 (the Linc LIC Note A-2 with an original principal balance of $70,000,000, and the Linc LIC Note A-3 (referred to as the “Linc LIC Serviced Companion Loan”) with an original principal balance of $40,000,000 and the Linc LIC Note A-1, the Linc LIC Note A-4, and the Linc LIC Note A-5 (collectively referred to as the “Linc LIC B Note”) with an aggregate original principal balance of $130,000,000). The Linc LIC Note A-2 (which evidences the Linc LIC Mortgage Loan) will be included in the securitization trust for MSBAM 2014-C19. The Linc LIC B Note will also be contributed to the MSBAM 2014-C19 securitization trust, however, the Linc LIC B Note will not be included in the pool of mortgage loans for MSBAM 2014-C19, but rather will support only the Class LNC Certificates. The Linc LIC Serviced Companion Loan is expected to be contributed to one or more future securitization transactions and is expected to be held by MSMCH on the closing date of this transaction.

The Linc LIC Mortgage Loan accrues interest at the same rate as each of the Linc LIC Serviced Companion Loan and the Linc LIC B Note. The Linc LIC Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Linc LIC Serviced Companion Loan and each of the Linc LIC Mortgage Loan and the Linc LIC Serviced Companion Loan will be entitled to interest and principal on a pro rata but senior basis with the Linc LIC B Note prior to an event of default and on a senior basis to the Linc LIC B Note after an event of default, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus. The holders of the Linc LIC Mortgage Loan, the Linc LIC Serviced Companion Loan and the Linc LIC B Note, have entered into an agreement between note holders

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Linc LIC

which sets forth the allocation of collections on the Linc LIC Loan Pair. The Linc LIC Loan Pair will be serviced pursuant to terms of the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Linc LIC Loan Pair” in the Free Writing Prospectus.

The following table presents certain information relating to the Linc LIC Loan Pair:

Loan Structure Summary
Linc LIC Loan Pair	Original Principal Amount	Cut-off Date Principal Amount	Interest Rate
Linc LIC Note A-2 and Note A-3	$110,000,000	$110,000,000	4.760%
Linc LIC B Note	$130,000,000	$130,000,000	4.760%

Full Debt Summary
B Note Original Principal Balance	B Note Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$130,000,000	4.76%	128	360	36	1.28x	8.1%	64.0%

Mezzanine Loan and Preferred Equity.  A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted to be outstanding at any given time subject to various conditions, including amongst other conditions: (i) no default or event of default exists under the Linc LIC Loan Pair, (ii) the principal amount of the mezzanine loan does not result in an aggregate loan-to-value ratio greater than 65% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt service coverage ratio less than 1.25x, (iii) the collateral for the mezzanine loan is a pledge of 100% of the equity interests in the Linc LIC Borrower, (iv) the mezzanine lender is an entity which satisfies the definition of a “Qualified Mezzanine Lender” (as defined in the loan agreement for the Linc LIC Mortgage Loan) and enters into an intercreditor agreement reasonably acceptable to the lender under the Linc LIC Mortgage Loan, (v) the term of the mezzanine loan is at least co-terminous with the Linc LIC Mortgage Loan and all other terms and provisions of the mezzanine loan, including the loan documents, are reasonably acceptable to the lender under the Linc LIC Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the borrower purchases an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price such that the aggregate debt service coverage ratio as of the closing of the Permitted Mezzanine Financing is not less than 1.25x, (vii) the Permitted Mezzanine financing is not cross-defaulted with any other debt (other than the Linc LIC Mortgage Loan), (viii) the Linc LIC Borrower delivers, if required by the lender under the Linc LIC Mortgage Loan, an updated substantive non-consolidation legal opinion and (ix) the Linc LIC Borrower delivers to the lender confirmation from the rating agencies that the Permitted Mezzanine Financing will not result in a qualification, downgrade or withdrawal of the rating of the securitization that includes the Linc LIC Mortgage Loan.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Linc LIC Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of the hard replacement costs and 12 months of business interruption insurance and provided that if the annual premiums for such coverage exceed $260,000, than the Linc LIC Borrower will only be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 (or any extension thereof or other federal government program which provides substantially similar protection) is in effect, the Linc LIC Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

Mortgage Loan No. 6 – Broward Financial Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

Mortgage Loan No. 6 – Broward Financial Center

Broward Financial Center
500 East Broward Boulevard
Fort Lauderdale, FL 33394
Margate
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Lauderdale Lakes
Oakland Park
Wilton Manors
Plantation
FORT LAUDERDALE
BROWARD COUNTY
Atlantic Ocean
Davie
Dania Beach
HOLLYWOOD
PEMBROKE PINES
Miramar
Hallandale Beach
Aventura
MIAMI-DADE COUNTY
Fort Lauderdale/ Hollywood Intl. Airport
Florida's Turnpike
John U. Lloyd Beach State Park
Hugh Taylor Birch State Park
Miami Intl. Airport 18 miles
THE EVERGLADES
MIAMI
FT. LAUDERDALE
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

Mortgage Loan No. 6 – Broward Financial Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$61,000,000			Location:	Fort Lauderdale, FL 33394
Cut-off Date Balance:	$61,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Urban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Alvaro da Silva; AGS Properties Corporation			Year Built/Renovated:	1986/2007
				Size:	324,429 SF
Mortgage Rate:	4.080%			Cut-off Date Balance per Unit:	$188
Note Date:	11/6/2014			Maturity Date Balance per Unit:	$175
First Payment Date:	1/1/2015			Property Manager:	Butters Realty & Management, LLC
Maturity Date:	12/1/2024
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	72 months			UW NOI:	$6,332,200
Seasoning:	0 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	11.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.60x
Additional Debt Type:	N/A			Most Recent NOI:	$4,882,852 (6/1/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,098,232 (12/31/2013 )
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,484,368 (12/31/2012)
Reserves(1)				Occupancy Rate(2):	88.0% (9/15/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.3% (12/31/2013 )
RE Tax:	$99,060	$99,060	N/A	3rd Most Recent Occupancy:	74.1% (12/31/2012)
Insurance:	$36,591	$36,591	N/A	Appraised Value (as of):	$113,000,000 (8/12/2014)
Recurring Replacements:	$0	$6,846	N/A	Cut-off Date LTV Ratio:	54.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	50.2%
Other(1):	$755,750	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$61,000,000	53.2%	Purchase Price:	$112,000,000	97.7%
Borrower Cash:	$53,672,816	46.8%	Reserves:	$891,401	0.7%
			Closing Costs:	$1,781,415	1.6%
Total Sources:	$114,672,816	100.0%	Total Uses:	$114,672,816	100.0%

(1)
See “—Escrows and Reserves” below for further discussion of reserve requirements. At loan origination, the Broward Financial Center Borrower deposited with lender $586,180 for four tenants with outstanding rent abatements and $169,570 for one tenant with an outstanding tenant improvement allowance.

(2)    The occupancy rate includes one approximately 3,171 SF tenant that is more than 60 days delinquent on rental payments. This tenant is underwritten as vacant.

The Mortgage Loan.  The sixth largest mortgage loan (the “Broward Financial Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $61,000,000 secured by a first priority fee mortgage encumbering an office complex in Fort Lauderdale, Florida (the “Broward Financial Center Property”). The proceeds of the Broward Financial Center Mortgage Loan were used to acquire the Broward Financial Center Property for a purchase price of approximately $112,000,000.

The Borrower and the Sponsor.  The borrower is FTL 500 Corp. (the “Broward Financial Center Borrower”), a single-purpose Florida corporation with an independent director. The Broward Financial Center Borrower is 100% indirectly owned by Salustiano and Elidia da Silva, through AGS Properties Corporation (“AGS”). AGS and Alvaro da Silva are the nonrecourse carve-out guarantors.

AGS is a Miami-based real estate owner with a reported stockholders’ equity of approximately $21.7 million and liquidity of approximately $4.2 million as of December 31, 2013. Alvaro da Silva is an officer and director of AGS.

The Property.  The Broward Financial Center Property is comprised of a 324,429 SF, 24-story Class A office building and an 800-space, five-story parking garage. The office building contains approximately 34,447 SF of retail and restaurant space, including an 8,600 SF Morton’s of Chicago Restaurant and a 3,137 SF fitness center. The Broward Financial Center Property was constructed in 1986 and substantially renovated in 2007, with a main lobby renovation in 2008, and additional upgrades to certain other common areas in 2012. The Broward Financial Center Property is located in downtown Fort Lauderdale on the southwestern corner of Broward Boulevard and South Federal Highway, less than two miles east of the Broward Boulevard and I-95 interchange. The 1.3 million SF Galleria Mall is located approximately two miles northeast of the Broward Financial Center Property and the Fort Lauderdale/Hollywood International Airport is located approximately three miles south.

The Broward Financial Center Property was 88.0% occupied by 32 tenants as of September 15, 2014, the largest concentration of which is comprised of different departments of the U.S. Government. The Broward Financial Center Property was substantially re-tenanted in 2011-2014 after the previous largest tenant, Templeton Global Investor, vacated approximately 138,049 SF effective June 30, 2011, when it purchased its own building in the local

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

market. Occupancy was 80.1% as of December 31, 2010, and 48.3% as of December 31, 2011. The previous owner began a re-leasing effort that increased occupancy to 74.1% as of December 31, 2012, and to 86.3% as of December 31, 2013.

Major Tenants.

U.S. Government (67,576 SF, 21% of NRA, 29% of underwritten base rent). The General Services Administration and the United States of America Social Security Administration (collectively, “U.S. Government”) lease 67,576 SF at the Broward Financial Center Property pursuant to two separate leases. The General Services Administration’s lease of 39,438 SF, on behalf of the Department of Justice, began on July 1, 1997, was renewed on September 27, 2006, and has a current expiration date of September 26, 2016, with a termination option exercisable at any time with 30 days’ notice. The United States of America, Social Security Administration’s lease of 28,138 SF began on November 4, 2011 and has a current expiration date of November 3, 2021, with a termination option any time after November 4, 2016 with 120 days’ notice. The Social Security Administration uses the space primarily for claims hearings.

Sun-Sentinel Company (30,000 SF, 9% of NRA, 9% of underwritten base rent). Sun-Sentinel Company (“Sun-Sentinel”) leases 30,000 SF at the Broward Financial Center Property. The lease began on January 1, 2012 and has a current expiration date of December 31, 2019, with two five-year lease renewal options. The tenant has one lease termination option effective as of June 30, 2017 subject to, in addition to other conditions, 12 months’ prior notice and a $705,980 termination fee. Sun-Sentinel is a daily newspaper publisher in Broward and South Palm Beach Counties and is owned by the Tribune Publishing Company (“Tribune”) (NYSE: TPUB).

FOX Sports Net Florida (24,290 SF, 7% of NRA, 7% of underwritten base rent). FOX Sports Net Florida, Inc. (‘FOX Sports”) leases 24,290 SF at the Broward Financial Center Property. The lease began on November 11, 2011 and has a current expiration date of May 31, 2019, with two five-year lease renewal options. FOX Sports is owned and operated by the 21st Century FOX Group of News Corporation (NASDAQ: FOXA).

Premier Beverage Company (20,475 SF, 6% of NRA, 7% of underwritten base rent). Premier Beverage Company, LLC (“Premier Beverage”) leases 20,475 SF at the Broward Financial Center Property. The lease began on October 7, 2013 and has a current expiration date of October 31, 2023, with two five-year lease renewal options. The tenant is in a full rent abatement period until November 1, 2015. The tenant is entitled to a partial rent abatement period from November 1, 2015 until November 1, 2016. Premier Beverage is a distributor of Florida wines, spirits and other beverages. It is a member of The Charmer Sunbelt Group, a national beverage distribution company.

The following table presents a summary regarding the largest tenants at the Broward Financial Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Lease Expiration
Major Tenants
U.S. Government - Department of Justice	AAA/Aaa/AA+	39,438	12%	$1,024,994	17%	$25.99	(2)	9/26/2016(3)
Sun-Sentinel Company	NR/Ba3/BB-	30,000	9%	$524,376	9%	$17.48		12/31/2019
U.S. Government - Social Security Administration	AAA/Aaa/AA+	28,138	9%	$702,820	12%	$24.98	(2)	11/3/2021
Fox Sports Net Florida	BBB+/NR/BBB+	24,290	7%	$424,589	7%	$17.48		5/31/2019
Premier Beverage Company	NR/NR/NR	20,475	6%	$414,005	7%	$20.22		10/31/2023
Subtotal/Wtd. Avg.		142,341	44%	$3,090,784	51%	$21.71

Other Tenants		139,906	43%	$2,948,124	49%	$21.07
Vacant Space(4)		42,182	13%	$0	0%	$0.00
Total/Wtd. Avg.		324,429	100%	$6,038,908	100%	$21.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The U.S. Government leases are effectively modified gross leases whereby certain of the allocated expenses associated with the leased spaces are included in the base rental rate with expense increases billed on a reimbursement basis.

(3)	The U.S. Government - Department of Justice lease is effectively month-to-month considering the tenant’s lease termination option currently in effect with 30 days’ notice.
(4)	One occupied space totaling approximately 3,171 SF, and with an annual contractual base rental rate of $45,314, is underwritten as vacant due to a rent delinquency of more than 60 days.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

The following table presents certain information relating to the lease rollover schedule at the Broward Financial Center Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	1	5,717	$20.87	2%	2%	$119,314	2%	2%
2015	2	14,369	$24.57	4%	6%	$352,977	6%	8%
2016	3	43,361	$25.26	13%	20%	$1,095,308	18%	26%
2017	5	24,128	$19.67	7%	27%	$474,595	8%	34%
2018	6	27,696	$20.89	9%	36%	$578,534	10%	43%
2019	2	54,290	$17.48	17%	52%	$948,965	16%	59%
2020	5	16,403	$13.73	5%	58%	$225,136	4%	63%
2021	3	42,458	$23.73	13%	71%	$1,007,733	17%	80%
2022	2	15,306	$18.80	5%	75%	$287,802	5%	84%
2023	4	37,358	$25.39	12%	87%	$948,543	16%	100%
2024	0	0	$0.00	0%	87%	$0	0%	100%
2025	0	0	$0.00	0%	87%	$0	0%	100%
2026	0	0	$0.00	0%	87%	$0	0%	100%
2027 & Beyond	0	0	0.00	0%	87%	$0	0%	100%
Vacant(2)	0	42,182	0.00	13%	100%	$0	0%	100%
Total/Wtd. Avg.	33	323,268	21.48	100%		$6,038,908	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(2)	One occupied space totaling approximately 3,171 SF, and with an annual contractual base rental rate of $45,314, is underwritten as vacant due to a rent delinquency of more than 60 days.

The Market.  The Broward Financial Center Property is located in the Central Business District (CBD) submarket of Fort Lauderdale, Broward County, Florida, on the southwestern corner of Broward Boulevard and South Federal Highway. As of June 30, 2014, the submarket vacancy was estimated as 15.6% and the average Class A, Central Business District asking rent was $34.18 PSF on a gross basis.

The following table presents comparable Fort Lauderdale Class A rental properties to the Broward Financial Center Property. The lease rate data is on a net basis and all include annual 3.0% rent steps.

Competitive Property Summary
Property	Size (NRA)	Year Built/Ren.	Stories	Term (yrs.)	Initial Rent/SF	Occupancy	Location Comments
200 East Broward 200 East Broward Boulevard	225,650	1991/N/A	21	3-10	$23.00-$25.00	87.9%	Two blocks west along Broward Boulevard.
Bank of America Plaza 401 East Las Olas Boulevard	408,064	2002/2005	23	5-10	$30.00-$34.00	97.4%	Two blocks south along East Las Olas Boulevard.
Las Olas Centre 350 East Las Olas Boulevard	264,214	1999/N/A	18	3-5	$30.00-$34.00	87.2%	Two blocks south along East Las Olas Boulevard.
Las Olas Centre 450 East Las Olas Boulevard	209,746	1997/N/A	15	3-5	$30.00-$34.00	97.6%	Two blocks south along East Las Olas Boulevard.
One Financial Plaza 100 Southeast 3rd Avenue	298,046	1972/2008	28	5	$20.00-$26.00	88.6%	Adjacent property.
Average:	281,144	1992/2007	21	5	$28.60	91.7%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Broward Financial Center Property:

Cash Flow Analysis(1)
	2009	2010	2011	2012	2013	6/1/2014 TTM	UW	UW PSF
Base Rent(2)	$8,280,101	$8,310,825	$7,434,214	$6,847,945	$6,343,345	$6,803,773	$6,925,455	$21.35
Total Recoveries(3)	$1,451,205	$1,277,202	$1,038,208	$1,101,911	$1,975,691	$2,157,954	$4,211,205	$12.98
Other Income(4)	$895,152	$823,001	$577,835	$596,492	$831,977	$940,830	$1,103,291	$3.40
Discounts Concessions	($79,554)	($9,174)	($63,557)	($690,390)	($183,416)	($486,236)	$0	$0
Less Vacancy & Credit Loss(5)	($1,224,842)	($1,332,469)	($2,381,107)	($1,740,176)	($1,280,606)	($815,865)	($886,547)	($2.73)
Effective Gross Income	$9,322,061	$9,069,386	$6,605,593	$6,115,783	$7,686,990	$8,600,456	$11,353,404	$35.00
Total Operating Expenses	$4,103,935	$3,687,897	$3,661,795	$3,631,415	$3,588,758	$3,717,604	$5,021,204	$15.48
Net Operating Income	$5,218,126	$5,381,489	$2,943,798	$2,484,368	$4,098,232	$4,882,852	$6,332,200	$19.52
Capital Expenditures	$0	$0	$6,832	$276,649	$249,777	$0	$81,107	$0.25
TI/LC	$0	$0	$3,263,702	$2,723,948	$2,403,457	$0	$613,171	$1.89
Net Cash Flow	$5,218,126	$5,381,489	($326,736)	($516,229)	$1,444,998	$4,882,852	$5,637,922	$17.38

Occupancy %	79.0%	80.1%	48.3%	74.1%	86.3%	89.7%	87.0%(5)
NOI DSCR	1.48x	1.53x	0.83x	0.70x	1.16x	1.38x	1.79x
NCF DSCR	1.48x	1.53x	-0.09x	-0.15x	0.41x	1.38x	1.60x
NOI Debt Yield	8.6%	8.8%	4.8%	4.1%	6.7%	8.0%	10.4%
NCF Debt Yield	8.6%	8.8%	-0.5%	-0.8%	2.4%	8.0%	9.2%

(1)
The Broward Financial Center Property was substantially re-tenanted in 2011-2014, after the previous largest tenant vacated approximately 138,049 SF effective June 30, 2011. Occupancy was 80.1% as of December 31, 2010, and 48.3% as of December 31, 2011. The previous owner began a re-leasing effort that increased occupancy to 74.1% as of December 31, 2012, and to 86.3% as of December 31, 2013.

(2)	Underwritten Base Rent includes certain contractual rent steps through April 1, 2015 totaling approximately $55,379.
(3)
Recoveries are underwritten net of current vacancy. The increase in underwritten reimbursements from the TTM period is due to an increase in underwritten real estate taxes of approximately $899,558, which is recoverable under the leases in place, an increase in occupancy over the TTM period, an increase in the insurance premium based on the new policy, and the reclassification of a portion of the rent payable under the two U.S. Government leases rent from base rent to recoveries to account for base rent steps associated with those two leases that actually reflect additional reimbursements.

(4)	Other Income consists primarily of parking income ($780,096 during the TTM period). Additional other income includes sign rental of $50,000 per annum and some miscellaneous income.
(5)	One tenant with an annual contractual base rent of $45,314 is underwritten as vacant due to a rent delinquency of more than 60 days.

Escrows and Reserves.  The Broward Financial Center Borrower deposited $99,060 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Broward Financial Center Borrower deposited $36,591 in escrow for annual estimated insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Broward Financial Center Borrower maintains insurance under an acceptable blanket insurance policy). The Broward Financial Center Borrower is required to make monthly deposits of $6,846 for replacement reserves (which amount may be increased by lender if lender reasonably determines that an increase is necessary to maintain proper operation of the Broward Financial Center Mortgaged Property).

The Broward Financial Center Borrower also deposited in escrow at loan origination (x) $169,570 for tenant improvements, landlord work and leasing commissions outstanding at loan origination and set forth on a schedule to the loan agreement, and (y) $586,180 for tenants with outstanding rent credits, concessions and/or abatements as of loan closing as set forth on a schedule to the loan agreement which amount will be disbursed upon receipt by lender of an executed estoppel certificate in form and substance reasonably acceptable to lender from the related tenant stating that such tenant is in occupancy of the entirety of its premises, open for business and paying full contractual rent under its lease.

During a Cash Sweep Period, the Broward Financial Center Borrower is required to make monthly deposits of $27,036 (or, if a DOJ Credit Event (as defined below) and/or an SSA Credit Event (as defined below) has occurred, an amount equal to the sum of $27,036 plus the remaining available funds each month as described below under “—Lockbox and Cash Management”) for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $648,858 (or (x) if a DOJ Credit Event has occurred, $1,148,858, (y) if an SSA Credit Event has occurred, $1,023,858 or (z) if a DOJ Credit Event and an SSA Credit Event have occurred, $1,523,858, as applicable).

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Broward Financial Center Mortgage Loan (i.e. upon the occurrence and during the continuance of a Cash Sweep Period for the Broward Financial Center Mortgage Loan, the Broward Financial Center Borrower has agreed to establish a hard lockbox). The Broward Financial Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred and is not continuing, the Broward Financial Center Mortgage Loan does not have a lockbox or cash management. Upon the occurrence and during the continuance of a Cash Sweep Period for the Broward Financial Center Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Broward Financial Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,”  to disburse, provided no event of default has occurred, to the Broward Financial Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Broward Financial Center Borrower in connection with the operation and maintenance of the Broward Financial Center Mortgaged Property approved by lender and to remit the remainder to the TI/LC reserve as described above under “—Escrows and Reserves” (or if such reserve has been fully funded, to an account to be held by the lender as additional security for the Broward Financial Center Mortgage Loan).

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists, (ii) commence upon the debt service coverage ratio being less than 1.15x for the immediately preceding nine consecutive calendar months and continue until the debt service coverage ratio has been not less than 1.20x for six consecutive calendar months, (iii) commence upon the occurrence of a DOJ Credit Event and continue until either (w) the Department of Justice (“DOJ”) rescinds its notice to vacate or surrender and is in occupancy of the entire DOJ Space (as defined below), paying full contractual rent in accordance with the DOJ Lease (as defined below) and open for business as evidenced by a tenant

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Broward Financial Center

estoppel certificate delivered to lender from the DOJ, in form and substance reasonably acceptable to lender, (x) the DOJ Replacement Lease Criteria (as defined below) shall have been satisfied or (y) (A) a replacement tenant, reasonably acceptable to lender has leased a portion of the DOJ Space pursuant to a replacement lease in form and substance reasonably acceptable to lender, is in occupancy, open for business and paying full contractual rent in accordance with its lease as evidenced by a tenant estoppel certificate delivered to lender from such replacement tenant, in form and substance reasonably acceptable to lender, (B) the debt service coverage ratio is not less than 1.20x (using a 30-year amortization constant) and (C) the debt yield is at least 8.0% with rental income based upon an in-place rent roll for tenants in occupancy and open for business, and (iv) commence upon the occurrence of an SSA Credit Event and continue until either (i) the Social Security Administration (“SSA”) rescinds its notice to vacate or surrender and is in occupancy of the entire SSA Space (as defined below), paying full contractual rent in accordance with the SSA Lease (as defined below) and open for business as evidenced by a tenant estoppel certificate delivered to lender from SSA, in form and substance reasonably acceptable to lender, (ii) the SSA Replacement Lease Criteria (as defined below) shall have been satisfied, or (iii) (A) a replacement tenant, reasonably acceptable to lender has leased a portion of the SSA Space pursuant to a replacement lease in form and substance reasonably acceptable to lender, is in occupancy, open for business and paying full contractual rent in accordance with its lease as evidenced by a tenant estoppel certificate delivered to lender from such replacement tenant, in form and substance reasonably acceptable to lender, (B) the debt service coverage ratio is not less than 1.20x (using a 30-year amortization constant) and (C) the debt yield is at least 8.0% with rental income based upon an in-place rent roll for tenants in occupancy and open for business.

A “DOJ Credit Event” means the DOJ serves notice of intent to vacate or surrender (or does vacate or surrender) the space demised pursuant to that certain lease dated as of October 26, 2006 by and between Broward Financial Center Borrower’s predecessor in interest and the United States of America, Lease No. GS-04B-46841 (such space, the “DOJ Space” and such lease, the “DOJ Lease”).

“DOJ Replacement Lease Criteria” shall mean one or more replacement tenants, acceptable to lender in its reasonable discretion, has or have collectively leased the entirety of the DOJ Space pursuant to one or more replacement leases in form and substance reasonably acceptable to lender, is or are in occupancy, open for business and paying full contractual rent as evidenced by one or more tenant estoppel certificates delivered to lender from such replacement tenant, in form and substance reasonably acceptable to lender.

An “SSA Credit Event” means the SSA serves notice of intent to vacate or surrender (or does vacate or surrender) the space demised pursuant to that certain lease dated as of December 17, 2010, by and between Broward Financial Center Borrower’s predecessor in interest and the United States of America, Lease No. GS-04B-50845 (such space, the “SSA Space” and such lease, the “SSA Lease”).

“SSA Replacement Lease Criteria” shall mean a replacement tenant, acceptable to lender in its sole discretion, has leased the entirety of the SSA Space pursuant to a replacement lease in form and substance acceptable to lender in its sole discretion, is in occupancy, open for business and paying full contractual rent as evidenced by a tenant estoppel certificate delivered to lender from such replacement tenant, in form and substance reasonably acceptable to lender.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Broward Financial Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Broward Financial Center Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

Mortgage Loan No. 7 – Ormsby Office Buildings

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

Mortgage Loan No. 7 – Ormsby Office Buildings

Ormsby Office Buildings
10300 & 10350 Ormsby Park Place & 10200 Forest Green Boulevard
Louisville, KY 40223
INDIANA
CLARK COUNTY
Utica
Utica Pike
Jeffersonville
Ohio River
River Rd
Hays Kennedy Park
Hunting Creek Country Club
Prospect
KENTUCKY
OLDHAM COUNTY
Cincinnati 80 miles
Crestwood
Orchard Grass Hills
Pewee Valley
Glenoaks Golf Course
Sleepy Hollow Rd
Norton Brownsboro Hospital
JEFFERSON COUNTY
Green Spring
Gene Snyder Frwy
Murphy Ln
Westport Rd
Glenview
Lime Kiln Ln
Barbourmeade
Springhurst Towne Center
Standard Country Club
Creekside
Indian Springs Golf Club
Riverwood
Langdon Place
Westport Rd
Tom Sawyer State Park
N. Hurstbourne Pkwy
Northfield
Bancroft
Louisville Country Club
Indian Hills
Central State Hospital
Owl Creek Country Club
La Grange Rd
Jewish Hospital Med. Ctr. Northeast
Windy Hills
Graymoor-Devondale
Lyndon
Brownsboro Rd
Anchorage
Beechwood Village
Druid Hills
New La Grange Rd
University of Louisville Isaac Shelby Campus
St. Matthews
Shelbyville Rd
Norwood
Bellemeade
Mall St. Matthews
LOUISVILLE
Oxmoor Center
Middletown
Baptist Hospital East
Hurstbourne Country Club
Downtown Louisville 4 miles
Hurstbourne
Douglass Hills
Bowman Field
St. Regis Park
Oxmoor Country Club
Plainview Village Center
Hurstbourne Acres
Taylorsville Rd
Forest Hills
Hikes Ln
Houston Acres
Klondike Ln
Jeffersontown
Six Mile Ln
Louisville Intl. Airport 4 miles
West Buechel
Newburg Rd
Bardstown Rd
Breckenridge Ln
S. Hurstbourne Pkwy
Watterson Trail
Billtown Rd
Buechel
Newburg
Shepherdsville Rd
Fegenbush Ln
Woodhaven Country Club
Michael Edward Dr
Fern Creek
INDIANA
KENTUCKY
Goshen
La Grange
Prospect
Crestwood
Jeffersonville
New Albany
Georgetown
Lyndon
Anchorage
Middletown
LOUISVILLE
Douglass Hills
Jeffersontown
Shively
Buechel
Fern Creek
Newburg
Highview
Okolona
Valley Station
Elizabeth
Fairdale
Elk Creek
Hillview
Brooks
Pioneer Village
Mt. Washington
Shepherdsville

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

Mortgage Loan No. 7 – Ormsby Office Buildings

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$57,937,500			Location:	Louisville, KY
Cut-off Date Balance:	$57,937,500			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Dennis Troesh; Carol Troesh			Year Built/Renovated:	2000; 2002; 2007/N/A
Mortgage Rate:	4.400%			Size:	512,765 SF
Note Date:	9/23/2014			Cut-off Date Balance per Unit:	$113
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$103
Maturity Date:	10/1/2024			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,914,262
Seasoning:	2 months			UW NOI Debt Yield:	11.9%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	13.0%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.81x
Additional Debt Type:	N/A			Most Recent NOI:	$6,251,413 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,394,952 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,589,463 (12/31/2011)
				Most Recent Occupancy:	92.1% (9/23/2014)
Reserves(1)				2nd Most Recent Occupancy:	88.6% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	78.3% (12/31/2012)
RE Tax:	$529,458	$50,963	N/A	Appraised Value (as of):	$77,400,000 (6/18/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.9%
Recurring Replacements:	$0	$10,683	N/A	Maturity Date LTV Ratio:	68.5%
TI/LC:	$0	$38,457	$922,977

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$57,937,500	74.1%	Purchase Price:	$77,250,000	98.8%
Borrower Equity:	$20,231,245	25.9%	Closing Costs:	$389,287	0.5%
			Reserves:	$529,458	0.7%
Total Sources:	$78,168,745	100.0%	Total Uses:	$78,168,745	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Ormsby Office Buildings Mortgage Loan.

The Mortgage Loan.  The seventh largest mortgage loan (the “Ormsby Office Buildings Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $57,937,500, secured by a first priority fee mortgage encumbering an office building complex located at 10300 & 10350 Ormsby Park Place and 10200 Forest Green Boulevard, Louisville, Kentucky (the “Ormsby Office Buildings”).

The Borrower and Sponsor. The borrowers are Ormsby Louisville I LLC, Ormsby Louisville II LLC, Ormsby Louisville III LLC and Ormsby Louisville LLC (together, the “Ormsby Office Buildings Borrower”), each a Delaware limited liability company with two independent directors. 98% of the equity ownership in the Ormsby Office Buildings Borrower is indirectly held by the loan sponsors, Dennis Troesh and Carol Troesh as Family Trustees of The Dennis Troesh 2009 Grantor Retained Annuity Trust FBO Jon Troesh and The Carol Troesh 2009 Grantor Retained Annuity Trust FBO Jon Troesh.

Dennis Troesh is the founder of Robertson’s Ready Mix Ltd., which was recently acquired by Mitsubishi Materials Corp. Mr. Troesh’s commercial real estate portfolio includes 14 office properties totaling over 2.8 million SF across six states, 10 apartment complexes totaling 2,598 units in California and Arizona, and one self storage property in California.

The Property.  The Ormsby Office Buildings consist of three suburban Class “A” office buildings totaling 512,765 SF located within the Forest Green Corporate Campus, approximately 10 miles east of Downtown Louisville, Kentucky. Each of the buildings is six stories with additional lower level storage and office space. The Ormsby Office Building I (“Ormsby I”) was developed in 2000 and consists of 170,521 SF. The Ormsby Office Building II (“Ormsby II”) was developed in 2002 and consists of 171,399 SF. The Ormsby Office Building III (“Ormsby III”) was developed in 2007 and consists of 170,845 SF. All three buildings are connected via cable/wiring to allow tenants occupancy in multiple buildings. In 2012, the Ormsby Office Buildings became the first existing buildings in Kentucky to be LEED certified for their ‘green’ operations and maintenance programs. Building amenities include 24-hour security, approximately 2,000 parking spaces, on-site management and maintenance, free access to community rooms in Ormsby I and Ormsby II, and seminar/conference training facilities in Ormsby II and Ormsby III. Adjacent amenities include access to Shoppes at Forest Green, a 48,716 SF open-air shopping center, the 142-room SpringHill Suites Hurstbourne by Marriott, and a two-mile greenway of hiking and nature trails along Beargrass Creek.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

Access to the Ormsby Office Buildings is primarily via Ormsby Station Road, which has a signalized intersection with North Hurstbourne Parkway (KY-1747), which is a major north-south route for the market area, connecting to the US-60 corridor roughly one mile south of the Ormsby Office Buildings. US-60 is a major commercial corridor that connects Interstate 264, the interior bypass loop to the west for Louisville and Intestate 265, the larger exterior loop. Interstate 64 is located roughly 2.5 miles south of the Ormsby Office Buildings and extends west to St. Louis and east to Charleston, WV.

As of September 23, 2014, the Ormsby Office Buildings were 92.1% leased to 35 tenants. The historical occupancy at the Ormsby Office Buildings was 88.6% as of December 31, 2013, 78.3% as of December 31, 2012 and 81.0% as of December 31, 2011.

Major Tenants.

Charter Communications (119,515 SF, 23.3% of NRA, 23.5% of base underwritten rent). Charter Communications, Inc. (NASD: CHTR)  (“Charter”) leases 119,515 SF at Ormsby I under a lease dated August 1, 2012 and expiring on December 31, 2019, with one, three-year renewal option. Charter has a termination option effective December 31, 2017 with required notice by July 31, 2016 and payment of a termination fee in the amount of $1,991,676. The lease provides for a base annual rental rate of $19.64 PSF increasing to $20.03 PSF in January, 2015. Founded in 1993, Charter is a Fortune 500 company that employs over 21,000 people and services over 5.7 million customers in 29 states. Charter provides broadband communications and as of a recent agreement with Comcast-Time Warner Cable, is the second largest cable operator in the United States. Charter is currently rated “BB-” by S&P and “Ba3” by Moody’s.

Summit Energy (42,178 SF, 8.2% of NRA, 8.6% of base underwritten rent). Summit Energy occupies a total of 42,178 SF at Ormsby II under two leases, both dated January 1, 2013 and expiring on December 31, 2020 with two, five-year renewal options. Summit Energy has a termination option effective December 31, 2018 with required notice by March 31, 2018 and payment of a termination fee in the amount of $477,011.78. The lease covering suites 205, 400 and 501 provides for a base annual rental rate of $20.86 PSF, increasing to $21.28 PSF in January, 2015. The lease covering the lower level space provides for a base annual rental rate of $13.52 PSF, increasing to $13.79 PSF in January, 2015. Founded in 1991, and headquartered at Ormsby II, Summit Energy provides energy management and sustainability services, managing more than $30 billion in annualized energy spend for more than 4,500 companies and thousands of facilities worldwide. Summit Energy employs more than 850 energy management professionals with 28 offices across North America, South America, Europe, Asia and Australia. Summit’s parent company is Schneider Electric which is currently rated “A-” by S&P and “A3” by Moody’s.

Federal Aviation Administration (36,958 SF; 7.2% of NRA, 9.3% of base underwritten rent). Federal Aviation Administration (“FAA”) occupies 36,958 SF at Ormsby III under a lease dated February 11, 2007 and expiring on September 30, 2017 with one five-year renewal option. The lease provides for a base annual rental rate of $25.91 PSF. FAA may terminate its lease at any time if the government determines that a termination is in the best interest of the U.S. government with 180 days required notice and payment of a termination fee equal to four months’ rent. FAA is the national aviation authority of the United States and is an agency of the U.S. Department of Transportation. The United States has a debt rating of “AA+” by S&P, “AAA” by Fitch and “Aaa” by Moody’s.

Ventas (35,947 SF, 6.9% of NRA; 6.8% of base underwritten rent). Ventas, Inc. occupies a total of 35,947 SF at Ormsby II under two leases expiring July 31, 2017 with two three-year renewal options. The lease provides for a base annual rental rate of $19.15 PSF. Ventas, Inc. also leases 591 SF of storage space at a rental rate of $11 PSF on a month-to-month basis. Ventas, Inc., an S&P 500 company, is a healthcare real estate investment trust with cash flows from operations of approximately $1.2 billion in 2013. Ventas, Inc. is currently rated “BBB+” by S&P and Fitch, and “Baa2” by Moody’s. Ventas, Inc. has subleased 3,612 SF to Summit Energy for a period of two years beginning September, 2013.

Transamerica (32,094 SF, 6.3% of NRA; 6.7% of base underwritten rent). Transamerica occupies 32,094 SF at Ormsby I under a lease dated October 1, 2012 and expiring September 30, 2019, with one five-year renewal option. The lease provides for a base annual rental rate of $21.50 PSF. Transamerica is a financial services company that provides insurance and investments to 19.5 million customers. Transamerica Life Insurance Company is currently rated “AA-” by S&P and Fitch and “A1” by Moody’s.

Rx Crossroads (27,074 SF, 5.3% of NRA; 5.4% of base underwritten rent). Rx Crossroads occupies 27,074 SF at Ormsby II under two leases, each dated August 1, 2010 and expiring October 31, 2015 with one five-year renewal option. The lease covering suites 500 and 104 provides for a base annual rental rate of $20.57 PSF, increasing to $20.98 PSF in February, 2015. The lease covering suite G26 provides for a base annual rental rate of $17.04 PSF, increasing to $17.38 PSF in July, 2015. Rx Crossroads provides tailored services to the biotechnology and pharmaceutical industries including brand support, reimbursement assistance, direct-to-patient dispensing, patient education, and adherence counseling. Rx Crossroads is owned by Omnicare. Omnicare is currently rated “BB” by S&P and “Ba3” by Moody’s.

Jefferson National (26,575 SF, 5.1% of NRA; 5.9% of base underwritten rent). Jefferson National occupies 26,575 SF at Ormsby II under a lease dated November 17, 2012 and expiring January 31, 2024, with one five-year renewal option. Jefferson National has one termination option effective July 31, 2017 with required notice by July 31, 2016 and payment of a termination fee in the amount of $1,496,508 and another termination option effective July 31, 2020 with required notice by July 31, 2019 and payment of a termination fee in the amount of $885,806. The lease provides for a base annual rental rate of $22.95 PSF increasing to $23.41 PSF in February 1, 2015. Jefferson National also leases 367 SF of storage space at a rental rate of $10 PSF on a month-to-month basis. Founded in 1937 and headquartered at Ormsby II, Jefferson National provides tax-deferred investing solutions for a network of 2,000 retirement income advisors and fee-based advisors nationwide.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

The following table presents a summary regarding major tenants at the Ormsby Office Buildings:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenants
Charter Communications	NR/Ba3/BB-	119,515	23%	$2,403,801	23%	$20.11	12/31/2019
Summit Energy(3)	NR/A3/A-	42,178	8%	$878,970	9%	$20.84	12/31/2020
Federal Aviation Administration	AAA/Aaa/AA+	36,958	7%	$957,582	9%	$25.91	9/30/2017
Ventas(3)	BBB+/Baa2/BBB+	35,947	7%	$697,401	7%	$19.40	7/31/2017
Transamerica	AA-/A1/AA-	32,094	6%	$690,021	7%	$21.50	9/30/2018
Rx Crossroads	NR/Ba3/BB	29,864	6%	$604,352	6%	$20.24	10/31/2015
Jefferson National	NR/NR/NR	26,575	5%	$601,474	6%	$22.63	1/31/2024
Subtotal/Wtd. Avg.		323,131	63%	$6,833,601	67%	$21.15

Other Tenants		150,945	29%	$3,411,561	33%	$22.60
Vacant Space		38,689	8%	$0	0%	$0.00
Total/Wtd. Avg.		512,765	100%	$10,245,162	100%	$21.61

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ventas, Inc. subleases 3,612 SF to Summit Energy through September, 2015. The information presented above assigns this subleased space to Ventas, Inc.

The following table presents certain information relating to the lease rollover at the Ormsby Office Buildings:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	2	4,185	$24.13	1%	1%	$100,998	1%	1%
2015	7	37,621	$22.75	7%	8%	$855,781	8%	9%
2016	1	2,592	$26.76	1%	9%	$69,362	1%	10%
2017	13	138,920	$22.36	27%	36%	$3,106,410	30%	40%
2018	2	51,691	$21.45	10%	46%	$1,108,942	11%	51%
2019	4	138,673	$20.27	27%	73%	$2,810,990	27%	79%
2020	3	58061	$20.99	11%	84%	$1,218,819	12%	90%
2021	1	3048	$24.18	1%	85%	$73,701	1%	91%
2022	0	0	$0.00	0%	85%	$0	0%	91%
2023	1	12710	$23.50	2%	87%	$298,685	3%	94%
2024	1	26575	$22.63	5%	92%	$601,474	6%	100%
Vacant	0	38,689	$0.00	8%	100%	$0	0%
Total/Wtd. Avg.	35	512,765	$21.61	100%		$10,245,162	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)
Certain tenants may have leases for storage space (<675 SF) with earlier expiration dates than the primary lease. SF for primary and storage space has been combined for each tenant and the information presented above reflects expiration dates of the primary lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

The Market.  The Ormsby Office Buildings are located in eastern Louisville, Kentucky in the Louisville/Jefferson County MSA. The five largest employers in the Louisville MSA are United Parcel Service (20,047 employees), Humana Inc. (11,235 employees), Norton Healthcare Inc. (9,666 employees), Kentucky One Health Inc. (8,893 employees) and Ford Motor Co. (8,512). As of April, 2014, the unemployment rate for the Louisville MSA was 6.6% compared to 7.2% for the state of Kentucky.

The 2014 estimated population within a one-, three- and five-mile radius of the Ormsby Office Buildings was 8,298, 69,586 and 180,952, respectively. The 2014 estimated average annual household income within a one-, three- and five-mile radius of the Ormsby Office Buildings was $121,480, $90,895 and $92,321, respectively, as compared to $66,487 for the Louisville MSA and $58,294 for the state of Kentucky. There are over 36,000 employees in the three mile market area.

Market area residents are served by the largest public school system in the state, Jefferson County Public Schools, which was recently named one of the top five urban school districts in the country by certain foundation for education. Area attractions include the Actors Theater of Louisville, the Speed Art Museum, University of Louisville collegiate sports and The Louisville Bats minor-league baseball team. Louisville also plays host to a wide variety of regional celebrations, including the St. James Court Art Fair and the Kentucky Derby Festival.

The Ormsby Office Buildings are located in the Hurstbourne/Lyndon submarket, which had a first quarter 2014 office vacancy of 9.9%. Since 2011, the submarket’s absorption has been positive and its direct average rental rate has been steadily ranging from $17.53 to $18.30 PSF.

There is one new office building under construction in the submarket known as ShelbyHurst Campus, consisting of approximately 130,000 SF.

Comparable properties to the Ormsby Office Buildings are shown in the chart below:

Competitive Property Summary
Property	Address	Distance (miles)	Year Built	Total GLA (SF)	Occupancy	Asking Rent (PSF per Year Gross)
Corporate Center	Corporate Campus Drive Louisville, KY	0.4	1997-1999	369,553	85%	$20.00-21.50
Plaza at Hurstbourne Green	9500-9520 Ormsby Station Louisville, KY	0.7	2001-2006	216,356	90%	$18.50-19.50
Hurstbourne Place	9300 Shelbyville Road Louisville, KY	1.8	1982 (2004 renov)	234,896	76%	$19.50-21.00
Olympia Park Plaza	4801 Olympia Park Plaza Louisville, KY	3.9	2001	119,173	98%	$23.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ormsby Office Buildings:

Cash Flow Analysis
	2010	2011	2012	2013	UW		UW PSF
Base Rent(1)	$7,146,610	$8,307,610	$7,171,904	$9,230,384	$10,952,935		$21.36
Expense Reimbursements	$214,432	$245,380	$166,853	$132,706	$222,985		$0.43
Other Income	$181,161	$155,860	$163,370	$151,215	$33,510		$0.07
Less Vacancy & Credit Loss	$0	$0	($9,421)	$0	($894,074)		(8.0%)
Effective Gross Income	$7,542,203	$8,708,850	$7,492,706	$9,514,305	$10,315,356		$20.12
Total Operating Expenses	$3,058,143	$3,119,387	$3,097,754	$3,262,892	$3,401,094		$6.63
Net Operating Income	$4,484,060	$5,589,463	$4,394,952	$6,251,413	$6,914,262		$13.48
TI/LC	$0	$0	$0	$0	$498,076		$0.97
Capital Expenditures	$0	$0	$0	$0	$128,191		$0.25
Net Cash Flow	$4,484,060	$5,589,463	$4,394,952	$6,251,413	$6,287,995		$12.26

Occupancy %	82.3%	81.0%	78.3%	88.6%	92.1%	(2)
NOI DSCR	1.29x	1.61x	1.26x	1.80x	1.99x
NCF DSCR	1.29x	1.61x	1.26x	1.80x	1.81x
NOI Debt Yield	7.7%	9.6%	7.6%	10.8%	11.9%
NCF Debt Yield	7.7%	9.6%	7.6%	10.8%	10.9%

(1)	Historical Base Rent is net of vacancy.
(2)	Information is based on the rent roll dated September 23, 2014

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Ormsby Office Buildings

Escrows and Reserves.  The Ormsby Office Buildings Borrower deposited $592,458 in escrow for annual real estate taxes at loan origination and is required to escrow $50,963 for real estate taxes monthly. The Ormsby Office Buildings Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (unless the Ormsby Office Buildings are covered under a “blanket policy” acceptable to the lender) and $10,683 for replacement reserves monthly and $38,457 for TI/LC reserves monthly (TI/LC reserves are capped at $922,977).

The Ormsby Office Buildings Borrower will be required to deposit all excess cash with respect to the Ormsby Office Buildings Mortgage Loan in an account to be held by the lender as additional security for Ormsby Office Buildings Mortgage Loan during a Cash Sweep Period (defined below).

A “Cash Sweep Period” will commence upon the earlier to occur of (a) an event of default, (b) the date upon which the debt service coverage ratio is less than 1.15x, or (c) the date upon which the tenant Charter Communications (i) vacates or gives notice to vacate or terminate its lease, (ii) fails to exercise its lease extension option, (iii) seeks bankruptcy protection or (iv) is in monetary default under its lease. A Cash Sweep Period will generally end upon, as applicable, (a) the cure of the event of default, (b) the date upon which the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters or (c) (i) the date upon which the Ormsby Office Buildings Borrower re-lets the Charter Communications space or (ii) the date upon which the Charter Communications lease is affirmed by the bankruptcy court or (iii) the date upon which the Charter Communications lease default has been cured.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Ormsby Office Buildings Mortgage Loan with in place cash management. Funds are transferred from the lockbox account to the cash management account daily.

Property Management. The Ormsby Office Buildings are managed by CBRE, Inc. CBRE, Inc. is a full service real estate services company whose Facilities Management division manages 3.2 billion SF of commercial properties and corporate facilities worldwide with a team of more than 6,000 professionals. The CBRE, Inc. Louisville’s Asset Services office was established in 1997 and has over 70 properties serviced, totaling over 10 million SF.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Ormsby Office Buildings Borrower is required pursuant to the Ormsby Office Buildings Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Ormsby Office Buildings, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension, or reauthorization thereof) is not in effect, then the Ormsby Office Buildings Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Ormsby Office Buildings on a stand-alone basis under the Ormsby Office Buildings Mortgage Loan agreement (provided that the Ormsby Office Buildings Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

Atlantic Ocean
Salt Cay
One & Only Ocean Club
Paradise Island Boulevard
Paradise Island, The Bahamas
Colonial Beach
Paradise Beach
The Cove Atlantis
Atlantis Paradise Island Resort
The Reef Atlantis
Atlantis Royal Towers
Atlantis Coral Tower
Atlantis Beach Tower
Sheraton Grand Resort
Paradise Is. Beach Club
Ocean Club Drive
Paradise Island
Paradise Island Golf Course
Atlantis Convention Center
Paradise Beach Dr.
Paradise Island Dr.
Casuarina Beach
Prince George Wharf
Lynden Pindling Intl. Airport 9 miles
Festival Place
John Alfred Wharf
Atlantis Bridge
Paradise Island Br.
Paradise Island Harbour Resort
Nassau Harbour
Paradise Harbour Club and Marina
Athol Island
Bay St.
British Colonial Hilton
The Senate
Downtown Nassau
Central Bank of The Bahamas
Potters Cay
Malcolm's Park
Shirley St.
E. Bay St.
Fort Montagu
Natl. Art Museum
Government House
Fort Fincastle
Princess Margaret Hospital
Doctors Hospital
National Centre of the Performing Arts
Harbour Bay Shopping Ctr.
Montagu Beach
Montagu Bay
Baillou Hill Rd.
Market St.
East St.
Collins Ave.
Montrose Ave.
Centreville
Palmdale
The Dundas Centre for Performing Arts
The Retreat National Park
Nassau
New Providence Island
Eastern Rd.
Mall at Marathon
Robinson Rd.
Kensington Garden
East St.
C. W. Saunders Hwy.
Georgia
Jacksonville
United States
Tampa
Florida
Gulf of Mexico
Miami
Grand Bahama
Freeport
Great Abaco
Nassau
New Providence
The Bahamas
Cat Island
Atlantic Ocean
Havana
Santa Clara
Cuba
Camaguey
Crooked Island
Turks and Caicos Islands
Santiago de Cuba
Cayman Islands
Jamaica
Kingston
Haiti
Port-au-Prince
Dominican Republic
Santo Domingo
Puerto Rico
San Juan
Caribbean Sea
Honduras
Nicaragua

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

Mortgage Loan No. 8 – One & Only Ocean Club

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$55,000,000			Location:	Paradise Island, The Bahamas
Cut-off Date Balance:	$55,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Access Industries Holdings LLC			Year Built/Renovated:	1962/2009
Mortgage Rate:	5.373%			Size:	105 rooms
Note Date:	6/5/2014			Cut-off Date Balance per Unit(1):	$809,524
First Payment Date:	8/1/2014			Maturity Date Balance per Unit(1):	$723,712
Maturity Date:	7/1/2024			Property Manager:	One & Only Management Limited
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$11,291,340
IO Period:	36 months			UW NOI Debt Yield(1):	13.3%
Seasoning:	5 months			UW NOI Debt Yield at Maturity(1):	14.9%
Prepayment Provisions:	LO (29); DEF (86); O (5)			UW NCF DSCR(1):	1.63x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,407,497 (9/30/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$11,133,042(12/31/2013)
Additional Debt Balance:	$30,000,000			3rd Most Recent NOI:	$9,517,478 (12/31/2012)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	66.9% (9/30/2014)
Reserves(2)				2nd Most Recent Occupancy:	66.0% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	63.0% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$150,000,000 (3/27/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	56.7%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	50.7%
Other(2):	$2,200,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$85,000,000	58.7%	Purchase Price:	$140,500,000	97.1%
Borrower Equity:	$59,748,841	41.3%	Escrows:	$2,200,000	1.5%
			Closing Costs:	$2,048,841	1.4%
Total Sources:	$144,748,841	100.0%	Total Uses:	$144,748,841	100.0%

(1)
The One & Only Ocean Club Mortgage Loan is part of the One & Only Ocean Club Loan Pair evidenced by two pari passu senior notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the One & Only Ocean Club Loan Pair.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The One & Only Ocean Club Borrower deposited $2,200,000 at loan origination into a seasonality reserve

One & Only Ocean Club Mortgage Loan.

The Mortgage Loan.  The eighth largest mortgage loan (the “One & Only Ocean Club Mortgage Loan”) is part of a loan pair (The “One & Only Ocean Club Loan Pair”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) with a combined original principal amount of $85,000,000, (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering a luxury resort hotel known as the One & Only Ocean Club (the “One & Only Ocean Club Property”) located on Paradise Island, The Bahamas. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The One & Only Ocean Club Loan Pair and “Servicing of the Mortgage Loans” in the Free Writing Prospectus

The Borrower and Sponsor. The borrowers are OC Resort Holdings Ltd., AI Hotel Bahamas Ltd. and AI Properties Bahamas Ltd., each a Bahamian corporation (collectively, the “One & Only Ocean Club Borrower”) and each with two independent directors. Equity ownership in the One & Only Ocean Club Borrower is held indirectly by Access Industries Holdings LLC (90%) and Thomas H. Lee (10%). Access Industries Holdings LLC (“Access”) is the One & Only Ocean Club Mortgage Loan sponsor. Founded in 1986 by Len Blavatnik, Access is a privately held industrial group with long term, worldwide holdings in three sectors: natural resources and chemicals, media and telecommunications, and real estate. Access’ real estate portfolio includes a diverse list of iconic hotels and commercial real estate properties in the United States, South America and Europe.

The Property.  The One & Only Ocean Club Property is a 105-room luxury resort hotel located on 36 acres along the north-central shore of Paradise Island. Paradise Island is a 685-acre island, with over five miles of beach frontage, which sits directly north of the city of Nassau, accessed via the Paradise Island Bridge, which is approximately 0.6 miles southwest of the One & Only Ocean Club Property.

The One & Only Ocean Club Property was originally developed by the heir to the Great Atlantic and Pacific Tea Company, Huntington Hartford II. Mr. Hartford purchased the property in 1962, built the original Ocean Club hotel and made more than $10 million in further investments to the property, including adding terraced gardens and the 12th-Century Augustian Cloister which was shipped piece by piece from France. The Garden Cottages were constructed in 1978, the Crescent Wing was added in 2000, and the three Villas were constructed in 2003. Approximately $15.1 million has been invested over the past five years to renovate the pools, the Dune restaurant and the lobby and public restrooms, to replace the equipment in the fitness center and soft goods and case goods, and to upgrade the landscaping. An additional $7 million is expected to be spent on further FF&E expenditures

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

by the One & Only Ocean Club Borrower during the first five years of the loan term, as required by the One & Only Ocean Club Mortgage Loan documents.

The One & Only Ocean Club Property operates under the One & Only Ocean Club Resorts brand. Guestrooms are housed across four areas: the Hartford Wing, Crescent Wing, Garden Cottages, and Villas. The Hartford Wing includes the original two-story building with 50 guestrooms (46 king rooms and four queen-queen rooms) offering ocean and garden views and marble and granite bathrooms. The Crescent Wing is comprised of five two-story buildings containing 40 beachfront king rooms and 10 1,100 SF beachfront king suites, all with hardwood louvered doors that open to a private patio or balcony. The Garden Cottages contain two two-bedroom, two-bath units secluded within the garden grounds, each furnished with king beds, satellite TV, separate sitting and dining areas, and private plunge pools with enclosed patios and courtyards. The most exclusive units at the One & Only Ocean Club Property are the three and four-bedroom beachfront Villas. Each Villa is between 4,400 and 4,800 SF and is set atop the beach overlooking the ocean. The Villas are each complete island homes with spacious living areas with plasma screen televisions and Bose surround sound systems, fully-equipped kitchens with Viking appliances and dining areas for up to eight guests, luxury appointed bedrooms, hand carved case goods, jetted bathroom tubs, and private infinity-edged pools with pool terraces. Each Villa includes access to a personal golf cart, 24-hour personalized butler service, household and culinary staff, en-suite spa services, preferred seating at resort restaurants and a full breakfast served daily in-Villa.

With its direct beach frontage, the One & Only Ocean Club Property offers a variety of water sports. Other amenities include a spa facility with eight Balinese-style treatment spa villas, fitness center with locker rooms and steam room, two outdoor swimming pools, five tennis courts, butler service and kids’ programs. There is 1,666 SF of indoor meeting space and over 17,000 SF of outdoor function space at the property, as well as four food and beverage outlets: the ocean-view Dune restaurant, operated by Chef Jean-Georges Vongerichten, the upscale Courtyard Terrace, the casual poolside Pool Terrace Café, and The Library which offers morning coffee, snacks, tea service and bar service.

The One & Only Ocean Club Property is located approximately one half mile east of the main entrance to the Atlantis Resort, which is not a part of the collateral but is managed by an affiliate of the property manager of the One & Only Ocean Club Property. The guests of the One & Only Ocean Club Property have unrestricted access to the facilities and recreational amenities offered at the Atlantis Resort complex including an 18-hole Tom Weiskopf-designed golf course, a 141 acre water park, the dolphin experience, casino, marina, retail complex and numerous restaurants and entertainment venues.

Demand at the One & Only Ocean Club Property is approximately 83% leisure driven and 17% meeting and group driven.

More specific information about the One & Only Ocean Club Property and the related competitive set is set forth in the tables below:

One & Only Ocean Club Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			One & Only Ocean Club Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	54.6%	$670.02	$365.80	61.8%	$1,115.03	$689.53	113.3%	166.4%	188.5%
2010	56.8%	$830.57	$471.45	64.8%	$1,110.03	$719.37	114.2%	133.6%	152.6%
2011	56.4%	$880.53	$496.47	64.9%	$1,202.32	$780.12	115.1%	136.5%	157.1%
2012	56.5%	$867.39	$490.49	63.0%	$1,285.30	$809.92	111.4%	148.2%	165.1%
2013	60.1%	$909.78	$546.87	66.0%	$1,260.53	$832.06	109.8%	138.6%	152.1%
TTM 9/30/14	60.9%	$941.14	$573.52	66.9%	$1,228.91	$821.90	109.7%	130.6%	143.3%

Source: Industry Report

The Market. The Islands of The Bahamas contain 100,000 square miles of marine territory which includes almost 5% of the world’s coral reefs, drawing visitors seeking its beaches, clear waters, and abundant and varied marine life. The Bahamas are a popular honeymoon, family vacation, and spring-break destination for several North American markets. Airlift to The Bahamas is primarily via its largest airport, the Lynden Pindling International Airport (LPIA), located approximately 10 miles west of downtown Nassau. LPIA contains U.S. Border pre-clearance facilities that allow all U.S. inbound flights to operate as domestic flights, and a newly completed 247,000 SF U.S. departures terminal for outbound flights. In 2009, LPIA began an approximately $410 million expansion and renovation which officials expect will allow the airport to be able to accommodate over five million passengers by 2020. There are five other major airports in The Bahamas offering direct commercial and charter flights to and from North America, Europe and other areas of the Caribbean.

The greater Caribbean region consists of 32 countries comprising several hundred islands in the Caribbean Sea. For the most part, the Caribbean islands tend to share a similar geography, culture, and history and the region benefits from the natural beauty of its beaches, exotic wildlife, cultural diversity, warm tropical weather, and numerous festivals. According to certain travel and tourism industry association, the Caribbean is the most tourism intensive region in the world with travel and tourism accounting for approximately 15% of the total gross domestic product and generating approximate 15% to 20% of total employment. Overall, the tourism industry generates over $20 billion a year for the region and provides more jobs than any other industry.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

Due to the One & Only Ocean Club Property’s unique physical characteristics, established reputation, high employee to guest ratio, low density design and average rental rates in excess of $1,000, its competitive market extends beyond The Bahamas to the broader Caribbean region. Competing properties to the One & Only Ocean Club Property are shown in the table below:

Competitive Property Summary
Property	Location	Rooms	Year Opened/ Renovated	Meeting & Group %	Leisure %	2013 Est Occ.	2013 Est ADR	2013 Est RevPAR	Occ. Penetr.	ADR Penetr.	RevPAR Penetr.
One & Only Ocean Club	The Bahamas	105	1962/2009	17%	83%	66%	$1,261	$832	113.5%	122.3%	138.9%
Rosewood Little Dix Bay	Virgin Gorda	100	1964/2007	10%	90%	55%	$788	$433	94.6%	76.5%	72.3%
Cap Juluca Hotel	Anguilla	98	1992/2008	10%	90%	60%	$900	$540	103.2%	87.3%	90.1%
Parrot Cay Resort	Turks and Caicos	78	1998/2009	10%	90%	60%	$1,100	$660	103.2%	106.7%	110.1%
Viceroy Anguilla	Anguilla	155	2009/2011	5%	95%	60%	$930	$558	103.2%	90.2%	93.1%
Ritz Carlton Reserve Dorado Beach	Puerto Rico	115	2013/N/A	20%	80%	49%	$1,150	$564	84.3%	111.6%	94.0%
Total/Wtd. Avg.		651		12%	88%	88%	$1,016	$580

Source: Appraisal

There is one new hotel under construction expected to be competitive with the One & Only Ocean Club Property, the Rosewood Baha Mar (New Providence Island, The Bahamas) which will be a part of the larger Baha Mar complex offering 2,200 rooms and 300 private residences and is expected to open in early 2015.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One & Only Ocean Club Property:

Cash Flow Summary
	2007	2008	2009	2010	2011	2012	2013	9/30/2014 TTM	UW	UW per Room
Occupancy	77.69%	73.23%	61.88%	64.81%	64.89%	63.10%	66.01%	66.90%	67.50%
Avg Daily Rate	$1,040.58	$1,122.58	$1,114.33	$1,109.98	$1,202.22	$1,285.30	$1,260.53	$1,228.51	$1,242.18
RevPAR	$808.44	$822.02	$689.53	$719.37	$780.12	$811.01	$832.06	$821.90	$838.47

Rooms	$31,278,679	$31,590,394	$26,426,265	$27,569,765	$29,898,064	$31,167,204	$31,888,805	$31,499,349	$32,134,349	$1,242
Food/Beverage	$14,015,231	$13,525,628	$11,998,503	$13,242,060	$14,111,237	$14,280,229	$16,186,717	$14,767,625	$16,298,532	$630
Other	$1,743,170	$1,619,740	$1,279,647	$1,346,229	$1,142,541	$1,011,245	$984,147	$934,580	$934,580	$36
Total Rev	$47,037,080	$46,735,762	$39,704,415	$42,158,054	$45,151,842	$46,458,678	$49,059,669	$47,201,554	$49,367,461	$1,908
Total Exp	$35,055,852	$35,313,337	$30,282,934	$32,684,886	$34,801,393	$36,941,200	$37,926,627	$37,794,058	$38,076,120	$1,472
NOI	$11,981,228	$11,422,425	$9,421,481	$9,473,168	$10,350,449	$9,517,478	$11,133,042	$9,407,497	$11,291,340	$436
FF&E	$0	$0	$0	$0	$0	$0	$0	$1,888,062	$1,974,698	$76
NCF	$11,981,228	$11,422,425	$9,421,481	$9,473,168	$10,350,449	$9,517,478	$11,133,042	$7,519,435	$9,316,642	$360

NOI DSCR	2.10x	2.00x	1.65x	1.66x	1.81x	1.67x	1.95x	1.65x	1.98x
NCF DSCR	2.10x	2.00x	1.65x	1.66x	1.81x	1.67x	1.95x	1.32x	1.63x
NOI Debt Yield	14.1%	13.4%	11.1%	11.1%	12.2%	11.2%	13.1%	11.1%	13.3%
NCF Debt Yield	14.1%	13.4%	11.1%	11.1%	12.2%	11.2%	13.1%	8.8%	11.0%

Escrows and Reserves. The One & Only Ocean Club Borrower is required to deposit 1/12 of the estimated real estate taxes monthly after the exemption from real estate taxes under the Hotel Encouragement Act Phase II Agreement expires in 2019. The One & Only Ocean Club Borrower is also required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the One & Only Ocean Club Property is covered under a “blanket policy” acceptable to the lender).

Beginning August 1, 2015, the One & Only Ocean Club Borrower is required to deposit monthly for FF&E reserves an amount equal to 4% of the gross revenues for the second prior month, unless (A) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $2,000,000 in the first year of the loan term and estimates to spend at least $2,000,000 in the second year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the second year of the loan term, then no monthly FF&E reserves will be required in the second year, or (B) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $4,000,000 in the first two years of the loan term and estimates to spend at least $2,000,000 in the third year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the third year of the loan term, then the FF&E monthly requirement shall be an amount equal to 1% of the gross revenues for the second prior month, or (C) (i) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $6,000,000 in the first three years of the loan term and estimates to spend at least $2,000,000 in the fourth year or (ii) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the fourth year of the loan term, then the FF&E monthly requirement shall be an amount equal to 2% of the gross revenues for the second prior month, or (D) the One & Only Ocean Club Borrower has evidence of FF&E expenditures of at least $7,000,000 in the first four years of the loan term, then the FF&E monthly requirement in the fifth year of the loan term shall be an amount equal to 3% of the gross revenues for the second prior month.

The One & Only Ocean Club Borrower deposited at closing $2,200,000 in a seasonality reserve and is required to deposit either (i) on each payment date during December through May a monthly amount set each December equal to one sixth of the amount which if added to the net cash flow would cause the debt service coverage ratio during the previous July through November period to equal 1.10x, or (b) a letter of credit, which following the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	One & Only Ocean Club

acceleration of the One & Only Ocean Club Mortgage Loan during an event of default, lender may either draw upon to (i) apply as lender may determine or to (ii) hold as additional security for the One & Only Ocean Club Mortgage Loan.

During a Cash Sweep Period (as defined below), the One & Only Ocean Club Borrower will be required to deposit all excess cash with respect to the One & Only Ocean Club Mortgage Loan in an account to be held by the lender as additional security for the One & Only Ocean Club Mortgage Loan.

Lockbox and Cash Management.  A U.S. hard lockbox and a Bahamian hard lockbox are in place with respect to the One & Only Ocean Club Mortgage Loan to handle receipts in U.S. dollars and Bahamian dollars, respectively. The One & Only Ocean Club Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the One & Only Ocean Club Borrower.

A “Cash Sweep Period” will generally commence upon the earlier of (i) an event of default, (ii) the bankruptcy or insolvency filing by either the One & Only Ocean Club Borrower or AI Petroleum Holdings, LLC and (iii) the date upon which the debt service coverage ratio for the trailing 12 months is less than 1.20x. A Cash Sweep Period will generally end upon, as applicable, (i) the cure of such event of default, (ii) such bankruptcy or insolvency no longer being in effect or (iii) the date upon which the debt service coverage ratio for the trailing 12 months equals or exceeds 1.25x.

Property Management.  The One & Only Ocean Club Property is managed by One & Only Management Limited, an affiliate of Kerzner International Resorts. Kerzner International Resorts manages the entire One & Only brand of ultra-luxury resorts currently in eight locations worldwide, the adjacent Atlantis resort complex, and the Mazagan Beach & Golf Resort in Morocco.

Additional Secured Indebtedness (not including trade debts).

The One & Only Ocean Club Loan Pair was originated by or on behalf of Bank of America, N.A. on June 5, 2014 and is evidenced by two pari passu notes secured by the One & Only Ocean Club Property, with a combined original principal balance of $85,000,000. Note A-1 had an original principal balance of $55,000,000 and evidences the One & Only Ocean Club Mortgage Loan. Note A-2 had an original principal balance of $30,000,000 and evidences the One & Only Ocean Club Serviced Companion Loan. Note A- 1 will be included in the securitization trust for MSBAM 2014-C19 and Note A-2 is expected to be contributed to a future securitization trust.

The One & Only Ocean Club Mortgage Loan accrues interest at the same rate as the pari passu One & Only Ocean Club Serviced Companion Loan and is entitled to payments of interest and principal on a pro rata and pari passu basis with the One & Only Ocean Club Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The One & Only Ocean Club Loan Pair” in the Free Writing Prospectus. The holders of the One & Only Ocean Club Mortgage Loan and the One & Only Ocean Club Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the One & Only Ocean Club Loan Pair. The One & Only Ocean Club Loan Pair will be serviced pursuant to terms of the MSBAM 2014-C19 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The One & Only Ocean Club Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. The One & Only Ocean Club Mortgage Loan documents permit the One & Only Ocean Club Mortgage Loan sponsor to incur, after two years following the One & Only Ocean Club Mortgage Loan origination date and on up to three separate occasions, future mezzanine debt up to a maximum aggregate balance of $105,000,000 that is secured by 100% of the direct or indirect equity interest in the One & Only Ocean Club Borrower subject to, among other conditions (i) no event of default is continuing, (ii) calculated on the aggregate loan amount, a loan to value of not greater than 56.7%, a total debt service coverage ratio of not less than 1.61x and a total debt yield of not less than 10.79%, (iii) execution of an intercreditor agreement between the One & Only Ocean Club Mortgage Loan lender and the One & Only Ocean Club mezzanine loan lender and (iv) receipt of rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the One & Only Ocean Club Borrower is required pursuant to the One & Only Ocean Club Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the One & Only Ocean Club Property, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension, or reauthorization thereof) is not in effect, then the One & Only Ocean Club Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the One & Only Ocean Club Property on a stand-alone basis under the One & Only Ocean Club Mortgage Loan agreement (provided that the One & Only Ocean Club Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

Mortgage Loan No. 9 – PacStar Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

Mortgage Loan No. 9 – PacStar Retail Portfolio

River Forest
Downtown Oak Park
Oak Park
Maywood
METRA UP-W LINE
CTA Green Line
Chicago-O'Hare Intl. Airport 14 miles
Near North
Navy Pier
United Center
Loop
Art Inst. of Chicago
Columbus Park
Eisenhower Expwy
Illinois Medical District
Univ. of Illinois-Chicago
Grant Park
Shedd Aquarium
Soldier Field
Forest Park
COOK COUNTY
Cicero
McCormick Place
CTA Pink, Blue Lines
W. Cermak Rd.
Chinatown
North Riverside Park Mall
Berwyn
Pilsen
Lake Michigan
W. 26th St.
BNSF LINE
Brookfield
CHICAGO
METRA
Ogden Ave.
Hawthorne Race Course
Bridgeport
Brookfield Zoo
Riverside
Illinois Institute of Tech
US Cellular Field
W. 39th St.
Brighton Park
Lake Shore Drive
Stickney
Stevenson Expwy
Archer Heights
S. Western Ave.
S. Ashland Ave.
S. Halsted St.
Dan Ryan Expwy
CTA Green Line
METRA HERITAGE LINE
Archer Ave.
Lyons
Chicago Midway Intl. Airport
CTA Orange Line
Gage Park
Garfield Blvd.
Hyde Park
Washington Park
University of Chicago
Chicago Lawn
Clearing
63rd St.
Ford City
Washington Park
Marquette Rd.
67th St.
Bedford Park
Marquette Park
West Englewood
71st St.
Toyota Park
71st St.
S. Harlem Ave.
S. Cicero Ave.

PacStar Retail Portfolio	
1 The Yards Plaza	Chicago, IL
2 Willowbrook Court Shopping Center	Houston, TX

Tomball
Grand Pkwy (Under Construction)
David Wayne Hooks Memorial Airport
Northland Center
Splashtown
MONTGOMERY COUNTY
Spring
Spring Cypress Rd
North Frwy
Hardy Toll Road
Gleannloch Farms Golf Course
Mercer Arboretum
Cypresswood Golf Club
Cypress Rosehill Rd
Telge Rd
Grant Rd
Tomball Pkwy
Louetta Rd
Kindred Hospital-Spring
Houston Northwest Medical Ctr.
Humble Westfield Rd
Cypresswood Dr
Lone Star College-North Harris
George Bush Intercontinental Airport
Spring Cypress Rd
Longwood Golf Course
Houston Methodist Willowbrook Hospital
Cypress Creek Pkwy
Champions Village
Kuykendahl Rd
HARRIS COUNTY
Veterans Mem. Dr.
Lochinvar Golf Club
Eldridge Pkwy
Willowbrook Mall
Spears Rd
Northwest Frwy
Greenspoint Mall
Willowbrook
Sam Houston Tollway
Houston Natl. Golf Club
Greater Greenspoint
Sam Houston Race Park
Tomball Pkwy
Aldine
JFK Blvd
Barker Cypress Rd
Jersey Village
Aldine Mail Rd
Keith Weiss Park
Eastex Frwy
Homestead Rd
The Centre in Copperfield
North Houston
Acres Home
Spencer Rd.
Copperwood Village
Copperfield
NW Frwy
Little York Rd
HOUSTON
Northwest Houston
Fairbanks
Tidwell Rd
Downtown Houston 7 miles
Tidwell Rd

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

Mortgage Loan No. 9 – PacStar Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio(3):	Portfolio
Original Balance:	$51,390,000			Location:	Various
Cut-off Date Balance:	$51,390,000			General Property Type:	Retail
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Michael Klein; EK 2013 Family Trust			Year Built/Renovated(3):	Various/Various
Mortgage Rate:	4.490%			Size:	398,131 SF
Note Date:	11/13/2014			Cut-off Date Balance per Unit:	$129
First Payment Date:	1/1/2015			Maturity Date Balance per Unit:	$105
Maturity Date:	12/1/2024			Property Manager:	Pacific Star Capital, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,608,185
IO Period:	0 months			UW NOI Debt Yield:	9.0%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	11.1%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NCF DSCR:	1.35x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(4):	$3,905,438 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$3,930,584 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,084,228 (12/31/2011)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	97.4% (11/1/2014)
Reserves(1)				2nd Most Recent Occupancy:	92.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	90.9% (12/31/2012)
RE Tax:	$147,561	$73,781	N/A	Appraised Value (as of):	$69,550,000 (6/30/2014)
Insurance(2):	$24,947	$12,473	N/A	Cut-off Date LTV Ratio:	73.9%
Deferred Maintenance:	$423,120	$0	N/A	Maturity Date LTV Ratio:	59.9%
Recurring Replacements:	$200,000	$5,910	N/A
TI/LC:	$0	$22,000	$1,000,000
Other(1):	$776,193	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,390,000	64.9%	Purchase Price:	$75,800,000	95.8%
Borrower Equity:	$27,746,447	35.1%	Reserves:	$1,571,821	2.0%
			Closing Costs:	$1,764,626	2.2%
Total Sources:	$79,136,447	100.0%	Total Uses:	$79,136,447	100.0%

(1)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The PacStar Retail Portfolio Borrower deposited $776,193 at loan origination in escrow related to tenant-specific tenant improvements and free rent.

(2)	Insurance premium waived if the PacStar Retail Portfolio Borrower maintains acceptable blanket policy and meets other conditions in the PacStar Retail Portfolio Mortgage Loan Agreement.
(3)	See Property Summary table below.
(4)	The PacStar Retail Portfolio Property YTD as of 8/31/214 Most Recent NOI is $4,177,045. See Cash Flow Analysis for further detail.

PacStar Retail Portfolio Mortgage Loan.

The Mortgage Loan.  The ninth largest mortgage loan (the “PacStar Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $51,390,000, secured by a first priority fee mortgage and deed of trust, as applicable, encumbering two anchored retail properties known as PacStar Retail Portfolio in Chicago, Illinois and Houston, Texas (the “PacStar Retail Portfolio Properties”).

The Borrower and Sponsor. The borrowers are Mikeone EK Chicago Holdings, LLC and Mikeone EK Houston Holdings, LLC, each a Delaware limited liability company (together, the “PacStar Retail Portfolio Borrower”) with two independent directors. Equity ownership in the PacStar Retail Portfolio Borrower is indirectly held by Michael Klein, the PacStar Retail Portfolio Mortgage Loan sponsor. Michael Klein is the chairman of Via Varejo, one of the largest retailers of electronics and appliances in the world with net sales of €7.6 billion in 2013, 67,000 employees and more than 900 stores serving approximately 50 million customers through the Casas Bahia and Pontofrio banners, and Ponto Frio (which is owned by Companhia Brasileira de Distribuicao).

The Property.  The PacStar Retail Portfolio Properties consist of two anchored retail properties, the Yards Plaza Property and the Willowbrook Court Shopping Center Property, totaling 398,131 SF in Chicago, Illinois and Houston, Texas, respectively. As of November 1, 2014, the PacStar Retail Portfolio Properties were 97.4% leased to 32 tenants. The historical occupancy at the PacStar Retail Portfolio Properties was 92.7% as of December 31, 2013, 90.9% as of December 31, 2012 and 90.2% as of December 31, 2011.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

The following table presents certain information relating to the PacStar Retail Portfolio Properties:

Property Summary
Building	Address	Allocated Cut- off Date Balance	% of Cut-off Date Balance	Year Built/ Renovated	Size (SF)	Occupancy	Appraised Value
The Yards Plaza	4500 - 4700 S. Damen Avenue	$28,700,000	56%	1990/2013	260,481	100.0%	$39,300,000
Willowbrook Court Shopping Center	17776 State Highway 249	$22,690,000	44%	1981/2010	137,650	94.2%	$30,250,000
Total/Wtd. Avg.		$51,390,000	100%		398,131	97.4%	$69,550,000

The Yards Plaza Property is a 260,481 SF anchored retail center located in Chicago, Illinois. The Yards Plaza Property was built in 1990 and last renovated in 2013 on a 21.13-acre parcel along the north side of E. 47th Street, between South Damen and South Western Avenues, in the Back of the Yards neighborhood of Chicago approximately 3.5 miles northeast of Chicago’s Midway Airport and approximately five miles southwest of Chicago Central Business District (“CBD”). As of November 1, 2014, the Yards Plaza Property was 100% leased to 17 different tenants. The Yards Plaza Property is anchored by Burlington Coat Factory, Food 4 Less and Forman Mills.

The Willowbrook Court Shopping Center Property is a 137,650 SF anchored retail center located in Houston, Texas. The Willowbrook Court Shopping Center Property was built in 1981 and last renovated in 2010 on a 12.95-acre parcel located at 17776 State Highway 249, approximately 15 miles northwest of the Houston CBD. As of November 1, 2014, the Yards Plaza Property was 94.2% leased to 15 different tenants. The Yards Plaza Property is anchored by Toys “R” Us, Boot Basics and Salons Park.

Major Tenants.

Burlington Coat Factory (74,536 SF, 28.6% of NRA, 32.3% of underwritten base rent). Burlington Coat Factory occupies 74,536 SF in the Yards Plaza Property of the PacStar Retail Portfolio Properties under a lease expiring on January 31, 2022, with four five-year extension options. The lease provides for a current annual base rental rate of $12.21 PSF. Burlington Coat Factory is a national off-price apparel, home and baby products retailer. Burlington Coat Factory is owned by Burlington Stores, Inc. (NYSE: BURL), which operates more than 500 stores under the Burlington Coat Factory, Cohoes Fashions, Super Baby Depot, MJM Designer Shoes and Burlington Shoes nameplates in the U.S. and Puerto Rico. Burlington Stores, Inc. is currently rated “B” by S&P. As of the fiscal year end 2013, Burlington Stores, Inc. reported revenue of approximately $4.4 billion and net income of approximately $16.2 million.

Food 4 Less (73,349 SF, 28.2% of NRA, 10.4% of underwritten base rent). Food 4 Less occupies 73,349 SF in the Yards Plaza Property of the PacStar Retail Portfolio Properties under a lease expiring on October 31, 2022, with one five-year and one 10-year extension option. The lease provides for a current annual base rental rate of $4.00 PSF. Headquartered in Compton, California, Food 4 Less operates retail supermarket stores and is owned by The Kroger Co. (NYSE: KR) (“Kroger”). Headquartered in Cincinnati, Ohio, Kroger is one of the world’s largest food retailers, employing more than 375,000 associates who serve customers in 2,642 supermarkets and multi-department stores in 34 states and the District of Columbia under two dozen local banner names including Kroger, City Market, Dillons, Food 4 Less, Fred Meyer, Fry’s, Harris Teeter, Jay C, King Soopers, QFC, Ralphs and Smith’s. Kroger also operates 787 convenience stores, 324 fine jewelry stores, 1,261 supermarket fuel centers and 37 food processing plants in the U.S. Kroger is currently rated “BBB” by Fitch, “Baa2” by Moody’s and “BBB” by S&P. As of the fiscal year end 2013, Kroger reported revenue of approximately $98.4 billion and net income of approximately $1.5 billion.

Forman Mills (52,875 SF, 20.3% of NRA, 21.5% of underwritten base rent). Forman Mills currently occupies 52,875 SF in the Yards Plaza Property of the PacStar Retail Portfolio Properties under a lease expiring on February 28, 2022, with four five-year extension options. Forman Mills has a one-time option to terminate the lease if sales are not at least $150 PSF during the fifth lease year (3/1/2016-2/28/2017). The lease provides for a current annual base rental rate of $11.48 PSF. Founded in 1997 and headquartered in Pennsauken, New Jersey, Forman Mills owns and operates off-price apparel stores.

The following table presents a summary regarding major tenants at the Yards Plaza Property:

Yards Plaza Property Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Burlington Coat Factory	NR/NR/B	74,536	29%	$910,000	32%	$12.21	1/31/2022
Food 4 Less	BBB/Baa2/BBB	73,349	28%	$293,396	10%	$4.00	10/31/2022
Forman Mills	NR/NR/NR	52,875	20%	$607,005	22%	$11.48	2/28/2022
Planet Fitness	NR/B1/NR	16,333	6%	$261,328	9%	$16.00	4/30/2024
Dollar Tree	NR/NR/NR	12,388	5%	$148,656	5%	$12.00	1/31/2017
Subtotal/Wtd. Avg.		229,481	88%	$2,220,385	79%	$9.68

In-line Tenants		31,000	12%	$600,689	21%	$19.38
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		260,481	100%	$2,821,074	100%	$10.83

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

Toys “R” Us (58,421 SF; 42.4% of NRA, 43.8% of underwritten base rent). Toys “R” Us occupies 58,421 SF in the Willowbrook Court Shopping Center Property of the PacStar Retail Portfolio Properties under a lease expiring on January 31, 2026, with five five-year extension options. The lease provides for a current annual base rental rate of $17.00 PSF. Toys “R” Us is a toys and juvenile products retailer. Founded in 1948 and headquartered in Wayne, New Jersey, Toys “R” Us operates 876 Toys “R” Us and Babies “R” Us stores in the United States and Puerto Rico, as well as approximately 725 stores internationally, and 200 licensed stores in 36 countries and jurisdictions as of November 6, 2014. Toys “R” Us is currently rated “CCC” by Fitch, “B3” by Moody’s and “B-” by S&P. As of the fiscal year end 2013, Toys “R” Us reported revenue of approximately $12.5 billion.

Boot Basics (14,172 SF; 10.3% of NRA, 11.3% of underwritten base rent). Boot Basics occupies 14,172 SF in the Willowbrook Court Shopping Center Property of the PacStar Retail Portfolio Properties under a lease expiring on November 30, 2024, with two five-year extension options. The lease provides for a current annual base rental rate of $18.00 PSF. Boot Basics has signed its lease but has not occupied its space. Founded in 1978, Boot Basics is a lifestyle retail chain devoted to western and work-related footwear, apparel and accessories in the U.S. As of September 27, 2014, Boot Basics operates 158 stores in 24 states.

Salons Park (12,088 SF; 8.8% of NRA, 8.5% of underwritten base rent). Salons Park occupies 12,088 SF in the Willowbrook Court Shopping Center Property of the PacStar Retail Portfolio Properties under a lease expiring on September 30, 2024, with one five-year extension option. The lease provides for a current annual base rental rate of $16.00 PSF. Salons Park has signed its lease but has not occupied its space. Salons Park is a salon operator with six locations in Houston and Katy, Texas and over 350 independent beauty professionals.

The following table presents a summary regarding major tenants at the Willowbrook Court Shopping Center Property:

Willowbrook Court Shopping Center Property Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Toys “R” Us	CCC/B3/B-	58,421	42%	$993,157	44%	$17.00	1/31/2026
Boot Basics(4)	NR/NR/NR	14,172	10%	$255,096	11%	$18.00	11/30/2024
Salons Park(4)	NR/NR/NR	12,088	9%	$193,408	9%	$16.00	9/30/2024
Subtotal/Wtd. Avg.		84,681	62%	$1,441,661	64%	$17.02

In-line Tenants		43,586	32%	$824,353	36%	$18.91
Vacant Space		9,383	7%	$0	0%	$0.00
Total/Wtd. Avg.		137,650	100%	$2,266,014	100%	$17.67

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Boot Basics and Salons Park have signed leases but have not occupied their space.

The following table presents certain information relating to the lease rollover at the Yards Plaza Property:

Yards Plaza Property Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	7,075	$15.03	3%	3%	$106,302	4%	4%
2016	1	3,100	$19.00	1%	4%	$58,900	2%	6%
2017	3	15,422	$14.11	6%	10%	$217,669	8%	14%
2018	4	10,779	$22.35	4%	14%	$240,914	9%	22%
2019	1	1,559	$21.00	1%	15%	$32,739	1%	23%
2020	1	1,709	$17.07	1%	15%	$29,173	1%	24%
2021	0	0	$0.00	0%	15%	$0	0%	24%
2022	3	200,760	$9.02	77%	92%	$1,810,401	64%	88%
2023	0	0	$0.00	0%	92%	$0	0%	88%
2024	2	20,077	$16.19	8%	100%	$324,976	12%	100%
2025 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%
Total/Wtd. Avg.	17	260,481	$10.83	100%		$2,821,074	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

The following table presents certain information relating to the lease rollover at the Willowbrook Court Shopping Center Property:

Willowbrook Court Shopping Center Property Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	3	16,202	$18.77	12%	12%	$304,106	13%	13%
2016	4	7,788	$16.05	6%	17%	$124,962	6%	19%
2017	2	10,139	$18.73	7%	25%	$189,864	8%	27%
2018	3	9,457	$21.72	7%	32%	$205,421	9%	36%
2019	0	0	$0.00	0%	32%	$0	0%	36%
2020	0	0	$0.00	0%	32%	$0	0%	36%
2021	0	0	$0.00	0%	32%	$0	0%	36%
2022	0	0	$0.00	0%	32%	$0	0%	36%
2023	0	0	$0.00	0%	32%	$0	0%	36%
2024	2	26,260	$17.08	19%	51%	$448,504	20%	56%
2025 & Beyond	1	58,421	$17.00	42%	93%	$993,157	44%	100%
Vacant	0	9,383	$0.00	7%	100%	$0	0%
Total/Wtd. Avg.	15	137,650	$17.67	100%		$2,266,014	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.  The PacStar Retail Portfolio Properties consist of two anchored retail properties, the Yards Plaza Property and the Willowbrook Court Shopping Center Property, located in Chicago, Illinois and Houston, Texas, respectively.

The Yards Plaza Property is located in the south Chicago neighborhood of Back of the Yards, which is part of the South submarket within the Chicago metropolitan statistical area (“MSA”). Employment in the Chicago MSA is concentrated in trade, transportation and utilities, professional and business services and education and health services sectors. The five largest employers in the Chicago MSA are the Walgreen Co. (13,122 employees), United Continental Holdings Inc. (13,000 employees), Abbott (13,000 employees), AT&T Inc. (12,200 employees) and University of Illinois at Chicago (9,766 employees). The 2014 estimated population within a one-, two- and three-mile radius of the Yards Plaza Property was 47,293, 160,911 and 343,192, respectively. The 2014 estimated average household income within a one-, two- and three-mile radius of the Yards Plaza Property was $40,818, $43,995 and $43,809, respectively.

Per the appraisal as of the second quarter of 2014, the South retail submarket included 6,553,000 SF with a vacancy rate of 7.4%, compared to a 12.7% vacancy rate for the Chicago MSA. Per the appraisal as of the second quarter of 2014, the average asking full service annual rent was $21.63 PSF in the South submarket.

Comparable properties to the Yards Plaza Property are shown in the chart below:

Competitive Property Summary
Property	Address	Distance from Subject (miles)	Total GLA (SF)	Occupancy	Year Built/Renovated	Rent PSF	Anchors
Bishop Plaza	1422 W. 147th Street Chicago, IL	0.7 east	164,218	95.3%	1947/2007	$21.00-$30.00	Walmart N’ Hood Market, Marshalls
Halsted Shopping Center	4660 S. Halsted Street Chicago, IL	1.5 east	143,638	78.9%	1955/2010	$22.00	Fairplay Foods
Kedzie Plaza	3207 W. 47th Place Chicago, IL	1.5 west	118,785	96.2%	1983/N/A	N/A	Pete’s Fresh Market
Steeple Center	4916 S. Kedzie Avenue Chicago, IL	1.5 west	86,000	97.7%	1989/N/A	N/A	Aldi
Kedzie Square	5028 S. Kedzie Avenue Chicago, IL	1.5 west	168,587	100.0%	1983/N/A	N/A	Kmart

Source: Appraisal

The Willowbrook Court Shopping Center Property is located in the Northwest submarket within the Houston metropolitan statistical area (“MSA”). Employment in the Houston MSA is concentrated in professional and business services, government, and education and health services sectors. The five largest employers in the Houston MSA are the Wal-Mart Stores Inc. (28,780 employees), University of Texas (22,441 employees), Insperity (20,816 employees), H-E-B (17,000 employees) and National Oilwell Varco (14,581 employees). The 2014 estimated population within a one-, three- and five-mile radius of the Willowbrook Court Shopping Center Property was 9,239, 92,736 and 305,169, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius of the Willowbrook Court Shopping Center Property was $68,616, $78,347 and $80,461, respectively.

Per the appraisal as of the second quarter of 2014, the Northwest retail submarket included 60,901,960 SF with a vacancy rate of 5.2%, compared to a 5.8% vacancy rate for the Houston MSA. Per the appraisal as of the second quarter of 2014, the average asking annual rent was $15.17 PSF in the Northwest submarket.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

Comparable properties to the Willowbrook Court Shopping Center Property are shown in the chart below:

Competitive Property Summary
Property	Address	Distance from Subject (miles)	Total GLA (SF)	Occupancy	Year Built/Renovated	Rent PSF	Anchors
The Shopping Center @ Willowbrook Mall	17276 State Highway 249 Houston, TX	0.2	25,250	65%	2002/N/A	$18.00-$20.00	Baker Street Pub, Family Eye Center, Lucas Fine Jewelry, Miracle Ear
Willowbrook Plaza	17355 Tomball Parkway Houston, TX	2.0	384,556	64%	1999/N/A	$28.00	AMC Theaters, Bed Bath & Beyond, Cost Plus World Markets and Buy Buy Baby
Commons @ Willowbrook	7400-7798 FM 1960 West Houston, TX	0.2	458,030	83%	1985/N/A	$17.45-$27.50	Academy Sports & Outdoors, Conn’s, Michaels, Marshalls, Ross Dress For Less, Office Max
Willowbrook Shopping Center	17519 Tomball Parkway Houston, TX	0.2	86,775	90%	2001/N/A	$15.00-$20.00	Salon 123, Fox & Hound Pub
Willowchase Center	12900 Highway 249 @ FM 1960 Houston, TX	4.0	224,440	78%	1984/N/A	$24.00	Fiesta Mart, Jo-Ann Fabrics, Tuesday Morning, Family Dollar

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the PacStar Retail Portfolio Properties:

Cash Flow Analysis
	2010	2011	2012	2013	YTD 8/31/2014		UW	UW PSF
Base Rent	N/A	$4,432,101	$4,372,195	$4,416,078	$4,660,850		$5,254,815	$13.20
Expense Reimbursements	N/A	$1,437,395	$1,201,765	$1,172,634	$1,281,380		$1,435,341	$3.61
Other Income	N/A	$41,892	$38,124	$44,867	$30,897		$23,363	$0.06
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($363,442)	(5.43%)
Effective Gross Income	N/A	$5,911,388	$5,612,084	$5,633,579	$5,973,127		$6,350,077	$15.95
Total Operating Expenses	N/A	$1,827,160	$1,681,500	$1,728,141	$1,796,082		$1,741,892	$4.38
Net Operating Income	N/A	$4,084,228	$3,930,584	$3,905,438	$4,177,045		$4,608,185	$11.57
TI/LC	N/A	$0	$0	$0	$0		$316,773	$0.80
Capital Expenditures	N/A	$0	$0	$0	$0		$63,849	$0.16
Net Cash Flow	N/A	$4,084,228	$3,930,584	$3,905,438	$4,177,045		$4,227,563	$10.62

Occupancy %	N/A	90.2%	90.9%	92.7%	97.4%	(1)	90.2%
NOI DSCR	N/A	1.31x	1.26x	1.25x	1.34x		1.48x
NCF DSCR	N/A	1.31x	1.26x	1.25x	1.34x		1.35x
NOI Debt Yield	N/A	7.9%	7.6%	7.6%	8.1%		9.0%
NCF Debt Yield	N/A	7.9%	7.6%	7.6%	8.1%		8.2%

(1)	Per Borrower rent roll dated November 1, 2014.

Escrows and Reserves. The PacStar Retail Portfolio Borrower deposited $147,561 in escrow for annual real estate taxes at loan origination and is required to escrow $73,781 monthly. The PacStar Retail Portfolio Borrower deposited $24,947 in escrow for annual insurance premiums at loan origination and is required to escrow $12,473 monthly. Insurance premiums could be waived if the PacStar Retail Portfolio Borrower maintains an acceptable blanket policy and satisfies the conditions set forth in the Loan Agreement. The PacStar Retail Portfolio Borrower deposited at loan origination $200,000 in escrow and is required to escrow $5,910 monthly for replacement reserves. Furthermore, the PacStar Retail Portfolio Borrower deposited $423,120 in escrow for required repairs at loan origination and is required to escrow $22,000 for TI/LC reserves monthly (capped at $1,000,000).

The PacStar Retail Portfolio Borrower also deposited $776,193 at loan origination in escrow related to tenant-specific tenant improvements and free rent: (i) $70,860 for unpaid tenant improvements and leasing commissions under the Boot Basics lease, (ii) $495,833 for abated rent under the Burlington lease and (iii) $209,500 under the Boot Basics and Salon Park lease. The escrows for the Boot Basics lease will be released upon proof that the tenant improvements pursuant to the Boot Basics lease have been completed and are paid for in full and that Boot Basics has taken occupancy and is paying full, unabated rent. The escrow for the abated rent under the Burlington lease will be released in the amount of $29,166.67 each month commencing in January 2015. The escrows for the Boot Basics and Salon Park lease will be released upon receipt of an estoppel certificate from Boot Basics and Salon Park stating that they are in occupancy, open for business and paying full unabated contractual rent.

Lockbox and Cash Management. A hard lockbox is in place with respect to the PacStar Retail Portfolio Mortgage Loan. The PacStar Retail Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the PacStar Retail Portfolio Borrower. The PacStar Retail Portfolio Borrower will be

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	PacStar Retail Portfolio

required to deposit all excess cash with respect to the PacStar Retail Portfolio Mortgage Loan in an account to be held by the lender as additional security for the PacStar Retail Portfolio Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence upon the earlier of: (i) an event of default, (ii) the date upon which the debt service coverage ratio for two consecutive calendar quarters is less than 1.10x and (iii) the date upon which a tenant occupying more than 25,000 SF or a tenant whose lease accounts for 10% or more of the rental income for that individual property (a) vacates its space or fails to exercise a required option to renew six months prior to lease expiration, (b) fails to pay rent under its lease or (c) is the subject of a bankruptcy action. A Trigger Period will generally end upon the date upon which the event of default is cured or waived, the date upon which the debt service coverage ratio for two consecutive calendar quarters exceeds 1.25x or the date upon which (i) the related space is leased to an acceptable replacement tenant upon terms acceptable to lender, (ii) the applicable failure to pay rent has been cured or (iii) the applicable lease has been affirmed in the bankruptcy action.

Property Management. The PacStar Retail Portfolio Properties are managed by Pacific Star Capital, LLC (“PacStar”). Founded in 2003 and headquartered in Santa Monica, California, PacStar is a real estate firm specializing in acquisition, management and leasing across asset types. PacStar has developed and acquired a portfolio totaling in excess of $700,000,000.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the PacStar Retail Portfolio Borrower is required pursuant to the PacStar Retail Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the PacStar Retail Portfolio Properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

Mortgage Loan No. 10 – Chandler AZ Hospitality Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

Mortgage Loan No. 10 – Chandler AZ Hospitality Portfolio

Chandler AZ Hospitality Portfolio
1 Chandler Hampton Inn and Suites Chandler, AZ
2 Chandler Homewood Suites Chandler, AZ
PHOENIX
TEMPE
MESA
GILBERT
CHANDLER
Guadalupe
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
PINAL COUNTY
GILA RIVER INDIAN RESERVATION
Phoenix Sky Harbor Intl. Airport 3 miles
Arizona State University
Tempe St Luke's Hospital
Tempe Diablo Stadium
METRO LIGHT RAIL
Banner Desert Medical Center
Fiesta Mall
Arizona Mills
Superstition Frwy
Santan Frwy
Price Frwy
Maricopa Frwy
Kiwanas Park
Ken McDonald Golf Course
Groves Power Center
Dobson Ranch Golf Course
Kokopelli Golf Resort
Sun Village Fair
Ahwatukee Country Club
Ahwatukee Foothills Towne Center
Stellar Airpark
Chandler Fashion Center
Chandler Regional Hospital
San Marcos Country Club
Chandler Municipal Airport
Whirlwind Golf Club
Ocotillo Plaza
Ocotillo Golf Resort
Fulton Ranch Towne Center
Snedigar Recreation Center
Promenade at Fulton Ranch
Oakwood Golf Course
Cottonwood Country Club
Springfield Golf Course
Broadway Rd
Southern Ave
Baseline Rd
Guadalupe Rd
Elliot Rd
Warner Rd
Ray Rd
Chandler Blvd
Frye Rd
Pecos Rd
Queen Creek Rd
Ocotillo Rd
Chandler Heights Rd
Riggs Rd
Hunt Hwy
Dobson Rd
Alma School Rd
Arizona Ave
McQueen Rd
Cooper Rd
Gilbert Rd
Price Rd
McClintock Dr
Rural Rd
Kyrene Rd
Priest Dr
Mill Ave
Hardy Dr
Stapley Dr
S 48th St
Maricopa Rd
10
60
87
101
202
587
Scottsdale
Peoria
Glendale
Avondale
Tempe
Chandler
Gilbert
Mesa

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

Mortgage Loan No. 10 – Chandler AZ Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$36,700,000			Location:	Chandler, AZ 85286
Cut-off Date Balance(1):	$36,624,623			General Property Type:	Hospitality
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Extended Stay & Limited Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Kent Oliver; Seth Oliver			Year Built/Renovated:	2009/N/A
Mortgage Rate(1):	4.70153%			Size:	286 Rooms
Note Date:	9/24/2014			Cut-off Date Balance per Unit:	$128,058
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$107,342
Maturity Date:	10/1/2024			Property Manager:	Oliver Companies, Inc. (borrower affiliate)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	0 Months			UW NOI:	$4,424,727
Seasoning:	2 months			UW NOI Debt Yield(1):	12.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.83x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$4,309,771 (9/30/2014 TTM)
Additional Debt Balance:	$5,100,000			2nd Most Recent NOI:	$4,159,794 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,847,627 (12/31/2012)
Reserves(2)				Occupancy Rate:	81.0% (9/30/2014 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.8% (12/31/2013)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	82.1% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$51,600,000 (6/23/2014)
Recurring Replacements:	$584,649	$32,760	N/A	Cut-off Date LTV Ratio(1):	71.0%
Other:	$0	$5,000	$240,000	Maturity Date LTV Ratio(1):	59.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,700,000	70.2%	Purchase Price:	$51,000,000	97.5%
Mezzanine Loan:	$5,100,000	9.7%	Reserves:	$584,649	1.1%
Borrower Cash:	$10,514,000	20.1%	Closing Costs(4):	$729,351	1.4%
Total Sources:	$52,314,000	100.0%	Total Uses:	$52,314,000	100.0%

(1)	The Chandler AZ Hospitality Portfolio Mortgage Loan amortizes according to a schedule attached to the loan agreement.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the two hotels that comprise the Chandler AZ Hospitality Portfolio Property.
(4)	Closing Costs include approximately $333,666 of 2014 real estate taxes paid to Maricopa County at closing.

The Mortgage Loan.  The tenth largest mortgage loan (the “Chandler AZ Hospitality Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,700,000, secured by first priority fee mortgages encumbering two adjacent hospitality properties located in Chandler, Arizona (collectively, the “Chandler AZ Hospitality Portfolio Property”). The proceeds of the Chandler AZ Hospitality Portfolio Mortgage Loan were used to acquire the Chandler AZ Hospitality Portfolio Property for a purchase price of approximately $51,000,000.

The Borrower and the Sponsor.  The borrower is OCI Chandler of Delaware I, LLC (the “Chandler AZ Hospitality Portfolio Borrower”), a single-purpose Delaware limited liability company with two independent managers. The Chandler AZ Hospitality Portfolio Borrower is partially owned and controlled by Debra Oliver, Seth Oliver and Kent Oliver. Seth Oliver and Kent Oliver are the nonrecourse carve-out guarantors.

Seth Oliver and Kent Oliver are the CEO and Chairman, respectively, of the Oliver Companies, a hotel development and management company based in Duluth, Minnesota. The Oliver Companies own and operate 17 hotels. Oliver Management Services, an affiliate of the Oliver Companies, owns and operates over 1,600 multifamily units.

The Property.  The Chandler AZ Hospitality Portfolio Property consists of two adjacent hotels in the Fashion Center area of Chandler, Arizona, listed below in descending order by allocated loan amount. Both hotels are located on the same parcel and were constructed in 2009. There are 315 parking spaces serving both hotels.

The Chandler Homewood Suites is a four-story, 133-room (including four two-bedroom suites) extended-stay hospitality property (extended stay accounted for approximately 65% of the hotel’s 2013 demand) with approximately 200 SF of meeting space, a business center, an exercise room, a complimentary breakfast area and an outdoor swimming pool. The franchise agreement with Homewood Suites Franchise LLC, a subsidiary of Hilton Worldwide, expires on September 30, 2029, and has a 36-month PIP requirement with a $329,817 budget.

The Chandler Hampton Inn & Suites is a four-story, 153-room (including 46 suites) limited-service hospitality property (commercial accounted for approximately 70% of the hotel’s 2013 demand) with approximately 575 SF of meeting space, a business center, an exercise room, a complimentary

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

breakfast area and an outdoor swimming pool. The franchise agreement with Hampton Inns Franchise LLC, a subsidiary of Hilton Worldwide, expires on September 30, 2029, and has a 36-month PIP requirement with a $254,780 budget.

Property Summary
Property	Location	No. of Rooms	Property Sub-type	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW NCF DSCR
Chandler Homewood Suites	Chandler, AZ	133	Extended Stay	$19,317,243	52.7%	2009/N/A	$26,900,000	71.8%	1.83x
Chandler Hampton Inn & Suites	Chandler, AZ	153	Limited Service	$17,307,380	47.3%	2009/N/A	$24,700,000	70.1%	1.83x
Total/Wtd. Avg.		286		$36,624,623			$51,600,000

Chandler Homewood Suites Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Chandler Homewood Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	66.4%	$102.65	$68.13	86.7%	$111.76	$96.93	130.7%	108.9%	142.3%
2013	72.7%	$103.18	$74.98	83.7%	$116.67	$97.66	115.2%	113.1%	130.2%
8/31/2014 TTM	72.5%	$105.16	$76.28	84.7%	$121.23	$102.74	116.8%	115.3%	134.7%

Chandler Hampton Inn & Suites Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Chandler Hampton Inn & Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	60.6%	$95.55	$57.93	72.9%	$103.33	$75.32	120.2%	108.1%	130.0%
2013	61.9%	$98.01	$60.70	75.5%	$108.03	$81.51	121.8%	110.2%	134.3%
8/31/2014 TTM	64.9%	$100.61	$65.25	78.7%	$109.12	$85.88	121.4%	108.5%	131.6%

The Market.  The Chandler AZ Hospitality Portfolio Property is located in Chandler, Maricopa County, Arizona, approximately 1.7 miles southeast of the Chandler Fashion Center Mall and 16 miles southwest of the Phoenix Sky Harbor International Airport, within the Phoenix Airport submarket. The area is home to many of Phoenix’s high technology firms, including Intel Corporation, which employs approximately 11,000 people in the area.

The appraisal noted three proposed hotels that will likely compete directly with the Chandler AZ Hospitality Portfolio Property. A 104-room Staybridge Suites Chandler Fashion Center is expected to open in the fall of 2014. A 165-room Drury Inn & Suites Allred Park Place is expected to open in close proximity to the Chandler AZ Hospitality Portfolio Property in the summer of 2016, and a 123-room Home2 Suites Chandler Fashion Center is proposed for the market, also for a 2016 opening.

Competitive properties to the Chandler AZ Hospitality Portfolio Property, all within the Chandler Fashion Center area, are shown in the table below:

Competitive Hotel Supply – YTD (May) Occupancy and Average Rate Comparison (Estimated)
Property	Rooms	2013 Occupancy	2013 Average Rate	2013 RevPAR	2014 Occupancy	2014 Average Rate	2014 RevPAR	% Change Occupancy	% Change Average Rate	% Change RevPAR
Hampton Inn & Suites (subject)	153	75%	$112.00	$84.00	87%	$123.00	$107.01	16.0%	9.8%	27.4%
Homewood Suites (subject)	133	76%	$133.00	$101.08	88%	$138.00	$121.44	15.8%	3.8%	20.1%
Springhill Suites Phoenix	101	71%	$117.00	$83.07	86%	$120.00	$103.20	21.1%	2.6%	24.2%
Residence Inn Phoenix	102	72%	$119.00	$85.68	85%	$118.00	$100.30	18.1%	-0.8%	17.1%
Courtyard Chandler	150	65%	$129.00	$83.85	80%	$129.00	$103.20	23.1%	0.0%	23.1%
Fairfield Inn & Suites Phoenix	110	67%	$110.00	$73.70	81%	$115.00	$93.15	20.9%	4.5%	26.4%
Holiday Inn & Suites Phoenix	106	75%	$108.00	$81.00	82%	$112.00	$91.84	9.3%	3.7%	13.4%
Windmill Suites(1)	127	54%	$104.00	$56.16	25%	$85.00	$21.25	-53.7%	-18.3%	-62.2%
Homewood Suites Phoenix	83	72%	$121.00	$87.12	77%	$122.00	$93.94	6.9%	0.8%	7.8%
Hampton Inn Phoenix	101	64%	$114.00	$72.96	78%	$111.00	$86.58	21.9%	-2.6%	18.7%
Hawthorn Suites by Wyndham	100	67%	$94.00	$62.98	72%	$95.00	$68.40	7.5%	1.1%	8.6%
Holiday Inn Express & Suites	125	78%	$110.00	$85.80	81%	$116.00	$93.96	3.8%	5.5%	9.5%

Source: Appraisal
(1)	The Windmill Suites property is currently under renovation and expected to reopen as a Hyatt Place in early 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Chandler AZ Hospitality Portfolio Property.

Chandler Homewood Suites
	2010	2011	2012	2013	9/30/2014 TTM	UW
Occupancy	66.3%	91.7%	86.7%	83.7%	84.5%	83.0%
ADR	$93.86	$100.85	$111.76	$116.67	$121.92	$121.92
RevPAR	$62.25	$92.48	$96.93	$97.66	$102.99	$101.19

Chandler Hampton Inn and Suites
	2010	2011	2012	2013	9/30/2014 TTM	UW
Occupancy	44.3%	72.6%	72.9%	75.5%	78.1%	78.1%
ADR	$91.10	$97.49	$103.33	$108.03	$108.43	$108.43
RevPAR	$40.31	$70.75	$75.32	$81.51	$84.65	$84.65

Cash Flow Analysis(1)
	2010	2011	2012	2013	9/30/2014 TTM	UW	UW per Room
Rooms Revenue	$5,273,331	$8,440,071	$8,935,833	$9,292,871	$9,726,444	$9,639,682	$33,705.18
Food & Beverage	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$94,974	$114,979	$116,244	$119,462	$100,782	$100,173	$350.26
Total Revenue	$5,368,305	$8,555,050	$9,052,077	$9,412,333	$9,827,226	$9,739,855	$34,055.44
Total Expenses	$3,942,219	$4,858,087	$5,204,450	$5,252,540	$5,517,455	$5,315,128	$18,584.36
Net Op. Income	$1,426,086	$3,696,963	$3,847,627	$4,159,794	$4,309,771	$4,424,727	$15,471.07
FF&E	$0	$0	$0	$0	$0	$389,594	$1,362.22
Net Cash Flow	$1,426,086	$3,696,963	$3,847,627	$4,159,794	$4,309,771	$4,035,133	$14,108.86

NOI DSCR	0.65x	1.67x	1.74x	1.88x	1.95x	2.00x
NCF DSCR	0.65x	1.67x	1.74x	1.88x	1.95x	1.83x
NOI Debt Yield	3.9%	10.1%	10.5%	11.4%	11.8%	12.1%
NCF Debt Yield	3.9%	10.1%	10.5%	11.4%	11.8%	11.0%

(1)	The Chandler AZ Hospitality Portfolio Property consists of two hotels that were completed in September and October 2009; prior historical information is not applicable.

Escrows and Reserves.  Commencing in April 2015, the Chandler AZ Hospitality Portfolio Borrower is required to escrow 1/12 of the annual estimated tax payments monthly. The Chandler AZ Hospitality Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Chandler AZ Hospitality Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Chandler AZ Hospitality Portfolio Borrower is required to make monthly deposits of $5,000 for replacement reserves until November 2018, which will be applied solely to the appliances at the Homewood Suites property. The Chandler AZ Hospitality Portfolio Borrower (x) deposited $584,649 in escrow at loan origination for expenses required under the property improvement plans (“PIP”) required by the franchisors under the franchise agreements as set forth on a schedule to the loan agreement (but which may also be utilized for normal FF&E expenditures) and (y) is required to make monthly deposits for FF&E reserves equal to the greater of (i) 1/12 of 4.00% of the operating income for the Chandler AZ Hospitality Portfolio Mortgaged Property for the immediately preceding calendar year (which amount will equal $32,760 per month for the balance of 2014 and will be adjusted annually by the lender in January of each subsequent calendar year for each payment date in such year) and (ii) the amount, if any, required to be deposited by the franchisors on account of FF&E under the franchise agreements.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Chandler AZ Hospitality Portfolio Mortgage Loan. The Chandler AZ Hospitality Portfolio Mortgage Loan has in-place cash management. Funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Chandler AZ Hospitality Portfolio Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (iii) to disburse, provided no event of default under the Chandler AZ Hospitality Portfolio Mortgage Loan has occurred, to the Chandler AZ Hospitality Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Chandler AZ Hospitality Portfolio Borrower in connection with the operation and maintenance of the Chandler AZ Hospitality Portfolio Property approved by lender, (iv) to pay, provided no event of default under the Chandler AZ Hospitality Portfolio Mortgage Loan has occurred, debt service on the Chandler AZ Hospitality Portfolio Mezzanine Loan, and (v) to disburse any excess to the Chandler AZ Hospitality Portfolio Borrower; provided, that (x) if a Cash Sweep Period is in effect which is not solely the result of an event of default under the Chandler AZ Hospitality Portfolio Mezzanine Loan, then any excess cash will be remitted to an account to be held by the lender as additional security for the Chandler AZ Hospitality Portfolio Mortgage Loan and (y) if a Cash Sweep Period is in effect which is solely the result of an event of default under the Chandler AZ Hospitality Portfolio Mezzanine Loan, then any excess cash will be remitted to the lender under the Chandler AZ Hospitality Portfolio Mezzanine Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Chandler AZ Hospitality Portfolio Mortgage Loan and continue until no event of default exists under the Chandler AZ Hospitality Portfolio Mortgage Loan, or

(ii) commence upon the occurrence of an event of default under the Chandler AZ Hospitality Portfolio Mezzanine Loan and continue until no event of default exists under the Chandler AZ Hospitality Portfolio Mezzanine Loan, or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Chandler AZ Hospitality Portfolio

(iii) commence upon the debt service coverage ratio (calculated based upon aggregate debt service for the Chandler AZ Hospitality Portfolio Mortgage Loan and the Chandler AZ Hospitality Portfolio Mezzanine Loan projected for the subsequent 12 months and adjusted net cash flow at the Chandler AZ Hospitality Portfolio Mortgaged Property for the trailing 12 months) falling below 1.15x for six consecutive calendar months and continue until the debt service coverage ratio equals or exceeds 1.25x for six consecutive calendar months, or

(iv) commence upon either franchisor providing notice that the Chandler AZ Hospitality Portfolio Borrower is in default under the applicable franchise agreement or that the applicable hotel is not being operated and maintained in accordance with the franchisor’s standards resulting in the Chandler AZ Hospitality Portfolio Borrower no longer being in good standing with such franchisor and such default is not cured within 30 days of such notice and continue until the lender receives an estoppel certificate acceptable to the lender from such franchisor confirming that such default has been remedied to the satisfaction of such franchisor, no default under the applicable franchise agreement by the Chandler AZ Hospitality Portfolio Borrower has occurred during the immediately preceding 30 days and the Chandler AZ Hospitality Portfolio Borrower is in good standing with such franchisor, or

(v) commence upon either (a) the applicable franchise agreement not being renewed or extended for a term satisfactory to the lender by the date one year prior to the expiration of such franchise agreement or (b) the applicable franchise agreement being terminated without the lender’s prior written consent and not contemporaneously replaced with a new franchise agreement approved by the lender with a hotel operator acceptable to the lender and continue until (x) the Chandler AZ Hospitality Portfolio Borrower enters into a new franchise agreement approved by the lender with a hotel operator acceptable to the lender (or the existing franchise agreement is extended or renewed to the lender’s satisfaction) and (y) the applicable hotel has been operating for 30 days under the new, extended or renewed franchise agreement with no default by the Chandler AZ Hospitality Portfolio Borrower or the applicable franchisor as evidenced by an estoppel certificate from the applicable franchisor satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Chandler AZ Hospitality Portfolio Mezzanine Loan” refers to a loan in the principal amount of $5,100,000 made by Mach II Hillcrest Lender, LLC, an affiliate of Hillcrest Finance, LLC, to OCI Chandler of Delaware II, LLC (the “Chandler AZ Hospitality Portfolio Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the Chandler AZ Hospitality Portfolio Borrower and put in place simultaneously with the origination of the Chandler AZ Hospitality Portfolio Mortgage Loan. The Chandler AZ Hospitality Portfolio Mezzanine Loan requires monthly payments of principal and interest prior to its October 1, 2024 maturity date. The Chandler AZ Hospitality Portfolio Mezzanine Loan is subject to an intercreditor agreement between the Chandler AZ Hospitality Portfolio Mortgage Loan lender and the Chandler AZ Hospitality Portfolio Mezzanine Loan lender.

The following table presents certain information relating to the Chandler AZ Hospitality Portfolio Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$5,100,000	11.00%	120	360	0	1.42x	10.6%	80.8%

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Chandler AZ Hospitality Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Chandler AZ Hospitality Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Allendale Corporate Center

Mortgage Loan No. 11 – Allendale Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,300,000			Location:	Allendale, NJ 07401
Cut-off Date Balance:	$35,300,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Anthony M. Laino ; Michael E. Laino ; Paul Laino			Year Built/Renovated:	1989-2000/N/A
				Size:	389,225 SF
Mortgage Rate:	4.500%			Cut-off Date Balance per Unit:	$90.69
Note Date:	10/21/2014			Maturity Date Balance per Unit:	$79.54
First Payment Date:	12/1/2014			Property Manager:	Meadowlands Group, LLC
Maturity Date:	11/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,281,427
IO Period:	36 months			UW NOI Debt Yield:	9.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.34x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$2,064,471 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,054,123 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,649,612 (12/31/2011)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate:	89.5% (10/31/2014)
Reserves				2nd Most Recent Occupancy:	89.5% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	61.0% (12/31/2012)
RE Tax:	$58,287	$58,287	N/A	Appraised Value (as of):	$47,350,000 (5/7/2014)
Insurance:	$75,941	$6,904	N/A	Cut-off Date LTV Ratio:	74.6%
Deferred Maintenance:	$63,750	$0	N/A	Maturity Date LTV Ratio:	65.4%
Recurring Replacements:	$0	$6,211	N/A
TI/LC:	$0	$16,218	$800,000
Other(1):	$2,318,157	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,300,000	100.0%	Loan Payoff:	$31,682,950	89.8%
			Upfront Escrows:	$2,516,134	7.1%
			Closing Costs:	$698,911	2.0%
			Leasing Commissions:	$342,569	1.0%
			Return of Equity:	$59,435	0.2%
Total Sources:	$35,300,000	100.0%	Total Uses:	$35,300,000	100.0%

(1)	At origination of the Allendale Corporate Center Mortgage Loan, $2,318,157 was deposited by the Allendale Corporate Center Borrower into the following upfront reserves:

At origination of the Allendale Corporate Center Mortgage Loan, the Allendale Corporate Center Borrower deposited $46,893, equal to two months of free rent due to Sky Zone, into a reserve (the “Sky Zone Rent Reserve”). Provided no default exists and the Allendale Corporate Center Borrower has delivered an estoppel certificate to evidence that Sky Zone (i) is in actual possession and occupancy of its space and conducting business there and (ii) is paying all required CAM charges, the lender is required to disburse to the Allendale Corporate Center Borrower from the Sky Zone Rent Reserve on each of the first two payment dates an amount equal to $23,446.50. The first disbursement from the Sky Zone Rent Reserve has already been made.

At origination of the Allendale Corporate Center Mortgage Loan, the Allendale Corporate Center Borrower deposited $253,542.30, equal to seven months of free rent due to Collagen Matrix, into a reserve (the “Collagen Rent Reserve”). Provided no default exists and the Allendale Corporate Center Borrower has delivered an estoppel certificate to evidence that Collagen Matrix (i) is in actual possession and occupancy of its space and conducting business there and (ii) is paying all required CAM charges, within three months of the origination of the Allendale Corporate Center Mortgage Loan, the lender is required to disburse to the Allendale Corporate Center Borrower from the Collagen Rent Reserve on each of the first seven payment dates an amount equal to $36,220.33. The first disbursement from the Collagen Rent Reserve has already been made.

At origination of the Allendale Corporate Center Mortgage Loan, the Allendale Corporate Center Borrower deposited $1,619,408 into reserves for outstanding tenant improvement obligations due to Lonza ($567,758), Collagen Matrix ($1,021,900) and Sky Zone ($29,750).

At origination of the Allendale Corporate Center Mortgage Loan, the Allendale Corporate Center Borrower deposited $398,313.88, into reserves for outstanding leasing commissions due to leasing brokers for the Collagen Matrix lease ($253,827.62) and the Sky Zone lease ($144,486.26).

The Mortgage Loan. The eleventh largest mortgage loan (the “Allendale Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,300,000, secured by a first priority fee mortgage encumbering a 389,225 SF industrial flex property located in Allendale, New Jersey (the “Allendale Corporate Center Property”). The proceeds of the Allendale Corporate Center Mortgage Loan were used to refinance existing debt, fund several upfront reserves, pay closing costs and leasing commissions and return equity to the loan sponsors.

The Borrower.  The borrower is Allendale Corporate Center LLC, a single-purpose New Jersey limited liability company (the “Allendale Corporate Center Borrower”). The Allendale Corporate Center Borrower is directly and indirectly owned and controlled by members of the Laino family. Anthony M. Laino, Michael E. Laino and Paul Laino are the loan sponsors. The Anthony M. Laino 2012 Family Trust, the Michael E. Laino 2012 Family Trust, the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Allendale Corporate Center

Marianne Laino 2012 Family Trust, and the Arlene Laino 2012 Family Trust, together with the loan sponsors are the non-recourse carveout guarantors. The loan sponsors’ combined real estate portfolio includes 17 properties totaling over 1 million SF.

The Property. The Allendale Corporate Center Property consists of six one-story flex industrial buildings with a combined net rentable area of 389,225 SF situated on a 30.8-acre site. Each building is a typical flex office/industrial building with offices in the front and a total of seven loading docks in the rear, with 75% of the square footage at the Allendale Corporate Center Property having an office finish. The industrial portion of the Allendale Corporate Center Property features ceiling clear heights of 22 feet. As of the October 31, 2014 rent roll, the Allendale Corporate Center Property was 89.5% occupied by 13 tenants with the largest five tenants occupying 61% of the NRA.

The largest tenant at the Allendale Corporate Center Property is Lonza, Inc. (“Lonza”), a publicly traded multinational life sciences company listed in Switzerland and Singapore and which, as of 2013, had approximately CHF3.6 billion in sales and approximately 10,000 employees. Lonza has been a tenant at the Allendale Corporate Center Property since 2004, originally occupying 17,239 SF, and through multiple expansions now occupies 104,376 SF (27% of NRA), with the most recent expansion taking place in 2012. Lonza’s lease expires December 31, 2020, with one five-year extension option.  Lonza has an option to terminate its lease effective December 31, 2017 upon providing a minimum of 12-months prior written notice and reimbursing the Allendale Corporate Center Borrower for unamortized leasing expenses. The Allendale Corporate Center Borrower is required to deposit any payment or consideration it receives in connection with the early termination into a reserve held by the lender to pay leasing costs for re-tenanting the space.

The second largest tenant, Collagen Matrix, Inc. (“Collagen Matrix”) is a privately held life sciences company founded in 1997 specializing in collagen and mineral based technologies for applications in tissue repair and regeneration. Collagen Matrix recently signed a lease for 45,752 SF (12% of NRA) commencing in October 2014, with a lease expiration date of October 31, 2024 and with two five-year extensions.

The third largest tenant, Go Ahead and Jump 2, LLC d/b/a Sky Zone Indoor Trampoline Park (“Sky Zone”), an indoor trampoline park franchise, recently signed a lease for 34,104 SF (9% of NRA) commencing in September 2014 and expiring September 30, 2024, with two five-year extension options. Sky Zone is a franchisee of the company that created the first indoor trampoline park (the “Sky Zone Franchisor”). The owner of Sky Zone currently operates a similar franchise location in Pine Brook, New Jersey. According to Sky Zone Franchisor, there are over 120 existing and planned franchise locations across the United States and the average franchisee investment is within a range of approximately $800,000 to $2.4 million.

Other notable tenants include Promotion in Motion, Inc., a leading manufacturer and marketer of brand name snacks which is headquartered at the Allendale Corporate Center Property, and FUJIFILM Hunt Chemicals U.S.A., Inc., a wholly-owned subsidiary of Fujifilm Corporation which uses the Allendale Corporate Center Property as its Corporate Headquarters and Worldwide Technical Development Center.

The following table presents a summary regarding tenants at the Allendale Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Lonza	NR/NR/NR	104,376	27%	$1,059,406	30%	$10.15	12/31/2017(3)
Collagen Matrix(4)	NR/NR/NR	45,752	12%	$434,644	12%	$9.50	10/31/2024
Sky Zone(5)	NR/NR/NR	34,104	9%	$281,358	8%	$8.25	9/30/2024
Promotion in Motion, Inc.	NR/NR/NR	29,715	8%	$255,549	7%	$8.60	10/31/2021
FUJIFILM Hunt Chemicals U.S.A., Inc.	NR/Aa3/AA-	23,000	6%	$310,500	9%	$13.50	10/31/2015
Subtotal/Wtd. Avg.		236,947	61%	$2,341,457	66%	$9.88

Other Tenants		111,524	29%	$1,183,952	34%	$10.62
Vacant		40,754	10%	$0	0%	$0.00
Total/Wtd. Avg.(6)		389,225	100%	$3,525,409	100%	$10.12

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company who do not guarantee the lease.
(3)
Lonza has an option to terminate its lease effective December 31, 2017 upon providing a minimum of 12-months prior written notice and reimbursing the Allendale Corporate Center Borrower for unamortized leasing expenses. The stated expiration for the Lonza lease is December 31, 2020.

(4)
Collagen Matrix has taken possession and is currently building out its space. Rent commencement is scheduled for May 2015. At origination of the Allendale Corporate Center Mortgage Loan, an amount equal to seven months of rent was deposited into a reserve to be disbursed to the Allendale Corporate Center Borrower in equal amounts over the first seven months of the Allendale Corporate Center Mortgage Loan term. The first disbursement has already been made.

(5)
Sky Zone has taken possession and is currently building out its space. Rent commencement is schedule for January 2015. At origination of the Allendale Corporate Center Mortgage Loan, an amount equal to two months of rent was deposited into a reserve to be disbursed to the Allendale Corporate Center Borrower in equal amounts over the first two months of the Allendale Corporate Center Mortgage Loan term.

(6)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The Allendale Corporate Center Property is located in the Borough of Allendale in Bergen County, in northern New Jersey. The Borough of Allendale is situated in the northern section of Bergen County and is within a one-hour drive to New York City. Route 17, one of the major commercial corridors of northern New Jersey provides direct access to the Allendale Corporate Center Property. Route 17 also connects the Allendale Corporate Center Property with Interstate 287 to the north, and Route 4, Garden State Parkway and Interstate 80 to the south. The intersection of Route 17 and Route 4, approximately 10 miles to the south of the Allendale Corporate Center Property is a major shopping corridor in northern New Jersey. The Allendale Corporate Center Property is located along the southbound lanes of Route 17. The immediate surrounding area is populated with similar warehouse/industrial buildings to the north, wooded land and multifamily residential properties to the west and south, and multifamily residential properties and an extended stay hotel to the east of the Allendale Corporate Center Property. The Allendale Corporate Center Property is located between two full interchanges of Route 17; Lake Street to the north and Allendale Road to the south.

According to an industry report, the Allendale Corporate Center Property is located in the North Bergen Flex submarket of northern New Jersey. As of the third quarter of 2014, the North Bergen Flex submarket comprised of approximately 3.5 million SF with a vacancy rate of 11.0%. Average asking rates were at $10.54 PSF per year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Allendale Corporate Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Allendale Corporate Center Property:

Cash Flow Analysis
	2009(1)	2010(1)	2011	2012	2013	UW	UW PSF
Base Rent(2)	N/A	N/A	$3,071,751	$2,537,091	$2,651,753	$3,525,409	$9.06
Vacant Income(3)	$0	$0	$0	$0	$0	$407,540	$1.05
Recoveries	N/A	N/A	$973,074	$818,768	$839,648	$1,265,099	$3.25
Less Vacancy(4)	$0	$0	$0	$0	$0	($544,236)	($1.40)
Effective Gross Income	$5,434,698	$5,756,267	$4,044,825	$3,355,859	$3,491,401	$4,653,812	$11.96
Total Operating Expenses	$1,630,411	$1,581,500	$1,395,213	$1,301,736	$1,426,930	$1,372,385	$3.53
Net Operating Income	$3,804,287	$4,174,767	$2,649,612	$2,054,123	$2,064,471	$3,281,427	$8.43
TI/LC	$190,236	$198,030	$110,333	$160,881	$0	$334,734	$0.86
Capital Expenditures	$0	$0	$0	$0	$0	$73,953	$0.19
Net Cash Flow	$3,614,051	$3,976,737	$2,539,279	$1,893,242	$2,064,471	$2,872,741	$7.38

Occupancy %(4)	90.9%	89.0%	70.1%	61.0%	89.5%	89.5%
NOI DSCR	1.77x	1.95x	1.23x	0.96x	0.96x	1.53x
NCF DSCR	1.68x	1.85x	1.18x	0.88x	0.96x	1.34x
NOI Debt Yield	10.8%	11.8%	7.5%	5.8%	5.8%	9.3%
NCF Debt Yield	10.2%	11.3%	7.2%	5.4%	5.8%	8.1%
Average Annual Rent PSF(5)	N/A	N/A	$7.89	$6.52	$6.81	$10.12

(1)
Historical operating performance provided for 2009 and 2010 did not separate out recoveries from base rent. As such, Base Rent, Recoveries and Average Annual Rent PSF for 2009 and 2010 are not available.

(2)
UW Base Rent is based on current in-place leases, taking into account scheduled rent steps through July 1, 2015. Collagen Matrix commences paying rent in May 2015 and Sky Zone commences paying rent in January 2015. The total amount of rent abatement for Collagen Matrix and Sky Zone were reserved for at origination of the Allendale Corporate Center Mortgage Loan.

(3)	UW Vacant Income based on the appraiser’s concluded market rent of $10 PSF.
(4)	UW Vacancy and UW Occupancy are based on the actual vacancy at the Allendale Corporate Center Property of 10.5%.
(5)	Average Annual Rent PSF is based on the Base Rent for the year divided by the total square footage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Park at Caldera

Mortgage Loan No. 12 – Park at Caldera

Mortgage Loan Information				Mortgaged Properties Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,452,000			Location:	Midland, TX 79705
Cut-off Date Balance:	$34,452,000			General Properties Type:	Multifamily
% of Initial Pool Balance:	2.3%			Detailed Properties Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Starwood Capital Group Global II, L.P.			Year Built/Renovated:	1982/N/A
Mortgage Rate:	4.26%			Size:	358 Units
Note Date:	10/31/2014			Cut-off Date Loan per Unit:	$96,235
First Payment Date:	12/1/2014			Maturity Date Loan per Unit:	$87,880
Maturity Date:	11/1/2024			Properties Manager:	Orion Residential Management – Texas LLC (d/b/a Texas – ORM, LLC)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,250,058
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (18); YM1 (7); DEF/YM1 (89); O (6)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.54x
Additional Debt Type:	N/A			Most Recent NOI:	$3,485,422 (9/30/2014 TTM)
Additional Debt Balance:	$0			2nd Most Recent NOI:	$3,337,074 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,663,100 (12/31/2012)
Reserves				Occupancy Rate:	95.8% (10/9/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.8% (12/31/2013)
Taxes:	$283,120	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$46,500,000 (9/10/2014)
Deferred Maintenance:	$526,695	$0	N/A	Cut-off Date LTV Ratio:	74.1%
Replacement Reserves:	$0	$8,950	N/A	Maturity Date LTV Ratio:	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,452,000	71.4%	Purchase Price:	$46,450,000	97.5%
Borrower Equity:	$13,790,088	28.6%	Closing Costs:	$809,815	1.7%
			Escrows:	$395,548	0.8%
Total Sources:	$48,242,088	100.0%	Total Uses:	$48,242,088	100.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “Park at Caldera Mortgage Loan”) is evidenced by a note in the original principal amount of $34,452,000 and is secured by a first priority fee mortgage encumbering a 358-unit garden apartment complex located in Midland, Texas known as Park at Caldera (the “Park at Caldera Property”).

The Borrower.  The borrower is Midland Park at Caldera, L.P., a Delaware limited liability company (the “Park at Caldera Borrower”). The Park at Caldera Mortgage Loan sponsor is Starwood Capital Group Global II, L.P., an affiliate of Starwood Capital Group. Founded in 1991 and headquartered in Greenwich, Connecticut, Starwood Capital Group is a private equity and venture capital firm that invest in global real estate, hotel trade, leisures and luxury retail with assets under management of $37 billion and more than 1,000 employees in 12 offices worldwide. Over the past 23 years, Starwood Capital raised nearly $28 billion of equity capital and acquired more than $55 billion of assets across virtually every real estate asset class.

The Properties.  The Park at Caldera Property is a 358 unit multifamily housing complex consisting of 26, two-story residential buildings along with a freestanding building that serves as the clubhouse located upon a 17.74-acre land parcel situated at the northeast corner of Caldera Boulevard and North Midkiff Road in Midland, Midland County, Texas. The Park at Caldera Property was built in 1982. As of October 9, 2014, the Park at Caldera Property was 95.8% leased. The units have a total rentable area of 271,256 SF. The unit mix includes 34 studio units, 166 one-bedroom units and 158 two-bedroom units. Each unit includes a vaulted ceilings, washer and dryer connections, fireplaces and outside storage. Community amenities include a clubhouse, two swimming pools and deck, playground, business center, grill area and laundry center. The Park at Caldera Property includes approximately 504 parking spaces, including 120 covered spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Park at Caldera

The Market. The Park at Caldera Property is located at 3100 Caldera Boulevard in Midland, Midland County, Texas. The Park at Caldera Property is situated at the northeast corner of Caldera Boulevard and Midkiff Road proximate to Midland International Airport, Midland College and Midland Memorial Hospital within the Midland metropolitan statistical area (“MSA”).

The Midland MSA had an estimated 2013 population of approximately 149,112, which grew at an annual average rate of 1.6% from 2000 to 2013. The 2013 estimated population within a one-, three- and five-mile radius of the Park at Caldera Property was 10,544, 66,780 and 114,144, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Park at Caldera Property is $92,620, $95,722 and $81,783, respectively.

Midland boasts one of the lowest unemployment rates in the United States owing to the various oil and natural gas firms that benefit from Midland’s proximity to the Cline Shale and its central location within the Permian Basin. Employment in the Midland MSA is concentrated in mining and utilities, health services and professional and business services sectors. Midland Independent School District (2,919 employees), Midland Memorial Hospital (1,670 employees), Dawson Geophysical (1,244 employees), Walmart Stores, Inc. (950 employees) and City of Midland (880 employees) are the five largest employers in the Midland MSA.

Comparable properties to the Park at Caldera Property are shown in the table below:

Competitive Property Summary
Property	Location	Year Built	Occupancy Rate	Number of Units	Unit Type	Unit Size (SF)	Quoted Asking Rates (PSF)
Waterford Lakes	516 N Loop 250 W Midland, TX	1983	98%	278	1BR/1BA 1BR/1BA 2BR/1BA 2BR/2BA	583 643 875 932	$2.37 $2.49 $1.89 $1.72
Dakota at Saddle Club	5101 N A Street Midland, TX	1982	93%	324	1BR/1BA 1BR/1BA 2BR/1BA 2BR/2BA 3BR/2BA	720 871-896 1,252 966-1,165 1,346	$1.83 $1.47-$1.48 $1.27 $1.30-$1.52 $1.28
The Meridian	4400 Holiday Hill Road Midland, TX	1983	98%	230	1BR/1BA 2BR/2BA 2BR/2BA	718 958 1,073	$1.46 $1.49 $1.25
Waterford at Northpark	3609 Caldera Boulevard Midland, TX	1981	97%	236	1BR/1BA 1BR/1BA 2BR/2BA 2BR/2BA	710 755 960 1,000	$1.03 $2.23 $1.58 $1.69
Hawthorne House	2811 W Loop 250 N Midland, TX	1982	97%	126	1BR/1BA 1BR/1BA TH 2BR/2BA 2BR/2BA TH	728 844 1,042 1,207	$1.66 $1.57 $1.44 $1.37
Aviare Place	2600 W Loop 250 N Midland, TX	1981	96%	226	1BR/1BA 1BR/1BA TH 2BR/2BA 2BR/1.5BA	700-750 875 927-1,000 1,200	$1.45-$1.49 $1.34 $1.37-$1.46 $1.26

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park at Caldera Properties:

Cash Flow Analysis
	2010	2011	2012	2013	9/30/2014 TTM	UW	UW per Unit
Base Rent	N/A	N/A	$4,358,332	$4,811,398	$4,701,150	$4,885,200	$13,645.81
Other Income	N/A	N/A	302,224	319,291	395,875	395,875	$1,105.80
Less Vacancy & Credit Loss	N/A	N/A	($699,524)	($485,633)	($181,645)	($365,696)	(7.49%)
Effective Gross Income	N/A	N/A	$3,961,032	$4,645,056	$4,915,380	$4,915,379	$13,730.11
Total Operating Expenses	N/A	N/A	$1,297,932	$1,307,982	$1,429,958	$1,665,321	$4,651.73
Net Operating Income	N/A	N/A	$2,663,100	$3,337,074	$3,485,422	$3,250,058	$9,078.37
Capital Expenditures	N/A	N/A	$103,131	$77,994	$76,557	$107,400	$300.00
Net Cash Flow	N/A	N/A	$2,559,969	$3,259,080	$3,408,865	$3,142,658	$8,778.37

Occupancy %	N/A	N/A	97.5%	97.8%	95.8%(1)	92.5%
NOI DSCR	N/A	N/A	1.31x	1.64x	1.71x	1.60x
NCF DSCR	N/A	N/A	1.26x	1.60x	1.67x	1.54x
NOI Debt Yield	N/A	N/A	7.7%	9.7%	10.1%	9.4%
NCF Debt Yield	N/A	N/A	7.4%	9.5%	9.9%	9.1%

(1)	As of October 9, 2014

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Thousand Oaks Medical Center

Mortgage Loan No. 13 – Thousand Oaks Medical Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	Thousand Oaks, CA 91361
Cut-off Date Balance:	$33,911,593			General Property Type:	Office
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph T. Amoroso			Year Built/Renovated:	2004/N/A
Mortgage Rate:	4.330%			Size:	85,731 SF
Note Date:	9/11/2014			Cut-off Date Balance per Unit:	$396
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$320
Maturity Date:	10/1/2024			Property Manager:	ADC Real Estate Group, Ltd.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,261,617
Seasoning:	2 months			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	11.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.49x
Additional Debt Type:	N/A			Most Recent NOI:	$3,532,961 (9/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,598,681 (12/31/2013 )
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,510,358 (12/31/2012 )
Reserves				Occupancy Rate:	98.0% (9/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013 )
RE Tax:	$209,353	$29,908	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012 )
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$50,000,000 (7/29/2014)
Deferred Maintenance:	$33,813	$0	N/A	Cut-off Date LTV Ratio:	67.8%
Recurring Replacements:	$0	$486	N/A	Maturity Date LTV Ratio:	54.8%
TI/LC:	$0	$6,419	$231,084

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	100.0%	Loan Payoff:	$20,256,413	59.6%
			Reserves:	$243,166	0.7%
			Closing Costs:	$240,068	0.7%
			Return of Equity:	$13,260,354	39.0%
Total Sources:	$34,000,000	100.0%	Total Uses:	$34,000,000	100.0%

The Mortgage Loan.  The thirteenth largest mortgage loan (the “Thousand Oaks Medical Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and is secured by a first priority fee mortgage encumbering a medical and surgical center office building located in Westlake Village, CA (the “Thousand Oaks Medical Center Property”). The proceeds of the Thousand Oaks Medical Center Mortgage Loan were primarily used to refinance a loan of approximately $20,256,413 secured by the Thousand Oaks Medical Center Property and included in the WBCMT 2005-C16 transaction.

The Borrower and Sponsor.  The borrower is 415 Rolling Oaks Owner, LLC (the “Thousand Oaks Medical Center Borrower”), a single-purpose Delaware limited liability company, with an independent director. The sponsor and non-recourse carve-out guarantor is Joseph T. Amoroso, who, with his spouse, Mari J. Amoroso, indirectly owns 19.4% of the Thousand Oaks Medical Center Borrower. Joseph T. Amoroso is president of the Amoroso Companies, a private, family-owned real estate investment company founded in 1976 and based in Los Angeles. The Amoroso Companies portfolio includes hospitality, commercial and medical office, multifamily, retail and self-storage properties.

The Property.  The Thousand Oaks Medical Center Property consists of an interconnected two-building, two-story medical and surgical center office building constructed in 2004 with 13 medical and dentistry related tenants. There are 237 surface parking spaces and 39 garage spaces. The largest tenant, representing approximately 55% of the square footage and 67% of the underwritten base rent, is the Thousand Oaks Surgical Hospital. The tenant has been in place since the building’s construction and has a lease expiring on September 30, 2024, with two five-year lease extension options.

The Thousand Oaks Surgical Hospital, a campus of the Los Robles Hospital and Medical Center (“Los Robles”), is a general acute care hospital providing a range of multi-specialty inpatient and outpatient surgical services. Surgical inpatients are afforded private rooms and hotel-style amenities. There are six operating suites, one cystoscopy suite and 21-private overnight rooms. The tenant was purchased by Hospital Corporation of America (NYSE: HCA) in 2012, when it was placed within the Los Robles system.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Thousand Oaks Medical Center

The following table presents a summary regarding major tenants at the Thousand Oaks Medical Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Thousand Oaks Surgical Hospital	NR/B2/NR	46,830	55%	$2,555,317	67%	$54.57	9/30/2024
Rolling Oaks Radiology Medical Corp	NR/NR/NR	14,612	17%	$494,564	13%	$33.85	9/30/2022
Kyle Himsl & Karie McMurray	NR/NR/NR	4,187	5%	$139,678	4%	$33.36	2/28/2023
Dermatology & Laser Medical Center, LLC	NR/NR/NR	2,610	3%	$89,262	2%	$34.20	6/30/2024
Louise Garcia, MD	NR/NR/NR	2,254	3%	$77,898	2%	$34.56	2/28/2018
Subtotal/Wtd. Avg.		70,493	82%	$3,356,719	88%	$47.62

Other Tenants		13,483	16%	$460,988	12%	$34.19
Vacant Space		1,755	2%	$0	0%	$0.00
Total/Wtd. Avg.		85,731	100%	$3,817,707	100%	$45.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market.  The Thousand Oaks Medical Center Property is located in Thousand Oaks, Ventura County, California, near and with visibility from the Ventura Freeway. Thousand Oaks is a master-planned community. Estimated 2014 population and average household income within a five-mile radius are 138,675 people and $123,077, respectively. The appraisal noted a general submarket vacancy rate of 18.0% and a micro market vacancy rate, based on the specialized use of the Thousand Oaks Medical Center Property, of 5.9%. The following chart reflects surgery center lease comparables.

Comparable Rent Summary (Surgery Center)
Property Name and Location	Year Built/Ren.	NRA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent (Ann. PSF)	TI Allow. (PSF)	Annual Escalation (%)
Wilshire Medical Office 8670 Wilshire Blvd. Beverly Hills, CA	1986/2002	51,641	MG	Symbion Healthcare (Surgery)	15,000	Feb-13	7.5	$61.92	$0.00	3.00
Wilshire Doheny Building 9090 Wilshire Blvd. Beverly Hills, CA	1985	47,267	MG	Tower Digestive Health/ Tower Hematology Oncology	7,379/ 19,514	Jan-14 Jan-11	6.5 10.0	$60.00 $52.80	$15.00 $12.75	3.00 3.00
Archway Medical Plaza 9033 Wilshire Blvd. Beverly Hills, CA	1958/2010	49,333	MG	K & B Surgical	1,517	Jan-13	8.0	$71.64	$0.00	3.50
The Roxbury 450 N. Roxbury Drive Beverly Hills, CA	1970/2011	101,653	FSG	Surgery Center	3,500	Aug-12	7.0	$61.80	$10.00	3.00
Solace Cancer Center 310 Hartnell Avenue Redding CA	2008/2010	12,206	NNN	Solace Cancer Center	12,206	Aug-12	15.0	$36.48	$0.00	3.00
Alhambra Medical Plaza 1201 Alhambra Blvd. Sacramento CA	1990	101,133	FSG	Hand Surgery Association	9,299	Apr-12	5.0	$45.48	$4.61	2.50
UCLA OP Surgery & Oncology 1223 16th Street Santa Monica CA	2012	51,342	Absolute Net	UCLA (Surgery/Oncology)	51,342	Mar-12	30.0	$54.72	$225.00	4.00
8929 Wilshire Medical 8901-8929 Wilshire Blvd. Beverly Hills CA	1953/2011	48,457	NNN	Advanced Radiology	10,000	Jan-12	10.0	$60.00	$50.00	3.00

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Thousand Oaks Medical Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Thousand Oaks Medical Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	9/30/2014 TTM	UW	UW PSF
Base Rent	$3,541,928	$3,662,292	$3,667,446	$3,791,208	$3,876,336	$3,830,011	$3,877,377	$45.23
Total Recoveries	$325,598	$312,806	$310,971	$320,059	$330,791	$320,183	$372,632	$4.35
Other Income(1)	$104,991	$60,787	$61,571	$68,736	$86,925	$79,034	$73,549	$0.86
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0	0
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	($255,001)	($2.97)
Effective Gross Income	$3,972,517	$4,035,885	$4,039,988	$4,180,003	$4,294,052	$4,229,228	$4,068,557	$47.46
Total Operating Expenses	$612,484	$594,872	$609,107	$669,645	$695,371	$696,267	$806,940	$9.41
Net Operating Income	$3,360,033	$3,441,013	$3,430,881	$3,510,358	$3,598,681	$3,532,961	$3,261,617	$38.04
Capital Expenditures	$0	$0	$0	$0	$0	$0	$17,146	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$231,474	$2.70
Net Cash Flow	$3,360,033	$3,441,013	$3,430,881	$3,510,358	$3,598,681	$3,532,961	$3,012,998	$35.14

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%	98.0%	94.0%
NOI DSCR	1.66x	1.70x	1.69x	1.73x	1.78x	1.74x	1.61x
NCF DSCR	1.66x	1.70x	1.69x	1.73x	1.78x	1.74x	1.49x
NOI Debt Yield	9.9%	10.1%	10.1%	10.4%	10.6%	10.4%	9.6%
NCF Debt Yield	9.9%	10.1%	10.1%	10.4%	10.6%	10.4%	8.9%

(1)	Other Income primarily consists of after-hours air conditioning charges and storage rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Victory & Tampa Shopping Center

Mortgage Loan No. 14 – Victory & Tampa Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,750,000			Location:	Reseda, CA 91335
Cut-off Date Balance:	$29,750,000			General Property Type:	Retail
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Combined Holding Company, LLC			Year Built/Renovated:	1958; 1971; 1993; 1996/2007
Mortgage Rate:	4.920%			Size:	183,861 SF
Note Date:	9/17/2014			Cut-off Date Balance per Unit:	$162
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$137
Maturity Date:	10/1/2026			Property Manager:	Combined Properties, Incorporated (borrower related)
Original Term to Maturity:	144 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,506,049
Seasoning:	2 months			UW NOI Debt Yield:	8.4%
Prepayment Provisions:	LO (26); DEF (93); O (25)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.26x
Additional Debt Type:	N/A			Most Recent NOI:	$2,210,768 (5/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,196,914 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,218,336 (12/31/2012)
Reserves				Occupancy Rate:	98.6% (9/11/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.4% (12/31/2013)
RE Tax:	$184,380	$26,340	N/A	3rd Most Recent Occupancy:	95.1% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$46,000,000 (8/5/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$0	$5,813	$210,000	Maturity Date LTV Ratio:	54.6%
Other(1):	$768,730	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,750,000	100.0%	Loan Payoff:	$20,445,549	68.7%
			Reserves:	$953,110	3.2%
			Closing Costs:	$693,258	2.3%
			Return of Equity:	$7,658,083	25.7%
Total Sources:	$29,750,000	100.0%	Total Uses:	$29,750,000	100.0%

(1)
At loan origination, the Victory & Tampa Shopping Center Borrower deposited with the lender $372,500 for outstanding tenant improvement work and $396,230 related to Ross Dress for Less to be released when tenant is in occupancy, paying full rent, and open for business.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “Victory & Tampa Shopping Center Mortgage Loan”) is evidenced by a promissory note in the principal amount of $29,750,000, secured by a first priority fee mortgage encumbering an anchored retail center known as the Victory & Tampa Shopping Center, located in Reseda, CA (the “Victory & Tampa Shopping Center Property”). The proceeds of the Victory & Tampa Shopping Center Mortgage Loan were used primarily to refinance a loan of approximately $20,445,549 secured by the Victory & Tampa Shopping Center Property and included in the GSMS 2005-GG4 transaction.

The Borrower and the Sponsor.  The borrower is Reseda Shopping Center II LLC (the “Victory & Tampa Shopping Center Borrower”), a single purpose Delaware limited liability company with two independent directors. The Victory & Tampa Shopping Center Borrower is indirectly 100% owned and controlled by Ronald S. Haft, the founder and Chairman of Combined Properties, Incorporated (“Combined Properties”). Combined Properties currently manages 43 properties. Mr. Haft directly or indirectly owns 100% of 36 of such properties. Mr. Haft previously served as President of Dart Group Corporation. Combined Holding Company LLC, an affiliate of Combined Properties, is the nonrecourse carve-out guarantor and has a reported net worth of approximately $47.2 million.

The Mortgaged Property.  The Victory & Tampa Shopping Center Property consists of 183,161 SF of anchor, in-line and pad space within five one-story buildings, including two pad tenants (Unleashed by Petco and Carl’s, Jr.). Anchor tenants include a Vons grocery store, CVS and Ross Dress for Less. Vons is an original tenant of the center and currently pays $2.01 PSF per year in base rent on a lease ending December 31, 2015, with two remaining five-year lease extension options at the same base rental rate. The Ross Dress for Less tenant has taken possession of its space and is scheduled to open and commence rental payments in March 2015.

The Victory & Tampa Shopping Center Property was originally constructed in 1958, expanded several times, and renovated in 2007. The Victory & Tampa Shopping Center Property has 651 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Victory & Tampa Shopping Center

The following table presents a summary regarding anchor and major tenants at the Victory & Tampa Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Vons	BBB-/Baa3/BBB	29,920	16%	$60,000	2%	$2.01	12/31/2015	$473
CVS	NR/Baa1/BBB+	26,945	15%	$59,830	2%	$2.22	2/7/2016	$388
Ross Dress for Less(2)	NR/A3/A-	25,000	14%	$311,250	12%	$12.45	1/31/2026	N/A
Party City	NR/NR/NR	13,200	7%	$250,800	10%	$19.00	1/31/2021	$122
Big 5 Sporting Goods	NR/NR/NR	10,826	6%	$160,776	6%	$14.85	1/31/2017	N/A
Subtotal/Wtd. Avg.		105,891	58%	$842,656	32%	$7.96

Other Tenants		75,367	41%	$1,766,574	68%	$23.44
Vacant Space		2,603	1%	$0	0%	$0.00
Total/Wtd. Avg.		183,861	100%	$2,609,230	100%	$14.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Ross Dress for Less tenant has taken possession of its space and is currently scheduled to open and commence rent payments in March, 2015.

The Market.  The Victory & Tampa Shopping Center Property is located in the San Fernando Valley (West) submarket of Los Angeles, Los Angeles County, California. As of June 30, 2014, the submarket had approximately 5.1 million SF of retail space with an average vacancy of 4.9% and an average annual asking rent of $33.72 PSF. The estimated 2014 population within a three-mile radius of the Victory & Tampa Shopping Center Property is 243,815 people and the 2014 estimated average household income within a three-mile radius is $75,742.

The following table presents five primary competitive centers to the Victory & Tampa Shopping Center Property:

Competitive Property Summary
Property	Address	Year Built	Occupancy	Total GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent (PSF) (NNN)
Devonshire-Reseda Center	18501-18711 Devonshire Street, Northridge, CA	1970	95%	182,309	Listing Listing Listing Weight Watchers	6,485 1,700 8,290 1,450	Aug-14 Nov-13 Nov-13 Apr-12	0.0 0.0 0.0 5.0	$23.40 $36.00 $27.00 $33.00
Grove Shopping Center	8940-9084 Tampa Avenue, Northridge, CA	1974	87%	150,300	Listing Listing Alpha Learning Centers Big Lots Quoted	11,800 4,754 2,091 26,860 —	Jul-14 Jul-14 Jul-14 Dec-12 —	0.0 0.0 3.0 5.0 —	$22.80 $27.00 $24.00 $15.00 $24.00
The Village Shopping Center	19301-19315 Saticoy Street, Reseda, CA	1990	90%	84,566	Tobacco Store GS Mobile Peruvian Restaurant	1,562 897 900	Jun-14 Feb-14 Nov-13	5.0 3.0 5.0	$19.80 $31.20 $23.40
Gateway Plaza	NEC Topanga Canyon Boulevard & Ventura Blvd, Woodland Hills, CA	1994	100%	122,027	MSB Ventures, LLC Fed Ex Kinko’s	1,208 5,362	Nov-13 Jan-13	5.0 0.0	$42.00 $39.00
Topanga Shopping Center	6201-6263 Topanga Canyon Blvd., Woodland Hills, CA	1971	100%	110,867	Citibank Hook Burger Total Wine	6,000 2,722 25,600	Sep-13 Sep-13 Jul-13	10.0 10.0 10.0	$35.40 $52.56 $30.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Victory & Tampa Shopping Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Victory & Tampa Shopping Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	5/31/2014 TTM	UW	UW PSF
Base Rent(1)	$2,170,594	$2,201,839	$2,235,709	$2,323,873	$2,275,507	$2,275,179	$2,676,908	$14.56
Total Recoveries	$719,987	$677,558	$694,393	$773,375	$754,657	$787,030	$861,107	$4.68
Other Income	$53,077	$145,882	$115,648	$66,607	$88,195	$90,318	$100,600	$0.55
Discounts Concessions	($17,635)	($107,670)	$18,626	($112,169)	($66,580)	($81,906)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	($159,275)	($0.87)
Effective Gross Income	$2,926,023	$2,917,609	$3,064,376	$3,051,686	$3,051,779	$3,070,621	$3,479,340	$18.92
Total Operating Expenses	$945,734	$870,889	$797,577	$833,350	$854,865	$859,853	$973,291	$5.29
Net Operating Income	$1,980,289	$2,046,720	$2,266,799	$2,218,336	$2,196,914	$2,210,768	$2,506,049	$13.63
Capital Expenditures	$31,240	$31,049	$0	$0	$70,625	$118,525	$27,579	$0.15
TI/LC	$191,272	$211,312	$270,135	$490,956	$402,574	$472,742	$91,931	$0.50
Net Cash Flow	$1,757,777	$1,804,359	$1,996,664	$1,727,380	$1,723,715	$1,619,501	$2,386,540	$12.98

Occupancy %	N/A	N/A	96.5%	95.1%	97.4%	85.0%	4.5%(2)
NOI DSCR	1.04x	1.08x	1.19x	1.17x	1.16x	1.16x	1.32x
NCF DSCR	0.93x	0.95x	1.05x	0.91x	0.91x	0.85x	1.26x
NOI Debt Yield	6.7%	6.9%	7.6%	7.5%	7.4%	7.4%	8.4%
NCF Debt Yield	5.9%	6.1%	6.7%	5.8%	5.8%	5.4%	8.0%

(1)
The Underwritten cash flow includes base rent payable by the Ross Dress for Less tenant which is scheduled to commence rental payments in March, 2015. The Ross Dress for Less space was previously occupied by a Loehmann’s store at approximately $1.80 PSF per year less than the Ross Dress for Less base rent amount. In addition, Unleashed by Petco took occupancy of a former Blockbuster pad space at the end of 2013.

(2)
A 5% vacancy rate is applied to all space except the Vons and CVS tenants, which tenant rents are $2.01 and $2.22 PSF per year, respectively, compared to the appraiser’s estimate of current market rent for the space of $13.20 PSF per year. No vacancy is applied to the Vons and CVS tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Kohl’s Plaza - Deer Park

Mortgage Loan No. 15 – Kohl’s Plaza - Deer Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,875,000			Location:	Deer Park, NY 11729
Cut-off Date Balance:	$28,875,000			General Property Type:	Retail
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jay Furman; Richard Goldberg			Year Built/Renovated:	1995/N/A
Mortgage Rate:	4.360%			Size:	189,125 SF
Note Date:	11/7/2014			Cut-off Date Balance per Unit:	$153
First Payment Date:	1/1/2015			Maturity Date Balance per Unit:	$140
Maturity Date:	12/1/2024			Property Manager:	RD Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,448,619
Seasoning:	0 months			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (24); YM1 (93); O (3)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NCF DSCR:	1.34x
Additional Debt Type:	N/A			Most Recent NOI:	$2,403,905 (8/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,557,833 (12/31/2013)
Future Debt Permitted (Type):	No			3rd Most Recent NOI:	$2,501,535 (12/31/2012)
Reserves				Occupancy Rate:	100.0% (11/18/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax:	$434,815	$72,469	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance(2):	$0	Springing	N/A	Appraised Value (as of):	$38,500,000 (9/13/2014)
Recurring Replacements:	$0	$2,473	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC(3):	$0	$8,333	$400,000	Maturity Date LTV Ratio:	68.6%
Other(4)(5):	$108,410	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,875,000	100.0%	Loan Payoff:	$20,674,883	71.6%
			Closing Costs:	$329,410	1.1%
			Reserves:	$543,225	1.9%
			Return of Equity:	$7,327,482	25.4%
Total Sources:	$28,875,000	100.0%	Total Uses:	$28,875,000	100.0%

(1)
Cash Management will commence (i) upon the occurrence of an event of default under the Kohl’s Plaza - Deer Park Mortgage Loan documents, (ii) upon the DSCR falling below 1.15x, (iii) July 1, 2018, and on each date which is 12 months prior to the then expiration of the Kohl’s lease, unless Kohl’s has extended its lease or the Kohl’s Plaza - Deer Park Borrower has entered into a replacement lease that either (A) covers 85% of the Kohl’s space or (B) has an annual rent of at least 95% of the total annual income derived under the Kohl’s lease, and in each case is for an initial renewal term expiring at least five years after the expiration date under the Kohl’s lease (the foregoing, a “Kohl’s Lease Sweep Termination Event”) or (iv) commencing January 31, 2019, unless Stop & Shop has extended its lease or the Kohl’s Plaza - Deer Park Borrower has entered into a replacement lease that either (A) covers 85% of the Stop & Shop space or (B) has an annual rent of at least 95% of the total annual income derived from the Stop & Shop lease, and in each case is for an initial renewal term expiring at least five years after the expiration date under the Stop & Shop lease (the foregoing, a “Stop & Shop Lease Sweep Termination Event”).

(2)
If any of the following conditions occurs, the Kohl’s Plaza - Deer Park Borrower will be required to immediately begin and continue to fund the insurance reserve: (i) an event of default exists, or (ii) the Kohl’s Plaza - Deer Park Borrower fails to maintain its insurance policy under a blanket policy acceptable to the lender.

(3)
In the event that both a Kohl’s Lease Sweep Termination Event and a Stop & Shop Lease Sweep Termination Event occurs, 50% of the amount of funds then existing in the TI/LC reserve will be disbursed to the Kohl’s Plaza - Deer Park Borrower.

(4)
At mortgage loan origination, the Kohl’s Plaza - Deer Park Borrower deposited one month of principal, interest and required reserve payments into a reserve. On the first payment date of the Kohl’s Plaza - Deer Park Mortgage Loan, the lender will transfer the funds held to itself and to the applicable reserve accounts.

(5)
Commencing (i) on July 1, 2018, and on each date that is 12 months prior to the then expiration of the Kohl’s lease, unless a Kohl’s Lease Sweep Termination Event occurs or (ii) January 31, 2019, unless a Stop & Shop Lease Sweep Termination Event occurs, all excess cash will be deposited into a reserve to be held by the lender for re-tenanting the Kohl’s and/or Stop & Shop space, as applicable.

The Mortgage Loan.  The fifteenth largest mortgage loan (the “Kohl’s Plaza - Deer Park Mortgage Loan”) is evidenced by a note in the original principal amount of $28,875,000 and is secured by a first priority fee mortgage encumbering an anchored retail center (the “Kohl’s Plaza - Deer Park Property”). The proceeds of the Kohl’s Plaza - Deer Park Mortgage Loan were primarily used to pay off the previous loan, fund upfront reserves, pay closing costs and return equity to the related borrower.

The Borrower.  The borrower is RGP Owners DP LLC (the “Kohl’s Plaza - Deer Park Borrower”), a single-purpose Delaware limited liability company controlled by Jay Furman, who along with Richard Goldberg are the Kohl’s Plaza - Deer Park Mortgage Loan sponsors and nonrecourse carve-out guarantors. Jay Furman is a controlling stakeholder of RD Management LLC, a private real estate owner-operator in the United States with over 30 years of experience and over 18 million SF owned and/or managed.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Kohl’s Plaza - Deer Park

The Property.  The Kohl’s Plaza - Deer Park Property is an 189,125 SF single-story, anchored retail center located in the Hamlet of Deer Park, Town of Babylon, Suffolk County, New York. The Kohl’s Plaza - Deer Park Property is anchored by Kohl’s Illinois, Inc. (“Kohl’s) and The Stop & Shop Supermarket Company (“Stop & Shop”), which together, lease 94% of the NRA. JPMorgan Chase Bank National Association and RT Long Island Franchise LLC d/b/a Ruby Tuesday occupy the remaining 6% of the NRA at the Kohl’s Plaza - Deer Park Property. As of the rent roll dated November 18, 2014, the Kohl’s Plaza - Deer Park Property is 100% occupied by four tenants.

Kohl’s has been a tenant at the Kohl’s Plaza - Deer Park Property since 1999. Kohl’s lease for 60% of the NRA is guaranteed by its parent company, Kohl’s Corporation, and has an expiration date of July 31, 2019 with four five-year extension options remaining. Kohl’s reported sales at the Kohl’s Plaza - Deer Park Property of $125 PSF for the trailing 12 months ending July 31, 2014, which equates to an 12.6% occupancy cost. Stop & Shop has been a tenant at the Kohl’s Plaza - Deer Park Property since 2000. Stop & Shop’s lease for 34% of the NRA is guaranteed by its parent company, Koninklijke Ahold, N.V., and has a lease expiration date of January 31, 2020 with two 10-year extension options remaining. The Kohl’s Plaza - Deer Park Property was originally developed by an affiliate of the Kohl’s Plaza - Deer Park Borrower in 1995.

The following table presents a summary regarding the tenants at the Kohl’s Plaza - Deer Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Kohl’s Illinois, Inc.(2)	BBB+/Baa1/BBB(3)	113,275	60%	$1,132,750	41%	$10.00	7/31/2019
The Stop & Shop Supermarket Company	BBB/Baa3/BBB(3)	64,100	34%	$1,339,690	49%	$20.90	1/31/2020
RT Long Island Franchise LLC d/b/a Ruby Tuesdays	NR/NR/NR	6,250	3%	$145,475	5%	$23.28	1/31/2017
JPMorgan Chase Bank National Association	A+/A3/A	5,500	3%	$124,025	5%	$22.55	11/30/2017
Total/Wtd. Avg.		189,125	100%	$2,741,940	100%	$14.50

(1)	Information is based on the underwritten rent roll.
(2)	Pet Supplies Plus has occupied approximately 8,120 SF of the Kohl’s space since 2000 with a sublease that is co-terminous with the Kohl’s lease.
(3)	Ratings are those of the parent company, which has given a guarantee of performance of the tenant’s obligations under its lease.

An outparcel ground leased to an affiliate of the Kohl’s Plaza - Deer Park Borrower for a nominal rent which was not included for underwriting or valuation purposes can be released from the lien of the Kohl’s Plaza - Deer Park Mortgage Loan provided, among other conditions set forth in the related loan documents, that (i) no event of default is continuing, (ii) after giving effect to the release, the Kohl’s Plaza - Deer Park Borrower will continue to be an special purpose entity, (iii) simultaneously with the partial release, ground lessee exercises its option to purchase the release parcel and completes such purchase, (iv) the release parcel and remaining property must be in full compliance with zoning requirements, and (v) a rating agency confirmation is obtained.

The Market.  The Kohl’s Plaza - Deer Park Property is situated at the northeast corner of Commack Road (County Route 4) and Grand Boulevard, approximately two miles north of exit 39 of the Southern State Parkway and approximately three miles south of exit 52 of the Long Island Expressway (I-495). The Kohl’s Plaza - Deer Park Property is located along Commack Road with an average daily traffic count of 23,000 vehicles per day, and benefits from its adjacent location to Tanger Outlets at the Arches, BJ’s Wholesale Club and The Home Depot.

According to an industry report, the Kohl’s Plaza - Deer Park Property is located in the Western Suffolk retail power center submarket within the broader Long Island retail market. As of the 2nd quarter of 2014, the power center space within the Western Suffolk submarket encompassed 3.13 million SF and had a vacancy rate of 0.7%, which was lower than the broader Long Island market vacancy rate of 1.7% for power center space, and the average quoted annual rental rate for the Western Suffolk submarket was $27.05 PSF for power center space. According to an industry report, the estimated 2014 population within a three- and five-mile radius of the Kohl’s Plaza - Deer Park Property is 76,072 and 236,313, respectively. The estimated 2014 average annual household income within a three- and five-mile radius of the Kohl’s Plaza - Deer Park Property is $120,759 and $115,834, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19	Kohl’s Plaza - Deer Park

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kohl’s Plaza - Deer Park Property:

Cash Flow Analysis
	2010	2011	2012	2013	8/31/2014 TTM	UW	UW PSF
Base Rent(1)	$2,576,808	$2,602,228	$2,621,203	$2,621,203	$2,625,922	$2,741,940	$14.50
Total Recoveries(2)	$1,075,102	$1,082,514	$1,054,294	$1,154,733	$1,056,493	$1,140,685	$6.03
Other Income	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($194,131)	($1.03)
Effective Gross Income	$3,651,910	$3,684,742	$3,675,497	$3,775,936	$3,682,415	$3,688,494	$19.50
Total Operating Expenses	$1,166,765	$1,176,636	$1,173,962	$1,218,103	$1,278,510	$1,239,875	$6.56
Net Operating Income	$2,485,145	$2,508,106	$2,501,535	$2,557,833	$2,403,905	$2,448,619	$12.95
Capital Expenditures	$0	$0	$0	$0	$0	$29,674	$0.16
TI/LC	$0	$0	$0	$0	$0	$100,009	$0.53
Net Cash Flow	$2,485,145	$2,508,106	$2,501,535	$2,557,833	$2,403,905	$2,318,936	$12.26

Occupancy %(3)	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.44x	1.45x	1.45x	1.48x	1.39x	1.42x
NCF DSCR	1.44x	1.45x	1.45x	1.48x	1.39x	1.34x
NOI Debt Yield	8.6%	8.7%	8.7%	8.9%	8.3%	8.5%
NCF Debt Yield	8.6%	8.7%	8.7%	8.9%	8.3%	8.0%

(1)	Underwritten Base Rent is based on leases in place and Stop & Shop’s rental rate increase scheduled to occur in February 2015.
(2)	Underwritten Total Recoveries based on a 92% overall reimbursement ratio in-line with the average reimbursement ratio from 2011 to 2013 and supported by the appraiser’s findings.
(3)
Underwritten Vacancy and Credit Loss of 5% is more conservative than the appraiser’s concluded vacancy of 3% and the submarket vacancy of 0.7%. Actual occupancy at the Kohl’s Plaza - Deer Park Property was 100% based on a rent roll dated November 18, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C19

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, BofA Merrill Lynch and CIBCWM, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBCWM research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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